Exhibit 10.1

FINANCING AGREEMENT

dated as of January 5, 2017

among

MODEL N, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

TC Lending, LLC,

as Administrative Agent, Collateral Agent and Sole Lead Arranger

and

TC Lending, LLC and Crystal Financial SPV, LLC,

as Lenders

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS AND INTERPRETATION		5
Section 1.1	Definitions	5
Section 1.2	Accounting and Other Terms	25
Section 1.3	Interpretation, Etc.	26
Section 1.4	Time References	27
ARTICLE II LOANS		27
Section 2.1	Loans	30
Section 2.2	[Reserved]	27
Section 2.3	[Reserved]	27
Section 2.4	[Reserved]	27
Section 2.5	Use of Proceeds	27
Section 2.6	Evidence of Debt; Register; Lenders’ Books and Records; Notes	28
Section 2.7	Interest	28
Section 2.8	Conversion/Continuation	29
Section 2.9	Default Interest	29
Section 2.10	Fees	30
Section 2.11	Amortization of Loans	30
Section 2.12	Voluntary Prepayments; Call Protection	30
Section 2.13	Mandatory Prepayments	31
Section 2.14	Application of Prepayments	33
Section 2.15	General Provisions Regarding Payments	34
Section 2.16	Ratable Sharing	35
Section 2.17	Making or Maintaining LIBOR Rate Loans	36
Section 2.18	Increased Costs; Capital Adequacy	37
Section 2.19	Taxes; Withholding, Etc.	38
Section 2.20	Obligation to Mitigate	40
Section 2.21	Defaulting Lenders	41
Section 2.22	Removal or Replacement of a Lender	41
ARTICLE III CONDITIONS PRECEDENT		41
Section 3.1	Closing Date .	41
ARTICLE IV REPRESENTATIONS AND WARRANTIES		44
Section 4.1	Organization; Requisite Power and Authority; Qualification	45
Section 4.2	Capital Stock and Ownership	45
Section 4.3	Due Authorization	45
Section 4.4	No Conflict	45
Section 4.5	Governmental Consents	45
Section 4.6	Binding Obligation	46
Section 4.7	Historical Financial Statements	46
Section 4.8	Projections	46
Section 4.9	No Material Adverse Effect	46
Section 4.10	Adverse Proceedings, Etc.	46
Section 4.11	Payment of Taxes	46
Section 4.12	Properties	47
Section 4.13	No Defaults	47
Section 4.14	Material Contracts	47
Section 4.15	Governmental Regulation	47
Section 4.16	Margin Stock	47

- i -

- ii -

- iii -

APPENDICES:	A	Commitments
	B	Notice Addresses
	C	Agency Provisions
SCHEDULES:	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Estate Assets
	4.14	Material Contracts
	4.22	Intellectual Property
	4.23	Inventory and Equipment
	4.25	Insurance
	4.28	Bank Accounts and Securities Accounts
	4.32	Indebtedness
	5.15	Post-Closing Matters
EXHIBITS:	A	Funding Notice
	B	Conversion/Continuation Notice
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificate Regarding Non-Bank Status
	F	Closing Date and Solvency Certificate
	G	Counterpart Agreement
	H	Pledge and Security Agreement

- iv -

FINANCING AGREEMENT

This FINANCING AGREEMENT, dated as of January 5, 2017, is entered into by and among Model N, Inc., a Delaware corporation (“Company”), certain Subsidiaries of Company from time to time party hereto, as Guarantors, the Lenders from time to time party hereto, TC Lending, LLC (“TCL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent for the Lenders (in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend Loans to Company, in an aggregate principal amount not exceeding $50,000,000, the proceeds of which will be used as described in Section 2.5;

WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all voting Capital Stock and 100% of all non-voting Capital Stock of each of its first-tier Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Company) and 65% of all voting Capital Stock and 100% of all non-voting Capital Stock of each of their respective first-tier Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquisition” means the Acquisition by Company (directly or indirectly) of all of the outstanding Capital Stock of Target pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger made and entered into as of December 12, 2016, by and among Company, Nexus Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Company, as merger sub, Target, and LLR Equity Partners III, L.P., a Delaware limited partnership, as the stockholders’ agent, together with all exhibits, schedules and disclosure letters thereto.

“Adjusted GAAP Revenue” means the reported GAAP revenue for a reporting period plus the Deferred Revenue Adjustment for such period.

“Adjusted GAAP SaaS and Maintenance Revenue” means “SaaS and maintenance revenue” as defined and described by Company in its Form 10-K for the fiscal year ended September 30, 2016 and filed with the Securities and Exchange Commission.

“Adjusted LIBOR Rate” means with respect to a LIBOR Rate Loan, the greater of (a) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1.00%) (i) (A) the rate per annum (rounded to the nearest 1/100 of 1.00%) equal to the rate determined by Administrative Agent to be the offered rate by reference to the ICE Benchmark Administration Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such ICE Benchmark Administration Interest Settlement Rates), as published by Bloomberg (or another commercially available source providing such quotations) for deposits (for delivery on the first day of such period) with a term equivalent to one month in Dollars, available as of approximately 11:00 a.m. (London, England time) on the date that is two (2) Business Days prior to the day such LIBOR Rate Loan is to be funded, or (B) in the event the rate referenced in the preceding clause (A) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars with a term equivalent to one month would be offered by three major banks in the London interbank Eurodollar market at their request, determined as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period and (y) 1.00%.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, before or by any Governmental Authority, domestic or foreign or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened in writing against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

“Affected Lender” has the meaning specified in Section 2.17(b).

“Affected Loans” has the meaning specified in Section 2.17(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 15.00% or more of the Securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” has the meaning specified in Section 2.16.

“Aggregate Payments” has the meaning specified in Section 7.2.

“Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto.

“Antitrust Divestiture” means any Antitrust Restraint solely with respect to Target, Revitas, Inc. and its Subsidiaries that does not (a) exceed 27% of the Antitrust Divestiture GAAP Revenue measured as of the initial imposition of such Antitrust Restraint, (b) notwithstanding anything to the contrary in this Agreement, include any Restricted Junior Payments or any distributions or dividends in cash to any other Person, and (c) cause or create an Event of Default, either before or after giving effect to such Antitrust Divestiture.

“Antitrust Divestiture GAAP Revenue” means revenue under GAAP of the Company and all of its Subsidiaries (including, without limitation, Target and all of its Subsidiaries) for the last completed twelve (12) month period for which financial statements are available (or, if later, required to be provided hereunder).

“Antitrust Investigation” means, with respect to any Person, any investigation by a Governmental Authority under antitrust laws; provided, that such Person has received written notification that such Governmental Authority has authorized the opening of a preliminary investigation under antitrust laws and receives a written request for information and/or documents in connection with such investigation.

“Antitrust Restraint” means any requirement by a Governmental Authority that Company or Target enter into any settlement, undertaking, agreement or Order with such Governmental Entity, or any Order issued by any Governmental Entity with respect to an Antitrust Investigation that provides for or requires, in each case, (a) the sale, divestiture or other disposition or holding separate (through establishment of a trust or otherwise) of (i) any material portion of the capital stock of Target or any of its material Subsidiaries, or (ii) any material portion of the businesses, intellectual property, assets or properties of (x) Company and its Subsidiaries, taken as a whole, or (y) Target and Revitas, Inc., taken as a whole, including any material portion of the business of Target and its Subsidiaries as currently conducted and as currently proposed to be conducted by Target or any of its Subsidiaries, (b) any license (exclusive or non-exclusive) to material intellectual property of Company and its Subsidiaries, taken as a whole, or Target and Revitas, Inc., taken as a whole, or (c) the imposition of any material limitation, impediment or condition on the ability of Company and its Subsidiaries, taken as a whole, or Target and Revitas, Inc., taken as a whole, to conduct their respective businesses or exercise ownership over their respective assets or property, including Company’s ownership of the capital stock of Target.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Margin” means with respect to Loans that are (a) LIBOR Rate Loans, 8.25% and (b) Base Rate Loans, 9.25%.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Application Event” the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.15(g).

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to (other than to or with a Loan Party), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including, without limitation, the Capital Stock of any Loan Party (other than Company)), other than inventory sold, licensed in the ordinary course of business or leased in the ordinary course of business and non-exclusive licenses of intellectual property in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification and consideration in the form of termination or release of obligations) or (c), any sale of merchant accounts or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto) by any Loan Party.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer (or the equivalent thereof).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%, (c) the Adjusted LIBOR Rate plus 1.00%, and (d) 3.00% per annum. Any change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and Lender.

“Blocked Person” means any Person:

(a)that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law;

(b)that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above;

(c)which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and

(d)that is affiliated or associated with a Person described in clauses (a), (b) or (c) above.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of California or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E.

“Change of Control” means, at any time, any of the following occurrences:

(a)any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the Capital Stock of Company or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Company;

(b)Company shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the voting and/or economic interest in the Capital Stock of each Loan Party (other than Company);

(c)the majority of the seats (other than vacant seats) on the Board of Directors of Company cease to be occupied by Persons who either (i) were members of the Board of Directors of Company on the Closing Date, or (ii) were nominated for election by the Board of Directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; and

(d)any “change of control” or similar event shall occur under any Indebtedness in the principal amount of at least $500,000 that results in (or permit) the acceleration of the maturity of such Indebtedness.

“Closing Date” means the date on which the Loans are made.

“Closing Date and Solvency Certificate” means a Closing Date and Solvency Certificate substantially in the form of Exhibit F.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Access Agreement” means a collateral access agreement in form and substance satisfactory to Collateral Agent.

“Collateral Documents” means the Pledge and Security Agreement, the Collateral Access Agreements, if any, any Control Agreement, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commitment” means the commitment of a Lender to make or otherwise fund a Loan. “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $50,000,000.

“Commitment Letter” means the Commitment Letter, dated December 12, 2016, by and among TCL, Crystal Financial, LLC and Company.

“Company” has the meaning specified in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding any paid-in-kind interest and amortization of deferred financing costs.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated EBITDA” means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (b) the sum, without duplication of the amounts for such period of (i) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus (ii) interest income, plus (iii) capitalized software costs.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Company and its Subsidiaries on a consolidated basis equal to: (a) the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA, plus (ii) interest income, plus (iii) other non-ordinary course income (excluding any gains or losses attributable to Asset Sales), plus (iv) the Consolidated Working Capital Adjustment, plus (v) increases in long-term deferred revenue during such fiscal year, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled repayments (but not mandatory prepayments) of Consolidated Total Debt, plus (ii) Consolidated Capital Expenditures (net of any proceeds of (A) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.13(a), (B) Net Proceeds to the extent reinvested in accordance with Section 2.13(b), and (C) any proceeds of related financings with respect to such expenditures), plus (iii) Consolidated Cash Interest

Expense, plus (iv) provisions for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding, however, any amounts referred to in Section 2.10 payable on or before the Closing Date.

“Consolidated Liquidity” means an amount determined for Company and its Subsidiaries on a consolidated basis equal to the sum of the amount of unrestricted Cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, which such Deposit Account or Securities Account is subject to a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Consolidated Net Income” means, for any period, (a) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) the sum of (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, plus (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries, plus (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (iv) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, plus (v) (to the extent not included in clauses (b)(i) through (iv) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means a control agreement, in form and substance satisfactory to Collateral Agent, executed and delivered by Company or one of its Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit B.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Loan Party pursuant to Section 5.10.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” has the meaning specified in Section 2.21.

“Default Rate” means any interest payable pursuant to Section 2.9.

“Deferred Revenue Adjustment” means the adjustment in Company’s purchase accounting entry in the financial statements delivered under Section 5.1(b) and Section 5.1(c) for all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue under GAAP but would be recognized as revenue under GAAP once performance is made under such contracts, provided such adjustment is consistent with Company’s calculation for such adjustments prior to the Closing Date with any changes in the methodology of such calculation to be subject to Administrative Agent’s reasonable review and approval.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.13(e).

“Eligible Assignee” means (a) (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (b) any other Person (other than a natural Person) approved by Company (so long as no Default or Event of Default has occurred and is continuing) and Administrative Agent; provided, that (i) neither Company nor any Affiliate of Company shall, in any event, be an Eligible Assignee, and (ii) no Person owning or controlling any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party (in each case, unless approved by Administrative Agent) shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Loan and Security Agreement dated as of November 30, 2009 by and between Comerica Bank and I-Many, Inc., as amended.

“Extraordinary Receipts” means any cash received by Company or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.13(a) or (b) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds (other than refunds applied immediately to offset existing accrued tax obligations), (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (excluding all such payments to the extent such payments represent reimbursement for actual out-of-pocket cash costs that have been previously incurred or are immediately applied), (d) condemnation awards (and payments in lieu thereof), (e) cash indemnity payments (excluding all such payments to the extent such payments represent reimbursement for actual out-of-pocket cash costs that have been previously incurred or are immediately applied) and (f) any cash purchase price adjustments (excluding indemnity payments) received in connection with any purchase agreements, in connection with the Acquisition or any Permitted Acquisition.

“Fair Share” has the meaning specified in Section 7.2.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement and any current regulations or official interpretations thereof.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fee Letter” means the Fee Letter, dated December 12, 2016, by and among TCL, Crystal Financial, LLC, and Company.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning specified in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on September 30 of each calendar year.

“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.1.

“Guarantor” means (a) each Domestic Subsidiary of Company and (b) each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Collateral Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (a)(i) the audited financial statements of Company and its Subsidiaries, for the Fiscal Years ended September 30, 2013, 2014 and 2015 and the financial statements for the Fiscal Year ended September 30, 2016 (which may be unaudited and may be in draft form, if final audited statements are not then available), in each case consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, (ii) for the Fiscal Quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, internally prepared, unaudited financial statements of Company and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows and (iii) internally prepared, unaudited financial statements of Company and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each monthly period completed after September 30, 2016 but prior to thirty (30) days prior to the Closing Date, (b)(i) the audited financial statements of Revitas, Inc. and its Subsidiaries, for the Fiscal Years ended December 31, 2013, 2014 and 2015, (ii) for the Fiscal Quarters ended March 31, 2016, June 30, 2016 and

September 30, 2016, internally prepared, unaudited financial statements of Revitas, Inc. and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows and (iii) internally prepared, unaudited financial statements of Revitas, Inc. and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each monthly period completed after September 30, 2016 but prior to thirty (30) days prior to the Closing Date, (c) the unaudited, consolidated financial statements of the Target and its Subsidiaries for the Fiscal Years ended December 31, 2013, 2014 and 2015 and the unaudited, consolidated financial statements of the Target and the Subsidiaries for the nine-month period ended September 30, 2016 (including, in each case, balance sheets, statements of operations and statements of cash flows), and in the case of clauses (a) through (c), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries, Revitas, Inc. and its Subsidiaries or the Target and its Subsidiaries, as applicable, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Increased Cost Lender” has the meaning specified in Section 2.22.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; and (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, whether entered into for hedging or speculative purposes. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities (including environmental liabilities and costs), obligations, losses, damages (including natural resource damages), penalties, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make any Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the statements contained in the Commitment Letter or (c) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

“Indemnified Taxes” has the meaning specified in Section 2.19(a).

“Indemnitee” has the meaning specified in Section 9.3.

“Indemnitee Agent Party” has the meaning specified in Section 1.6 of Appendix C.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the date hereof, made by the Loan Parties and their Subsidiaries in favor of Collateral Agent for the benefit of the Secured Parties in form and substance satisfactory to Collateral Agent.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Interest Payment Date” means with respect to any Loan, (a) the last Business Day of each quarter, commencing on the first such date to occur after the Closing Date, and (b) the final maturity date of such Loan.

“Interest Period” means with respect to any Loan the period commencing on the date of such LIBOR Rate Loan or Base Rate Loan or the date of the Conversion of any Base Rate Loan into such LIBOR Rate Loan, and ending on the subsequent Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Inventory” means, with respect to any Person, all of such Person’s now owned and hereafter existing or acquired goods, wherever located, which (a) are held by such Person for sale; or (b) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities or all or substantially all of the assets of any other Person (other than any Guarantor) (or of any division or business line of such other Person); (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than any Guarantor), of any Capital Stock of such Person; (c) any direct or indirect loan, advance or capital contributions by Company or any of its Subsidiaries to any other Person (other than any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (d) any direct or indirect Guarantee of any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lead Arranger” has the meaning specified in the preamble hereto.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Leverage Ratio” means, at all times and on any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means any loan made by a Lender to Company pursuant to Section 2.1(a).

“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office and with respect to Company, in which it will be charged with all Loans made to, and all other Obligations incurred by the Loan Parties.

“Loan Document” means any of this Agreement, the Notes, if any, the Fee Letter, Collateral Documents, any Guaranty, the Intercompany Subordination Agreement, the Subordination Agreement, the Perfection Certificate, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent or any Lender in connection herewith.

“Loan Party” means Company or any Guarantor.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business operations, properties, assets, condition (financial or otherwise), liabilities or prospects of Company and its Subsidiaries taken as a whole; (b) the ability of the Loan Parties to fully and timely perform their obligations under any Loan Document to which they are parties; (c) the legality, validity, binding effect, or enforceability against a

Loan Party of a Loan Document to which it is a party; (d) the Collateral or the validity, perfection or priority of Collateral Agent’s Liens on such Collateral; or (e) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any other Beneficiary under any Loan Document.

“Material Contract” means (a) any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (b) any contract or agreement to which Company or any of its Subsidiary is a party (including, without limitation, any agreement or instrument evidencing or governing Indebtedness) involving the aggregate consideration payable to or by Company or such Subsidiary is $1,000,000 or more in any Fiscal Year (other than (i) purchase orders in the ordinary course of the business of Company or any of its Subsidiaries and (ii) contracts that by their terms may be terminated by Company or any of its Subsidiaries in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) those contracts and arrangements listed on Schedule 4.14.

“Material Real Estate Asset” means (a) any fee owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all leased Real Estate Assets with respect to which the aggregate payments under the term of the lease are more than $5,000,000 per annum.

“Maturity Date” means the earlier of (a) January 5, 2022 and (b) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, (a) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management thereof and (b) a financial report package including management’s discussion and analysis of the financial condition and results of operations, in each case, for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (A) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (B) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale; provided, that upon release of any such reserve, the amount released shall be considered Net Proceeds; and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (A) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (B) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non- Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“Non-Consenting Lender” has the meaning specified in Section 2.22.

“Non-US Lender” has the meaning specified in Section 2.19(d)(i).

“Note” means a promissory note evidencing the Loans.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party owed to the Agents (including former Agents), the Lenders or any of them under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, the Prepayment Premium, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC.

“Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” has the meaning specified in Section 2.19(b).

“Participant Register” has the meaning specified in Section 9.6(h)(ii).

“Patriot Act” has the meaning specified in Section 4.30.

“Payment Office” means Administrative Agent’s office located at 301 Commerce Street, Suite 3300, Fort Worth, TX 76012 or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent to Collateral Agent and Company.

“Payroll Account” means a separate checking account used by the Company or its Subsidiaries to exclusively pay employees of the Company or its Subsidiaries their payroll checks; provided, that the aggregate balance in all such accounts does not exceed the amount necessary to make the immediate succeeding payroll (or such minimum amount as may be required by any law or financial institution with respect to such account).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the assets of each Loan Party.

“Permitted Acquisition” means any acquisition by the Company or any other wholly-owned Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person, provided, that:

(i)immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor of Company in connection with such acquisition shall be owned 100% by a Loan Party, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Section 5.10 and/or Section 5.11, as applicable;

(iv)Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

(v)Company shall have delivered to Administrative Agent at least 10 Business Days prior to such proposed acquisition, (a) a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8, (b) the most recently available two (2) years of audited financial statements of the Persons to be acquired and/or owner of the acquired assets, and (c) financial statements of the Persons to be acquired and/or owner of the acquired assets for the period from the beginning of the then current fiscal year to the end of the most recently completed month for which such financial statements are available, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year;

(vi)Company shall have delivered to Administrative Agent at least 10 Business Days prior to such proposed acquisition, an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith;

(vii)any Person or assets or division as acquired in accordance herewith (a) shall be in compliance with Section 6.13, (b) shall, for the four quarter period most recently ended prior to the date of such acquisition, have Consolidated EBITDA in an amount greater than – (negative) $200,000 and when combined with all other Persons, assets or divisions acquired in accordance herewith in the Fiscal Year of such acquisition, have Consolidated EBITDA in an amount greater than – (negative) $500,000, and (c) for the four quarter period most recently ended prior to the date of such acquisition, Consolidated EBITDA for such acquisition, on a pro forma basis and taking into account any net cost savings and synergies projected by Company in good faith to be realized as a result of such acquisition in the next twelve (12) months following the closing of such acquisition, shall be greater than $1.00; provided, that the calculation of, and inputs or “addbacks” used in, such Consolidated EBITDA calculation, are in each case subject to the review and approval of Administrative Agent (not to be unreasonably withheld or delayed); and

(viii)the acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired.

“Permitted Derivative Arrangement” means any interest rate or currency swap, cap or collar agreement designed to protect a Loan Party or any of its Subsidiaries against fluctuation in interest rates, currency exchange rates or commodity prices, to the extent entered into for hedging (and not or speculative) purposes.

“Permitted Indebtedness” means:

(a)the Obligations;

(b)Indebtedness set forth on Schedule 4.32, and any Refinancing Indebtedness in respect thereof;

(c)Indebtedness of any Subsidiary to Company or to any other Subsidiary, or of Loan Party to any other Loan Party; provided, that (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement;

(d)Indebtedness incurred by Company or any of its Subsidiaries as a result of endorsing negotiable instruments received in the ordinary course of business;

(e)Indebtedness in an aggregate amount not to exceed at any time $500,000, with respect to (i) Capital Leases and (ii) purchase money Indebtedness; provided, that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness, and any extensions, refinancings, modifications, amendments and restatements of such Indebtedness; provided, that the principal amount thereof is not increased, the maturity thereof is not extended, and the terms thereof are not modified to impose more burdensome terms upon the Loan Parties;

(f)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(g)Indebtedness in respect: (i) of workers’ compensation claims or obligations in respect of health, disability or other employee benefits; (ii) to any Person providing property, casualty, liability or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (iii) of completion, bid, performance, appeal or surety bonds issued for the account of Company or any Subsidiary thereof; or (iv) bankers’ acceptances and other similar obligations, in the case of each of the foregoing clauses (i)–(iv), other than for an obligation for money borrowed and incurred in the ordinary course of business;

(h)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, that such Indebtedness is promptly extinguished;

(i)Indebtedness incurred by Company in connection with that certain (i) Tranche 1 Promissory Note dated January 5, 2017 made by Company to LLR Equity Partners III, L.P. in the principal sum of $4,766,307.90, (ii) Tranche 1 Promissory Note dated January 5, 2017 made by Company to LLR Equity Partners Parallel III, L.P. in the principal sum of $210,533.62, (iii) Tranche 1 Promissory Note dated January 5, 2017 made by Company to Windward Ventures, LLC in the principal sum of $23,158.48, (iv) Tranche 2 Promissory Note dated January 5, 2017 made by Company to LLR Equity Partners III, L.P. in the principal sum of $4,766,307.90, (v) Tranche 2 Promissory Note dated January 5, 2017 made by Company to LLR Equity Partners Parallel III, L.P. in the principal sum of $210,533.62, (vi) Tranche 1 Promissory Note dated January 5, 2017 made by Company to Windward Ventures, LLC in the principal sum of $23,158.48, in each case, as long as such Indebtedness is subject to the Subordination Agreement;

(j)Indebtedness incurred by Company or any Guarantor in connection with (i) that certain letter of credit issued by Comerica Bank in favor of Nine Penn Center Associates, L.P. for the property leased by Revitas, Inc. at 1735 Market Street, Philadelphia, PA 19103, (ii) that certain letter of credit issued by Comerica Bank in favor of Jarvis Equities LLC for the property leased by Revitas, Inc. at 8000 Jarvis Avenue, Suite 120, Newark, CA 94560; provided, that the Indebtedness incurred in connection with the foregoing letters of credit shall not exceed $200,000 at any time and (iii) other letters of credit to secure obligations under real property leases that are secured only by Permitted Liens under clause (h) of the definition thereof;

(k)Subordinated Indebtedness of Company and its Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent and the Lenders in an aggregate amount not to exceed at any time $250,000 or other amounts as may be approved by Administrative Agent and the Lenders in their sole discretion;

(l)Obligations in respect of any Permitted Derivative Arrangements with respect to Loans, or otherwise in an amount not to exceed $500,000 at any time; and

(m)other unsecured Indebtedness in an aggregate amount not to exceed $250,000 at any time.

“Permitted Investments” means:

(a)the Acquisition;

(b)Investments in Cash and Cash Equivalents;

(c)equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any Loan Party;

(d)Investments made after the Closing Date from (i) a Loan Party to another Loan Party, (ii) a non-Loan Party in another non-Loan Party or (iii) a non-Loan Party to a Loan Party, so long as the parties thereto are subject to an intercompany subordination agreement in form and substance satisfactory to Administrative Agent;

(e)Investments made after the Closing Date in any non-Loan Party in an aggregate amount not to exceed $1,500,000 at any time, including advances (including by way of transfer of cash to Deposit Accounts of such non-Loan Party) of estimated (i) operating costs and expenses of such non-Loan Party and

(ii) payroll payments and expenses of employees, directors and officers of such non-Loan Party, in the case of each of clauses (i) and (ii), in the ordinary course of business;

(f)prepaid rent and security deposits with respect to any real property leased by Company or any of its Subsidiaries;

(g)Investments made for the benefit of employees of Company or any Subsidiary thereof for the purposes of deferred compensation in the ordinary course of business in accordance with past practices;

(h)Investments then existing when an entity becomes a Subsidiary or at the time such entity merges or consolidates with Company or any of its Subsidiaries pursuant to a Permitted Acquisition,

(i) receivables arising and trade credit granted in the ordinary course of business and Capital Stock or other securities acquired or received in connection with (i) the satisfaction or partial satisfaction thereof to the extent reasonably necessary in order to prevent or limit loss and any prepayment and other credits to suppliers made in the ordinary course of business or (ii) the satisfaction, partial satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;

(j)deposits of Cash made in the ordinary course of business to secure performance of operating leases;

(k)Investments in the form of non-cash loans and advances to employees, officers, and directors of Company or any of its Subsidiaries for the purpose of purchasing Capital Stock in Company so long as (i) the proceeds of such loans are used in their entirety to purchase such Capital Stock in Company and (ii) the aggregate amount of such Investments do not exceed $200,000 at any time;

(l)loans and advances to employees, directors and officers of Company or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for Company and its Subsidiaries on a consolidated basis not to exceed $200,000 at any time outstanding;

(m)Permitted Acquisitions; and

(n)other Investments in an aggregate amount not to exceed $350,000 in any Fiscal Year.

“Permitted Liens” means:

(a)Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b)Liens for Taxes (other than Liens for Taxes that have priority over Collateral Agent’s Liens) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made;

(c)statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue;

(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(f)Liens securing purchase money Indebtedness permitted pursuant to clause (e) of the definition of Permitted Indebtedness; provided, that any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness, and improvements or accessions thereto;

(g)Liens that constitute banker’s Liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s Liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Company);

(h)Cash security deposits securing real property leases and Liens on cash collateral and securing obligations arising under letters of credit permitted pursuant to clause (j) of the definition of Permitted Indebtedness, collectively, in an aggregate amount not to exceed $1,500,000 at any time; provided, that any such Lien shall only encumber the foregoing cash collateral;

(i)licenses permitted under this Agreement; and

(j)any attachment or judgment lien not constituting an Event of Default under Section 8.1(h).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H.

“Prepayment Premium” has the meaning specified in Section 2.12(b).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Projections” has the meaning specified in Section 4.8.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Loans of any Lender, the percentage obtained by dividing (i) the Loans of that Lender, by (ii) the aggregate Loans of all Lenders.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Real Property” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors.

“Refinancing Indebtedness” means Indebtedness incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, renew, extend, defease, discharge or replace such Indebtedness (the “Refinanced Indebtedness”), so long as:

(a)the terms and conditions of such Refinancing Indebtedness do not, taken as a whole, as determined in good faith by the chief financial officer of Company (in consultation with Administrative Agent), materially impair the prospects of repayment of the Obligations or materially impair Company’s creditworthiness;

(b)such Refinancing Indebtedness does not result in an increase in the principal amount of such Refinanced Indebtedness other than the amount of any fees (including any closing fees and original issue discount), premiums, make-whole amounts or penalties and accrued and unpaid interest thereon and expenses incurred in connection with such refinancing, renewal, extension or replacement, in each case, that are added to the principal amount of such Refinanced Indebtedness;

(c)such Refinancing Indebtedness does not have an interest rate that is more than one hundred (100) basis points higher than the interest rate applicable to the Refinanced Indebtedness;

(d)such Refinancing Indebtedness does not shorten the average weighted maturity of the Refinanced Indebtedness, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Company; and

(e)the Refinancing Indebtedness is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Refinanced Indebtedness.

“Register” has the meaning specified in Section 2.6(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System.

“Reinvestment Amounts” has the meaning specified term in Section 2.13(a).

“Related Fund” means, with respect to any Lender, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Replacement Lender” has the meaning specified in Section 2.22.

“Report” has the meaning specified in Section 1.10(a) of Appendix C.

“Required Lenders” means Lenders whose Pro Rata Share aggregate at least 50.1%; provided, that so long as each of Crystal Financial SPV, LLC or TCL, respectively, and any of their respective Affiliates, own a Pro Rata Share greater than or equal to 35%; such entity(ies) shall always be included in the defined term “Required Lenders.”

“Required Prepayment Date” has the meaning specified in Section 2.14(b).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees

(including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding; and (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“SaaS and Maintenance Revenue” means the last quarter annualized of Company’s Adjusted GAAP SaaS and Maintenance Revenue minus the sum of (a) the Company’s Adjusted GAAP Revenue for stand-alone SaaS implementation services that are treated as a separate unit of accounting, (b) Company’s training revenue, and (c) Company’s revenue for billable expenses, tested quarterly, in each case (i) determined in accordance with GAAP as in effect on the Closing Date and (ii) calculated in a manner consistent with calculations reviewed and approved by the Lenders prior to the Closing Date.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the U.S. Securities Act of 1933.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

“Specified Acquisition Agreement Representations” has the meaning provided in the Commitment Letter.

“Specified Representations” means those representations and warranties made by the applicable Loan Party in Section 4.1(a) (with respect to organizational existence only), Section 4.1(b), Section 4.3, Section 4.4, Section 4.6, Section 4.15 (with respect to the Investment Company Act), Section 4.16, Section 4.20, Section 4.29, Section 4.30 and Section 4.33.

“Subordination Agreement” means that certain Subordination Agreement made as of the Closing Date by and among the Agents, Company and the subordinated creditors party thereto.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party or any of its Subsidiaries that is on terms and conditions acceptable to Administrative Agent in its sole discretion (including payment terms, interest rates, covenants, remedies, defaults and other material terms) and which has been expressly subordinated to the Obligations in a manner and form satisfactory to the Agent in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Target” means Sapphire Stripe Holdings, Inc., a Delaware corporation.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed and all interest, penalties, additions to tax or other liabilities with respect thereto.

“Terminated Lender” has the meaning specified in Section 2.22.

“Transaction Costs” means the fees, costs and expenses payable by Company or any of its Subsidiaries on or before the Closing Date in connection with the Acquisition and the transactions contemplated by the Loan Documents.

“Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Waivable Mandatory Prepayment” has the meaning specified in Section 2.14(b).

Section 1.2Accounting and Other Terms.

(a)Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a), Section 5.1(b) and Section 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.

Section 1.3Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all costs, expenses, or indemnities payable pursuant to Section 9.2 or Section 9.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations, and (d) the termination of all of the Commitments of the Lenders. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) references to any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation, and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Notwithstanding anything in the Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel

Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective.

Section 1.4Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.

ARTICLE II

LOANS

Section 2.1Loans.

(a)Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Loan to Company in an amount equal to such Lender’s Commitment. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.11 and Section 2.12, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date. Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on the Closing Date.

(b)Borrowing Mechanics for Loans. Company shall deliver to Administrative Agent a fully executed, irrevocable Funding Notice no later than two (2) Business Days prior to the Closing Date. Administrative Agent (i) may act without liability upon the basis of written, facsimile or telephonic notice believed by Administrative Agent in good faith to be from Company (or from any Authorized Officer thereof designated in writing purportedly from Company to Administrative Agent), (ii) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of Company until Administrative Agent receives written notice to the contrary, and (iii) shall have no duty to verify the authenticity of the signature appearing on any Funding Notice. Each Lender shall, before 11:00 A.M. (New York City time) on the proposed borrowing date in the Funding Notice, make available to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s applicable Pro Rata Share. Upon satisfaction or waiver of the conditions precedent specified herein and receipt of all funds requested in the Funding Notice, Administrative Agent shall make the proceeds of the Loans available to Company on the Closing Date by causing the Loans to be credited to such account as may be designated in writing to Administrative Agent by Company.

Section 2.2[Reserved].

Section 2.3[Reserved].

Section 2.4[Reserved].

Section 2.5Use of Proceeds. The proceeds of the Loans shall be applied by Company solely to pay (a) a portion of the consideration in connection with the Acquisition, pursuant to the Acquisition Agreement, including to refinance and retire the Existing Indebtedness as required under the Acquisition Agreement and (b) the Transaction Costs. No portion of the proceeds of any Loan shall be used in any manner that causes or might cause such Loan or the application of such proceeds to violate Regulation T,

Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 2.6Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)Register. Administrative Agent shall maintain at one of its offices a register for the recordation of the names and addresses of Lenders and the principal amount of the Loans (and stated interest therein) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any Loan. Company hereby designates the entity serving as Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes.

Section 2.7Interest.

(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof for each Interest Period from the date made to the Interest Payment Date (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin or (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b)The basis for determining the rate of interest with respect to any Loan shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c)In the event Company fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on each Interest Payment Date applicable to such Loan. As soon as practicable after 11:00 a.m. (New York City time), pursuant to the definition of “Adjusted LIBOR,” Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined and shall promptly give notice thereof (in writing or via email) to Company and each Lender.

(d)Interest payable pursuant to Section 2.7(a) shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)Except as otherwise set forth herein, interest on each Loan shall be payable in cash and in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

Section 2.8Conversion/Continuation.

(a)Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

(i) to convert at any time all or any part of any Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a LIBOR Rate Loan may only be converted on the expiration of such LIBOR Rate Loan unless Company shall pay all amounts due under Section 2.17 in connection with any such conversion; or

(ii)upon the expiration of any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan.

(b)Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable, and Company shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.9Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 3.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 3.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, that in the case of LIBOR Rate Loans, upon the expiration of such LIBOR Rate Loan in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 3.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

Section 2.10Fees. Company agrees to pay to the Agents and Lenders such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter) in the amounts and at the times so specified. Such fees shall be payable in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

Section 2.11Amortization of Loans. Starting with the Fiscal Quarter ending on March 31, 2019, and on the last Business Day of such Fiscal Quarter and each Fiscal Quarter thereafter, the Company shall repay an amount equal to 0.625% of the aggregate principal amount of all Loans funded on the Closing Date, and on the Maturity Date, all remaining amounts owed hereunder with respect to the Loans shall be paid in full.

Section 2.12Voluntary Prepayments; Call Protection.

(a)Voluntary Prepayments.

(i)Any time and from time to time:

(A)with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; and

(B)with respect to LIBOR Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(c)) in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)All such prepayments shall be made:

(A)upon not less than one (1) Business Day’s prior written notice in the case of Base Rate Loans; and

(B)upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans, in each case given to Administrative Agent by 11:00 a.m. (New York City time) on the date required (and Administrative Agent will promptly transmit such notice for Loans by facsimile or email to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14.

(b)Call Protection. If Company pays or is required to pay, for any reason (including, but not limited to, any voluntary, optional or mandatory payment or after acceleration of the Loans, but excluding any mandatory prepayment made pursuant to Section 2.13(b), (f), or (g)), all or any part of the principal balance of any Loan on or prior to the Maturity Date, Company shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment a prepayment premium (the “Prepayment Premium”) on the amount so prepaid as follows:

Relevant period (number of calendar months elapsed since the Closing Date)	Prepayment Premium as a percentage of the amount so prepaid
after Closing Date and on or prior to month 24	3.00%
after month 24 and on or prior to month 36	1.00%
Thereafter	0.00%

Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated for any reason, including because of default, sale, disposition or encumbrance (including by operation of law or otherwise) or automatic acceleration as a result of Section 8.1(f) or 8.1(g), the applicable Prepayment Premium, determined as of the date of acceleration will also be due and payable as though said Indebtedness was voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Company agrees that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees that: (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between Lenders and the Company giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (iv) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loans.

Section 2.13Mandatory Prepayments.

(a)Asset Sales. No later than the first Business Day following the date of receipt by any Loan Party of any Net Proceeds from Asset Sales in excess of $500,000 in the aggregate in any Fiscal Year (including for the avoidance of doubt, any Asset Sales resulting from an Antitrust Divestiture), Company shall prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to such Net Proceeds; provided, that so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Collateral Agent prior written notice of Company’s intention to apply such monies (the “Reinvestment Amounts”) to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Company or its Subsidiaries, (iii) the monies are held in a Deposit Account in which Collateral Agent has a perfected first-priority security interest, and (iv) Company or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 120 days after the initial receipt of such monies, Company and its Subsidiaries shall have the option to apply such monies in an aggregate amount not to exceed $1,000,000 in any Fiscal Year to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Company and its Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Administrative Agent and applied in accordance with Section 2.14(a). Nothing contained in this Section 2.13(a) shall permit Company or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.9.

(b)Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries, or Collateral Agent as loss payee, of any Net Proceeds from insurance or any condemnation, taking or other casualty, Company shall prepay the Loans in an aggregate amount equal to such Net Proceeds; provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Collateral Agent prior written notice of Company’s intention to apply the Reinvestment Amounts to the costs of replacement of the properties or assets that are the subject of such condemnation, taking or other casualty, (iii) the monies are held in a Deposit Account in which Collateral Agent has a perfected first-priority security interest, and (iv) Company or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 120 days after the initial receipt of such monies, Company and its Subsidiaries shall have the option to apply such monies in an aggregate amount not to exceed $1,000,000 in any Fiscal Year to the costs of replacement of the assets that are the subject of such condemnation, taking or other casualty unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Administrative Agent and applied in accordance with Section 2.14(a).

(c)Issuance of Equity Securities. On the date of receipt by Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Company or any of its Subsidiaries (other than Capital Stock issued (i) by a Subsidiary of the Company to any Loan Party (or, in the case of a Subsidiary that is not a Loan Party, to any Subsidiary; provided, that such issuance is in connection with a Permitted Investment), (ii) pursuant to any employee stock or stock option or equity compensation plan issued in the ordinary course of business or (ii) for purposes approved in writing by the Required Lenders), Company shall prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to 50% of such proceeds, net of customary underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d)Issuance of Debt. On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Company or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts, commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates.

(e)Extraordinary Receipts. On the date of receipt by Company or any of its Subsidiaries of any Extraordinary Receipts in excess of $500,000 in the aggregate in any Fiscal Year, Company shall prepay Loans as set forth in Section 2.14(a) in the amount of such Extraordinary Receipts in excess of $500,000.

(f)Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2017), Company shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow (the “ECF Percentage”); provided, that if the

Leverage Ratio for such Fiscal Year covered by such Consolidated Excess Cash Flow is below 3.00:1.00, the ECF Percentage shall be reduced to 25%. Any amounts prepaid pursuant to this Section 2.13(e) with respect to any Fiscal Year in excess of 50% of Consolidated Excess Cash Flow shall be treated as voluntary prepayments made pursuant to Section 2.12(a).

(g)Antitrust Restraint. No later than five (5) Business Days following the initial imposition of an Antitrust Restraint, Company shall prepay Loans as set forth in Section 2.14(a) in the amount of $10,000,000.

(h)Antitrust Divestiture. No later than five (5) Business Days after any Antitrust Divestiture exceeding 20% of the Antitrust Divestiture GAAP Revenue, Company shall prepay the Loans in an amount equal to (i) the percentage exceeding 20% of the Antitrust Divestiture GAAP Revenue times (ii) $50,000,000.

(i) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Section 2.13, Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow and compensation owing to Lenders under Section 2.12(b), if any, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.14Application of Prepayments.

(a)Application of Prepayments. (i) Any prepayment of any Loan pursuant to Section 2.12 and (ii) except in connection with any Waivable Mandatory Prepayment provided for in Section 2.14(b), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.13, in each case, shall be applied in accordance with each Lender’s Pro Rata Share to prepay the principal of the Loans until paid in full in reverse order of maturity.

(b)Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans, not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent in writing (including by email) of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding outstanding Loans of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders.

(c)Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.17(c).

(d)At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.15(g). Nothing contained herein shall modify the provisions of Section 2.15(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the applicable Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

Section 2.15General Provisions Regarding Payments.

(a)All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 2:00 p.m. (New York City time) to Administrative Agent’s Account; funds received by Administrative Agent after that time on such due date may (in the Administrative Agent’s sole discretion) be deemed to have been paid by Company on the next Business Day.

(b)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, the Prepayment Premium, if applicable, and all commitment fees and other amounts payable with respect to the principal amount being repaid or prepaid.

(c)Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)Administrative Agent may (but at the Required Lender’s direction, shall) deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt written notice to Company and each applicable Lender (including via email) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

(g)If an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Obligations in respect of any fees (other than any Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full;

second, ratably to pay the Obligations in respect of any fees (other than any Prepayment Premium) and indemnities then due and payable to the Lenders until paid in full;

third, ratably to pay interest then due and payable in respect of the Loans until paid in full;

fourth, ratably to pay principal of the Loans until paid in full;

fifth, ratably to pay the Obligations in respect of any Prepayment Premium then due and payable to the Lenders until paid in full; and

sixth, to the ratable payment of all other Obligations then due and payable until paid in full.

(h)For purposes of Section 2.15(g) (other than clause sixth of Section 2.15(g)), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, that for the purposes of clause sixth of Section 2.15(g), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(i)In the event of a direct conflict between the priority provisions of Section 2.15(g) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.15(g) shall control and govern.

Section 2.16Ratable Sharing. Lenders hereby agree that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender under the Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.17Making or Maintaining LIBOR Rate Loans.

(a)Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by facsimile or email) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded.

(b)Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by facsimile or email) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c)Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(d)Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and Section 2.18 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity of one month and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and Section 2.18.

Section 2.18Increased Costs; Capital Adequacy.

(a)Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.19Taxes; Withholding, Etc.

(a)Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by the recipient’s net income (however denominated) and franchise Taxes imposed on the recipient, in both cases, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) as the result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), (ii) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender becomes a party hereto or such Lender changes its lending office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.19 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.19(d) and (iv) Taxes imposed under FATCA (all such non-excluded Taxes, collectively or individually, “Indemnified Taxes”). If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Indemnitee Tax or Other Tax from any sum paid or payable by any Loan Party to any Agent or any Lender under any of the Loan Documents: (1) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (2) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on any Agent or such Lender, as the case may be) on behalf of and in the name of such Agent or such Lender; (3) the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (4) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(b)Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities any present or future stamp or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Within thirty days after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent and any Lender evidence satisfactory to Administrative Agent and Lenders that such Other Taxes have been paid to the relevant Governmental Authority.

(c)Tax Indemnification. The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and Lender harmless from and against all Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.19) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten days from the date on which any Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d)Evidence of Exemption From U.S. Withholding Tax.

(i)Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent and the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent and the Company (in the reasonable exercise of their discretion), (i) two original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments), W-8BEN, W-8BEN-E or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, and (ii) if such Lender is claiming exemption from United States federal income tax under Section 871(h) or 881(c) of the Internal Revenue Code, a Certificate Regarding Non-Bank Status, properly completed and duly executed by such Lender. Each Lender required to deliver any forms or certificates with respect to United States federal income tax withholding matters pursuant to this Section 2.19(d) hereby agrees, from time to time after the initial delivery by such Lender of such forms or certificates, whenever a lapse in time or change in circumstances renders such forms or certificates obsolete or inaccurate in any material respect, that such Lender shall deliver to Administrative Agent and the Company two new original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments thereto), W-8BEN, W-8-BEN-E or W-8ECI, as applicable, and, if applicable, a Certificate Regarding Non-Bank Status (or any successor forms), as the case may be, properly completed and duly executed by such Lender, or notify Administrative Agent and Company of its inability to deliver any such forms or certificates. Notwithstanding the above, a Non-US Lender shall not be required to deliver any form pursuant to this Section 2.19(d)(i) that such Non-US Lender is not legally able to deliver.

(ii)If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.19(d)(ii), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, a Lender shall not be required to deliver any form or other form of documentation pursuant to this Section 2.19(d)(ii) that such Non-US Lender is not legally able to deliver.

(iii)Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes shall deliver to Administrative Agent and the Company, on or prior to the Closing Date (in the case of each such Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent and the Company (in the reasonable exercise of their discretion), two original copies of Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such Lender to establish that such Lender is not subject to United States backup withholding taxes with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

Section 2.20 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17(c), Section 2.18 or Section 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17(c), Section 2.18 or Section 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.21Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 1.5(c) of Appendix C, (such Lender, a “Defaulting Lender”), then such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan

Documents, until Administrative Agent shall have waived all violations of Section 1.5(c) of Appendix C by such Defaulting Lender in writing. Except as otherwise expressly provided in this Section 2.21, performance by Company of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any violation of Section 1.5(c) of Appendix C.

Section 2.22Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

ARTICLE III CONDITIONS

PRECEDENT

Section 3.1Closing Date. The obligation of each Lender to make its portion of the Loans on the Closing Date is subject to the satisfaction prior to (or substantially simultaneously with) the consummation of the Acquisition or waiver in accordance with Section 9.5, of the following conditions on or before the Closing Date:

(a)Loan Documents. Administrative Agent shall have received sufficient copies of each Loan Document executed and delivered by each applicable Loan Party for each Lender, in original or .pdf format (followed promptly by originals).

(b)Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document of each Loan Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

(c)Existing Indebtedness. On the Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness (except (a) that certain letter of credit issued by Comerica Bank in favor of Nine Penn Center Associates, L.P. for the property leased by Revitas, Inc. at 1735 Market Street, Philadelphia, PA 19103 and (b) that certain letter of credit issued by Comerica Bank in favor of Jarvis Equities LLC for the property leased by Revitas, Inc. at 8000 Jarvis Avenue, Suite 120, Newark, CA 94560 outstanding thereunder (in the case of the foregoing clauses (a) and (b), not to exceed $200,000 in the aggregate may remain outstanding and cash collateralized by any Loan Party), (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness.

(d)Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e)Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority Lien in the personal property Collateral, Collateral Agent shall have received:

(i) evidence satisfactory to Collateral Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts or intellectual property as provided therein), together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests purported to be created by each Pledge and Security Agreement;

(ii)a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

(iii)evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to clause (b) of the definition of Permitted Indebtedness) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(f)Financial Statements; Projections. Lenders shall have received from Company (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Company and its Subsidiaries as at the Closing Date, and reflecting the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form reasonably satisfactory to Administrative Agent, and (iii) the Projections.

(g)Evidence of Insurance. Collateral Agent shall have received a certificate from Company’s insurance broker or other evidence that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5, in each case, in form and substance reasonably satisfactory to Collateral Agent.

(h)Funding Notice. Administrative Agent shall have received a fully executed Funding Notice.

(i)Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received executed copies of the written opinion of Fenwick & West LLP, counsel for Loan Parties, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinion to Agents and Lenders).

(j)Closing Date and Solvency Certificate. Company shall have delivered to the Agents an executed Closing Date and Solvency Certificate, together with all attachments thereto, including a copy of the Acquisition Agreement.

(k)Liquidity. After giving effect to the borrowing of the Loans and the other transactions contemplated by the Loan Documents on the Closing Date, the sum of the Company’s Consolidated Liquidity is at least $50,000,000 plus the amount by which the Company and the Subsidiaries’ accounts payable (under GAAP) is not paid by the 90th day after the invoice date associated with such accounts (or, if later, the date due); provided, that accounts payable (i) up to an aggregate amount of $500,000 and (ii) which are being contested in good faith and reserves required by GAAP have been made, shall be excluded from the foregoing calculation.

(l)SaaS and Maintenance Revenue. On the Closing Date, the SaaS and Maintenance Revenue of Company and its Subsidiaries on a consolidated basis shall be at least $90,000,000 for the three month period ending on November 30, 2016.

(m)No Material Adverse Effect. Since December 12, 2016, there has not been any change, event, development, condition, occurrence or effect that has had, or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement) with respect to Target and its Subsidiaries, taken as a whole.

(n)Bank Regulations. Administrative Agent and the Lenders shall have received at least 5 (5) Business Days prior to the Closing Date all documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Closing Date that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to Administrative Agent.

(o)Closing of Acquisition Agreement. The Closing (as defined in the Acquisition Agreement) shall have occurred, or shall occur substantially simultaneously with the funding of the Loans, in all material respects in accordance with the Acquisition Agreement and without giving effect to any amendments, consents or waivers thereto that are adverse to Agents or Lenders, without the prior consent of Agents or Lenders (such consent not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that any (i) amendment to the (A) definition of “Material Adverse Effect” or “Mandatory Closing Date” or (B) Section 13.4(b), Section 13.7(b), Section 13.8, Section 13.10(b), Section 13.11(c), the second proviso in the first sentence of Section 13.13, and Section 13.16, in each case, of the Acquisition Agreement (and any provision of the Acquisition Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of such Sections), (ii) change or waiver of any condition precedent of Section 7.3(c) or Section 7.3(d) of the Acquisition Agreement, (iii) any reduction in the purchase price in connection with the Acquisition to the extent that such reduction is greater than or equal to 5% of the purchase price and (iv) any agreement by Company to a Closing Date (as defined in the Acquisition Agreement) prior to the Mandatory Closing Date (as defined in the Acquisition Agreement), shall, in the cases of each of the foregoing clauses (i) – (iv) be deemed to be adverse to the interests of the Agent and the Lenders.

(p)Representations and Warranties. The Specified Acquisition Agreement Representations shall be true and correct in all respects as are material to the interests of the Lenders except to the extent that the Company (or its Affiliate) would not have the right (taking into account any applicable cure provisions) to terminate the Company’s (and/or such Affiliate’s) obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties in the Acquisition Agreement, and the Specified Representations shall be true and correct in all respects.

(q)Expiration Date. As of the Closing Date, at least sixteen (16) Business Days shall have passed from the execution date of the Commitment Letter.

(r)Fees and Expenses. The Loan Parties shall have paid all invoiced fees, costs and expenses then payable by the Loan Parties pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.10, and Section 9.2 hereof.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Any Agent or Required Lender shall be entitled, but not obligated to, request and receive, prior to the making of the Loans, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing, if, in the good faith judgment of such Agent or Required Lender such request is warranted under the circumstances.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to each Agent and Lender, on the Closing Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby):

Section 4.1Organization; Requisite Power and Authority; Qualification. Each Loan Party and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Company, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 4.2Capital Stock and Ownership. The Capital Stock of the Company and each of its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary of the Company is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary of the Company outstanding which upon conversion or exchange would require, the issuance by such Subsidiary of any additional membership interests or other Capital Stock of such Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiary. Schedule 4.2 correctly sets forth the ownership interest of each Subsidiary of the Company as of the Closing Date.

Section 4.3Due Authorization. The execution, delivery and performance of the Loan Documents and the consummation by each Loan Party of the transactions contemplated by the Loan Documents, has been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

Section 4.4No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent, on behalf of Secured Parties); (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties; or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

Section 4.5Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

Section 4.6Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.7Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of Company and any of its Subsidiaries taken as a whole, other than (a) obligations pursuant to the terms of Material Contracts entered into since September 30, 2016 and (b) liabilities incurred under this Agreement and under the promissory notes referenced in clause (i) of Permitted Indebtedness.

Section 4.8Projections. On and as of the Closing Date, the Projections of Company and its Subsidiaries for the period of Fiscal Year 2017 through and including Fiscal Year 2021, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place, (the “Projections”) are based on good faith estimates and assumptions made by the management of Company; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material

Section 4.9No Material Adverse Effect. Since September 30, 2015, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, (a) that relate to any Loan Document or the transactions contemplated hereby or thereby or (b) involving an amount greater than $250,000. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Company and its Subsidiaries have paid in full all sums owing or claimed for labor, materials, supplies, personal property, and services of every kind and character used, furnished or installed in or on any Real Estate Asset that are now due and owing and no claim for same exists, except such claims as have arisen in the ordinary course of business and that are not yet past due.

Section 4.11Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings being diligently pursued; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.12Properties.

(a)Title. Each of Company and its Subsidiaries has (i) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such properties and assets are free and clear of Liens. None of the Collateral is now or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

(b)Real Estate. As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of (i) all Real Estate Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement described in clause (ii) of the immediately preceding sentence is in full force and effect and no Loan Party has any knowledge of any default by such Loan Party that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles. To the best knowledge of each Loan Party, no other party to any such agreement is in default of its obligations thereunder, and no Loan Party (or any other party to any such agreement) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such agreement.

Section 4.13No Defaults. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.14Material Contracts. Schedule 4.14 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, which, together with any updates provided pursuant to Section 5.1(l), all such Material Contracts are in full force and effect and no defaults by the Company or any of its Subsidiaries, and to any Loan Party’s knowledge, of any other party, currently exist thereunder (other than as described in Schedule 4.14 or in such updates).

Section 4.15Governmental Regulation. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.16Margin Stock. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.17Employee Matters. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of any Loan Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or to the best knowledge of any Loan Party, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries, and (c) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of any Loan Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.18Employee Benefit Plans. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Company, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.19Certain Fees. Other than a fee of $1,250,000 to Robert W. Baird & Co. Incorporated pursuant to that certain Letter Agreement, dated September 16, 2015, by and between Robert W. Baird & Co. Incorporated and Revitas, Inc., no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.20Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of the Loans on the Closing Date, will be, Solvent.

Section 4.21Compliance with Statutes, Etc. Each of Company and its Subsidiaries is in compliance (i) with its Organizational Documents and (ii) in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such environmental laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries).

Section 4.22Intellectual Property. Each of Company and its Subsidiaries own, or hold licenses in, all material trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.22 is a true, correct, and complete listing of all trademarks, trade names, copyrights, patents, and licenses as to which Company or one of its Subsidiaries is the owner; provided, that Company may amend Schedule 4.22 to add additional intellectual property so long as such amendment occurs by written notice to Collateral Agent at the time that Company provides its Compliance Certificate pursuant to Section 5.1(d). None of Company or its Subsidiaries is the licensee of any intellectual property other than licenses of software that are not exclusive and are generally available on commercially reasonable terms. Each patent that Company or its Subsidiaries owns or purports to own and which is material to Company or such Subsidiary’s business is, to the Loan Parties’ knowledge, valid and enforceable, and no part of the intellectual property which Company or any Subsidiary owns or purports to own and which is material to Company or such Subsidiary’s business has been judged invalid or unenforceable, in whole or in part. To Company’s or any Guarantor’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party, except to the extent such claim could not reasonably be expected to have a Material Adverse Effect on Company or such Guarantor’s business. None of Company or any Subsidiary is a party to, nor is it bound by, any intellectual property license as licensee that prohibits Company or such Subsidiary from granting the Collateral Agent an interest in the same (other than customary restrictions on assignment), unless the license is not exclusive and generally available on commercially reasonable terms.

Section 4.23Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of Company and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 4.23 (as such Schedule may be updated pursuant to Section 5.12). Each of Company and its Subsidiaries keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

Section 4.24Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any of Company or its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any of Company or its Subsidiaries are individually or in the aggregate material to the business or operations of such Loan Party or any of its Subsidiaries, or (b) any of Company or its Subsidiaries, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any of Company or its Subsidiaries are individually or in the aggregate material to the business or operations of Company or its Subsidiaries, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.25Insurance. Each of Company and its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Administrative Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.25 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

Section 4.26Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its Board of Directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Loan Parties hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 4.27Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non- renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

Section 4.28Bank Accounts and Securities Accounts. Schedule 4.28 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.29Security Interests. Each Pledge and Security Agreement creates in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.1(e)(i), the recording of the Collateral Assignments for Security referred to in each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the Collateral Assignments for Security pursuant to each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

Section 4.30Patriot Act and FCPA. To the extent applicable, each Loan Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001 (the “Patriot Act”). Neither the Loan Parties nor any of their officers, directors, employees, agents or shareholders acting on the Loan Parties’

behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). None of the Loan Parties nor any Affiliates of any Loan Parties, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. None of the Loan Parties, nor any Affiliates of any Loan Parties, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person. None of the Loan Parties, nor any of their agents acting in any capacity in connection with the Loans or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

Section 4.31Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by Company) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Agents and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby. The information provided by the Loan Parties to Lenders in the Perfection Certificate is true and correct.

Section 4.32Indebtedness. Set forth on Schedule 4.32 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

Section 4.33Use of Proceeds. The proceeds of the Loans made on the Closing Date shall be applied by Company solely to pay (a) a portion of the consideration in connection with the Acquisition, pursuant to the Acquisition Agreement, including paying off and retiring the Existing Indebtedness and (b) to pay the Transaction Costs. No portion of the proceeds of any Loan shall be used in any manner that causes or might cause such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 4.34Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that materially impairs the financing thereof or any of the other transactions contemplated by the Loan Documents, or that could have a Material Adverse Effect.

ARTICLE V AFFIRMATIVE

COVENANTS

Each Loan Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.1Financial Statements and  Other Reports.    Unless otherwise provided below, Company will deliver to Administrative Agent and Lenders:

(a)Monthly Reports.  As soon as available, and in any event within 30 days after the end of each month (starting from and including the month ending December 31, 2016), the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period), and a Financial Officer Certification with respect thereto;

(b)Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (75 days in the case of the fourth Fiscal Quarter), the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c)Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a  report thereon of Pricewaterhouse Coopers LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent and the Required Lenders (which report shall be unqualified as to going concern and scope of audit other than as a result of the maturity of the Loans, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated  financial  statements  has  been  made  in  accordance  with  generally  accepted  auditing standards) together with a written statement by such independent certified public accountants stating (A) that their audit examination has included a review of the terms of the Loan Documents and (B) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period  of  existence  thereof  (such  report  shall  also  include  (1)  a  detailed  summary  of  any  audit adjustments; (2) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly  or  quarterly  financials; and  (3)  restated  monthly  or  quarterly  financials for  any  impacted periods);

(d)Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Section 5.1(a), a duly executed and completed Compliance Certificate;

(e)Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or Section 5.1(c) will differ in any material respect from the consolidated financial statements  that  would  have  been  delivered  pursuant  to  such  subdivisions  had  no  such  change  in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, a description of such change and, if reasonably requested by the Administrative Agent, one or more statements of reconciliation for all such prior financial statements in form reasonably satisfactory to Administrative Agent;

(f)Notice of Default.  Promptly (but in any event within three (3) Business Days) upon any officer of Company or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company or Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(g)Notice of Litigation. Promptly (but in any event within five (5) Business Days) upon any officer of any Loan Party obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by such Loan Party to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(h)ERISA.  (i) Promptly (but in any event within five (5) Business Days) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i)Financial Plan.  As soon as available and in any event no later than forty five (45) days after the end of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, in the case of each of the foregoing clauses (i)-(ii), on a month by month basis, together with supporting schedules as it relates to the Financial Plan and an explanation of the assumptions on which such forecasts are based, all in form reasonably satisfactory to Agents and the Required Lenders;

(j)Notice Regarding Insurance and Insurance Report.  (i) As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year and (ii) at least thirty (30) days prior to any substantial modification of the insurance policies required to be maintained under Section 5.5, to the extent such modification is adverse to the interests of the Agents and the Required Lenders, notice of such modification to Administrative Agent;

(k)Notice Regarding Material Contracts.   Within thirty (30) days after the end of each month, a written statement identifying any new Material Contract entered into in such month (excluding change orders), and any termination or amendment of any Material Contract in a manner that is materially adverse to Company or any of its Subsidiaries, as the case may be; provided, that for purposes of this clause (k), all references to $1,000,000 in the definition of “Material Contract” shall be deemed to refer instead to $2,000,000;

(l)Environmental Reports and Audits.  Within ten (10) Business Days following the receipt thereof, copies of all environmental audits and reports with respect to any environmental matter which have resulted in or are reasonably likely to result in a claim asserted against any Loan Party or in any liabilities or costs to any Loan Party;

(m)Information Regarding  Collateral.    Company  will  furnish  to  Collateral  Agent  prior written notice of any change (a) in any Loan Party’s corporate name, (b) in any Loan Party’s identity or corporate structure, or (c) in any Loan Party’s Federal Taxpayer Identification Number.  Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.  Company also agrees promptly (but in any event within three (3) Business Days) to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n)Notices re Intellectual Property.   Promptly (but in any event within ten (10) Business Days) deliver notice of material infringements of any material intellectual property owned or licensed by such Loan Party or any of its Subsidiaries that are known to Company;

(o)Annual Collateral Verification.   Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent an Officer’s Certificate confirming that there has been no change or identifying any changes in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(n); provided, that for purposes of this clause (o), all references to $1,000,000 in the definition of “Material Contract” shall be deemed to refer instead to $2,000,000;

(p)Aging Reports.   Together with each delivery of financial statements of Company and each other Loan Party pursuant to Section 5.1(a), (i) a summary of the accounts receivable aging report of each Loan Party as of the end of such period and (ii) a summary of accounts payable aging report of each Loan Party as of the end of such period and such other information as any Agent may reasonably request, in each case, all in detail and in form reasonably satisfactory to the Agents;

(q)Tax Returns.  As soon as practicable and in any event within fifteen (15) days following the filing thereof, copies of each federal income tax return filed by or on behalf of any Loan Party;

(r)Notice of Antitrust Restraint or Antitrust Investigation.   Promptly (but in any event within two (2) Business Days) deliver written notice upon the occurrence of any Antitrust Investigation or Antitrust Restraint;

(s)Management.  Promptly (but in any event within five (5) Business Days) deliver written notice upon Zach Rinat (or his/her replacement) ceasing to be actively engaged in the day-to-day management of Company in the role he serves in on the Closing Date; and

(t)Other Information.  (i) Promptly upon becoming available, copies of (x) all financial statements, reports, notices and proxy statements sent or made available by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company and (y) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (ii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than a routine inquiry, standard course audits or if not permissible under law), (iii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letter) submitted to any Loan Party by its auditors in connection with any annual interim audit of the books thereof, and (iv) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Agent, properly completed and duly executed where applicable).

For purposes of Section 5.1(b) and Section 5.1(c), any information which is filed with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system shall be deemed to have been delivered to the Administrative Agent and Lenders as of the date of such filing with no further action required on behalf of the Company.

Section 5.2Existence.   Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, that no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person’s Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.3Payment of Taxes and Claims.  Each Loan Party will, and will cause each of its Subsidiaries to, file all tax returns required to be filed by Company or any of its Subsidiaries and pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine or Lien resulting from the non-payment thereof.  No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or its Subsidiaries).

Section 5.4Maintenance of Properties.   Each Loan Party will, and will cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture that would be deemed material to the Loan Parties.

Section 5.5Insurance.

(a)The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained (A) flood insurance with respect to each flood hazard property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (B) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (1) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as the loss payee thereunder.

(b)Each of the insurance policies required to be maintained under this Section 5.5 shall provide for at least thirty (30) days’ prior written notice to Collateral Agent of the cancellation thereof. Receipt of such notice shall entitle Collateral Agent (but Collateral Agent shall not be obligated) to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Loan Parties.

Section 5.6Inspections.  Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Administrative Agent or any Lender (including employees of Administrative Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to conduct audits, valuations and/or field examinations of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested; provided, that, unless an Event of Default has occurred and is continuing, the cost of only one such visit and inspection per calendar year shall be borne by the Loan Parties; provided, further, that, when an Event of Default has occurred and is continuing, Administrative Agent and any Lender may do any of the foregoing at the expense of Company at any time and without advance notice and as many times as Administrative Agent or Lender may require.  The Loan Parties acknowledge that Administrative Agent, after  exercising its  rights  of  inspection, may  prepare  and  distribute  to  the  Lenders  certain  reports pertaining to the Loan Parties’ assets for internal use by Administrative Agent and the Lenders.

Section 5.7Lenders Meetings and Conference Calls.

(a)Company  will,  upon  the  request  of  Administrative  Agent  or  Required  Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

(b)Company will, upon the request of Administrative Agent or Required Lenders, within 20 days of delivery of financial statements and other information required to be delivered pursuant to Section 5.1(b), cause its chief financial officer to participate in a conference call with Administrative Agent and all Lenders who choose to participate in such conference call, at such time as may be agreed to by Company and Administrative Agent, during which conference call the chief financial officer shall review the financial condition of Company and its Subsidiaries and such other matters as Administrative Agent or any Lender may reasonably request.

Section 5.8Compliance with Laws. Each Loan Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Real Estate Assets to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all environmental laws), in all material respects.

Section 5.9Intellectual Property.    Each  Loan  Party  shall:  (a)  take  reasonable action  to protect, defend, and maintain the validity and enforceability of the intellectual property owned or licensed by such Loan Party that is material to the business of such Loan Party; and (b) not allow any intellectual property owned or licensed by such Loan Party or any of its Subsidiaries that is material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without such Loan Party’s written consent, unless such Loan Party deems such abandonment, forfeiture, or dedication to be necessary or appropriate in its reasonable business judgment.

Section 5.10Subsidiaries.   In the event that any Person becomes a Domestic Subsidiary of Company, Company shall (a) within seven (7) Business Days of such Person becoming a Domestic Subsidiary cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to each Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(e), 3.1(g) and 3.1(j).  In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, within seven (7) Business Days of such Person becoming a Foreign Subsidiary of Company, deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, within seven (7) Business Days of such Person becoming a Foreign Subsidiary of Company, all of the actions necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests.  With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, that such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

Section 5.11Additional Material Real Estate Assets. In the event that any Loan Party acquires or leases a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Loan Party, contemporaneously with acquiring such Material Real Estate Asset, or promptly after a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages or such other agreements and documents with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets; provided, that if the foregoing shall require that such Loan Party cause any third party to execute any documents or take any action, such Loan Party shall only be required to use commercially reasonable efforts to cause such third party to execute such documents or take such action. In addition to the foregoing, Company shall, at the request of Required Lenders, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of owned Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

Section 5.12Location  of  Inventory  and  Equipment.    Keep  each  of  Company’  and  its Subsidiaries’ Inventory and Equipment (other than (a) vehicles and Equipment out for repair and (b) Equipment with values not exceeding $25,000 individually and $100,000 in the aggregate) only at the locations identified on Schedule 4.23; provided, that Company may amend Schedule 4.23 so long as such amendment occurs by written notice to Collateral Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, at the time of such written notification, Company has used commercially reasonable efforts to provide Collateral Agent a Collateral Access Agreement with respect thereto.

Section 5.13Further Assurances.  At any time or from time to time upon the request of any Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 9.20.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as any Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by  the Guarantors and are secured by  substantially all of the assets of Company and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries).

Section 5.14Miscellaneous Business Covenants.   Unless otherwise consented to by Agents and Required Lenders:

(a)Non-Consolidation.   Company  will  and  will  cause  each  of  its  Subsidiaries to:    (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity (other than Loan Parties); and (iii) provide that its Board of Directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions to the extent required by applicable law, which meetings will be separate from those of other entities.

(b)Cash Management Systems.  Company and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent; provided, that for avoidance of doubt, any cash management system customary in the Company’s industry shall not be deemed not reasonably acceptable to Agent.

(c)Communication with Accountants.   Each Loan Party executing this Agreement shall provide reasonable access to such Loan Party’s independent certified public accounts and authorizes Administrative Agent to communicate directly with such public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with Administrative Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party; provided, that Administrative Agent or the applicable Lender, as the case may be, shall provide such Loan Party with notice at least two (2) Business Days prior to first initiating any such communication and shall use commercially reasonable efforts, unless a Default or Event of Default exists, to initiate such communication upon reasonable times and in consultation with the Company.

(d)Replacement of Key Officers.   If Zach Rinat (or his/her replacement) shall, for any reason, cease to be actively engaged in the day-to-day management of Company in the role he serves in on the Closing Date, Company will appoint a permanent or interim replacement for such Person approved by the Company’s Board of Directors within 90 days of any such cessation.

Section 5.15Post-Closing Matters  .  Company shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by Administrative Agent and the Required Lenders.

ARTICLE VI NEGATIVE

COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.1Indebtedness.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

Section 6.2Liens.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except Permitted Liens.

Section 6.3[Reserved].

Section 6.4No  Further Negative Pledges.    Except  with  respect to  (a)  specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9 and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements (provided, that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Loan Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.  No Loan Party shall become party to or otherwise be bound by any intellectual property license as licensor that prohibits any Loan Party from granting the Collateral Agent a security interest in its intellectual property, unless the license is not exclusive and generally available on commercially reasonable terms.

Section 6.5Restricted Junior Payments.  No Loan Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart any sum for any Restricted Junior Payment in Cash or Cash Equivalents, other than solely in the case of dividends or distributions made by a Subsidiary of Company to a Loan Party (or, in the case of a distribution by a Subsidiary that is not a Loan Party, to another Subsidiary of the Company; provided, that such distribution is in connection with a Permitted Investment).

Section 6.6Restrictions on Subsidiary Distributions.   Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by clause (d) of the definition of Permitted Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.No Loan Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Company from being a Loan Party.

Section 6.7Investments.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except Permitted Investments. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

Section 6.8Financial Covenants.

(a)SaaS and Maintenance Revenue. Company and its Subsidiaries shall not permit SaaS and Maintenance Revenue for the fiscal quarter ending on the date set forth below to be less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter	SaaS and Maintenance Revenue
March 31, 2017	$67,618
June 30, 2017	$73,622
September 30, 2017	$77,799
December 31, 2017	$79,718
March 31, 2018	$80,108
June 30, 2018	$83,268
September 30, 2018	$87,731
December 31, 2018	$92,591
March 31, 2019	$89,144
June 30, 2019	$92,934
September 30, 2019	$96,830
December 31, 2019	$100,999
March 31, 2020	$97,674
June 30, 2020	$102,476
September 30, 2020	$106,486
December 31, 2020	$108,421
March 31, 2021	$103,830
June 30, 2021	$111,076
September 30, 2021	$114,549
December 31, 2021	$116,673

In the event Company receives a letter or other communication from the Department of Justice or any other Governmental Authority applying an Antitrust Restraint and a breach of the covenant in this Section 6.8(a)

results from the receipt of such letter or communication and any related transactions, the Lenders and the Agents hereby agree on a one time basis to grant a grace period and not exercise remedies as a result solely of such breach under this Section 6.8(a) for a period of 30 days from the date of initial receipt of such letter or communication (so that no such breach under this Section 6.8(a) shall be deemed to have occurred during such 30 day period, but without limitation to the rights of the Lenders and the Administrative Agent thereafter).

(b)Minimum Consolidated Liquidity.   Company and its Subsidiaries shall not permit Consolidated Liquidity at any time to be less than (i) $30,000,000, from and on the Closing Date to the date that is the later of (x) the date that is 60 calendar days after the Closing Date and (y) to the extent any Antitrust Investigation has commenced prior to the 60th calendar day after the Closing Date (including any Antitrust Investigation which is commenced prior to the Closing Date but the Closing Date has occurred),  the  date  when  all  such  Antitrust  Investigations  have  been  resolved  to  the  reasonable satisfaction of the Required Lenders and (ii) thereafter $20,000,000, plus, in both clauses (i) and (ii) of this Section 6.8(b), the amount by which the Company’s and its Subsidiaries’ (on a consolidated basis) total accounts payable (under GAAP) is not paid by the 90th  day after the invoice date associated with such accounts (or, if later, the date due); provided, that accounts payable (I) up to an aggregate amount of $500,000 and (II) which are being contested in good faith and reserves required by GAAP have been made, such accounts payable shall be excluded from the foregoing calculation.

Section 6.9Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)any Subsidiary of Company may be merged with or into Company or any Guarantor (or, in the case of Subsidiaries that are not Loan Parties, with or into any other Subsidiary), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, that in the case of such a merger, Company or such Guarantor, as applicable shall be the continuing or surviving Person;

(b)sales of Inventory in the ordinary course of business;

(c)if no Default or Event of Default has occurred and is continuing, the Loan Parties may do the following in good faith, arm’s length transactions, in the ordinary course of business (x) enter into non-exclusive licenses with respect to its intellectual property and (y) trade-in or dispose of obsolete or unneeded property with an aggregate value of no more than $500,000 during the term of this Agreement;

(d)if  no Default or  Event of  Default has occurred and is  continuing, Asset Sales, the proceeds of which (i) are no more than $500,000 with respect to any single Asset Sale or series of related Asset Sales, and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are no more than $500,000; provided, that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Company (or similar governing body)), (B) no less than 100% thereof shall be paid in Cash, and (C) the Net Proceeds of such Asset Sale(s) that are required to be applied to the Obligations pursuant to Section 2.13(a) are so applied;

(e)Permitted Investments;

(f) any Antitrust Divestiture, so long as the Net Proceeds of any Asset Sale(s) resulting from such Antitrust Divestiture that are required to be applied to the Obligations pursuant to Section 2.13(a) are so applied; and

(g)Permitted Acquisitions, the aggregate consideration for which constitutes (i) less than $7,000,000 plus an additional $1,000,000 in the form of Capital Stock of the Company in any Fiscal Year, and (ii) less than $20,000,000 in the aggregate from the Closing Date to the date of determination.

Section 6.10Disposal of Subsidiary Interests.  Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 (including, for the avoidance of doubt, an Antitrust Divestiture), no Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.11Sales and Lease Backs.   No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

Section 6.12Transactions with Affiliates.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company; provided, that  the  Loan  Parties  and  their  Subsidiaries may  enter  into  or  permit to  exist  any  such transaction if Administrative Agent and the Required Lenders have consented thereto in writing prior to the consummation thereof and the terms of such transaction are not less favorable to Company or that Subsidiary or such Affiliate, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; further, provided, that the foregoing restrictions shall not apply to any of the following:

(a)any transaction among the Loan Parties;

(b)reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of Company and its Subsidiaries; and

(c)compensation  arrangements  for  officers  and  other  employees  of  Company  and  its

Subsidiaries entered into in the ordinary course of business.

Section 6.13Conduct of Business.  From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by such Loan Party on the Closing Date; provided, that the foregoing shall not prevent any Loan Party or its Subsidiaries from engaging in any business that is reasonably related or ancillary to such businesses.

Section 6.14Subordinated Indebtedness. No Loan Party shall make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject.

Section 6.15Changes to Certain Agreements and Organizational Documents.  No Loan Party shall (i) amend or permit any amendments to any Loan Party’s Organizational Documents; (ii) amend or permit any amendments to the Organizational Documents of any Subsidiary that is not a Loan Party; or (iii) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract, if, in any of the foregoing cases of clauses (i) through (iii), such amendment, termination, or waiver would be adverse to the rights of Administrative Agent or the Lenders (it being understood that any amendment, termination, or waiver with respect to voting rights is deemed to be adverse to the rights of Administrative Agent and Lenders).  No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, except as may be permitted pursuant to the applicable subordination and/or intercreditor arrangements, the terms and conditions of which are satisfactory to Administrative Agent and the Required Lenders.

Section 6.16Accounting Methods.  The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 6.17Deposit Accounts and Securities Accounts.   No Loan Party shall establish or maintain a Deposit Account or a Securities Account that is not subject to a Control Agreement, other than (a) Payroll Accounts, (b) that certain Securities Account set forth in Schedule 5.15 owned by Model N, Inc. for the period set forth with respect thereto in such Schedule, so long as the balance in such account is no more than $20,000 at any time; provided, that if the balance is no more than $10,000 at any time, then no Control Agreement will be required for such Securities Account or (c) that certain Deposit Account set forth in Schedule 5.15 owned by Revitas, Inc. for the period set forth with respect thereto in such Schedule, so long as the balance in such account does not exceed the balance in such account as of the Closing Date for a period of three (3) consecutive Business Days.

Section 6.18Prepayments of Certain Indebtedness. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, and (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9.

Section 6.19Anti-Terrorism Laws. None of the Loan Parties, nor any of their controlled Affiliates or agents shall:

(a)conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person;

(b)deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs; or

(c)engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the Patriot Act or any other Anti-Terrorism Law.

The Company shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Company’s compliance with this Section 6.19.

ARTICLE VII

GUARANTY

Section 7.1Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the

Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.2Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that  solely  for  purposes  of  calculating the  “Fair  Share  Contribution Amount” with  respect  to  any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.   “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor.  The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

Section 7.3Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.4Liability of Guarantors Absolute.   Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)Any Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)the  obligations  of  each  Guarantor  hereunder  are  independent  of  the  obligations  of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason

(other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to  the  extent  such  security  also  serves  as  collateral  for  indebtedness  other  than  the  Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration,  breach  of  warranty,  payment,  statute  of  frauds,  statute  of  limitations,  accord  and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.5Waivers  by  Guarantors.    Each  Guarantor hereby  waives,  for  the  benefit  of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.6Guarantors’ Rights of Subrogation, Contribution, Etc.   Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or  indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid  to  any  Guarantor  on  account  of  any  such  subrogation,  reimbursement,  indemnification  or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.7Subordination of Other Obligations.   Any Indebtedness of  Company or  any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.8Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.9Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10Financial Condition of Company.   The Loans may be made to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each

Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

Section 7.11Bankruptcy, Etc.

(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)Each  Guarantor  acknowledges  and  agrees  that  any  interest  on  any  portion  of  the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations.   Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or  indirectly from any  Beneficiary as  a  preference, fraudulent transfer or  otherwise, and  any  such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors hereunder shall be sold or otherwise disposed (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

ARTICLE VIII EVENTS OF

DEFAULT

Section 8.1Events of Default.  If any one or more of the following conditions or events shall occur:

(a)Failure to Make Payments When Due.  Failure by Company to pay (i) the principal of and premium, if any, on any Loan whether at stated maturity, by notice of voluntary prepayment, by mandatory prepayment, by acceleration or otherwise; or (ii) when due any interest on any Loan or any fee or any other amount due hereunder; or

(b)Default in Other Agreements.   (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of, interest on or any other amount payable in respect of any item of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in a principal amount of $500,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (A) any item of Indebtedness in the principal amounts referred  to  in  clause  (i)  above,  or  (B)  any  loan  agreement, mortgage, indenture or  other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Company or any of its Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)Breach of Certain Covenants.  Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.5, Section 5.1, Section 5.2, Section 5.4, Section 5.5, Section 5.6, Section 5.7, Section 5.9, or Article VI; or

(d)Breach of  Representations, etc.    Any representation, warranty, certification or  other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or

(e)Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within fifteen (15) days after the earlier of (i) notice to the Borrower from the Administrative Agent or the Required Lenders or (ii) knowledge of the occurrence thereof by such Loan Party; or

(f)Involuntary  Bankruptcy;  Appointment  of  Receiver,  etc.    (i)  A  court  of  competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an  interim receiver, trustee or  other custodian of  Company or  any  of  its  Subsidiaries for  all  or  a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event  described in  this  clause  (ii)  shall  continue for  thirty  (30)  days  without  having  been  stayed, dismissed, bonded or discharged; or

(g)Voluntary  Bankruptcy;  Appointment  of  Receiver,  etc.    (i)  Company  or  any  of  its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)Judgments and Attachments.   Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)Dissolution.   Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party; or

(j)Employee Benefit Plans.    (i)  There  shall  occur  one  or  more  ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

(k)Change of Control. A Change of Control shall occur; or

(l)Guaranties, Collateral Documents and other Loan Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared  to  be  null  and  void  or  any  Guarantor  shall  repudiate  its  obligations thereunder, (ii)  this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any other Beneficiary to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

(m)Subordinated Indebtedness.  There shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iv) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness (including, without limitation, any subordination agreement), or (v) the subordination provisions of the documents (including, without limitation, any subordination agreement) evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness.

THEN, (A) upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, and (B) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to Company by Administrative Agent, (1) the unpaid principal amount of and accrued interest on the Loans and all other Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party; and (2) Collateral Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents.

ARTICLE IX

MISCELLANEOUS

Section 9.1Notices.

(a)Notices Generally.   Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Collateral Agent, Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

(b)Electronic Communications.

(c)(i)Each Agent and Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(d)(ii)Unless  Administrative  Agent  otherwise  prescribes,  (A) notices  and   other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 9.2Expenses.  Company agrees to pay promptly (a) all of each Agent’s actual and reasonable costs and expenses of negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of each Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of such Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by each Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; and (f) after the occurrence of a Default or an Event of Default, all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 9.3Indemnity.

(a)IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 9.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF EACH AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED  LIABILITIES  ARISE  FROM  THE  GROSS  NEGLIGENCE,  WILLFUL MISCONDUCT OR BAD FAITH, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE.   TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(b)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.4Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the participations under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

Section 9.5Amendments and Waivers.

(a)Required Lenders’ Consent.    Subject to  Sections 9.3(b) and 9.5(c), no  amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Required Lenders.

(b)Affected Lenders’ Consent.   Without the written consent of each Lender (other than a Defaulting Lender), no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)extend the scheduled final maturity of any Loan or Note; (ii)waive, reduce or postpone any scheduled repayment;

(iii)reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee payable hereunder;

(iv)extend the time for payment of any such interest or fees;

(v)reduce the principal amount of any Loan;

(vi)amend,  modify,  terminate  or  waive  any  provision of  this  Section  9.3(b)  or Section 9.5(c);

(vii)amend the definition of “Required Lenders” or “Pro Rata Share”; amend, modify, terminate or waive any provision requiring the pro rata application of payments under any Loan Documents or any provision relating to the order of application of payments, Section 2.14, Section 2.15, Section 9.6 or the definition of “Eligible Assignee”;

(viii)release all or substantially all of the Collateral or all or substantially all of the

Guarantors from the Guaranty except as expressly provided in the Loan Documents;

(ix)subordinate any of the Obligations or any Lien created by this Agreement or any other Loan Document; or

(x)consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.

(c)Other Consents.  No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall amend, modify, terminate or waive Section 9.8 or any provision of Appendix C as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)Execution of Amendments, etc.  Administrative Agent may, but shall have no obligation to, with the written consent of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Section 9.6Successors and Assigns; Participations.

(a)Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee  Agent  Parties  under  Section  1.6  of  Appendix  C,  Indemnitees  under  Section  9.3,  their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Register.  Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 9.6(e).  Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)to any Person meeting the criteria of clause (a)(i) or clause (b)(i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Administrative Agent; and

(ii)to  any  Person  otherwise  constituting  an  Eligible  Assignee  with  the consent of Administrative Agent; provided, that each such assignment pursuant to this Section 9.6 shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the  aggregate  amount  of  the  Loans  of  the  assigning  Lender)  with  respect  to  the assignment of Loans.

(d)Mechanics.  The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(d) and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f)Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in loans such as the Loans; (iii) it will make or invest in its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party.

(g)Effect of Assignment.  Subject to the terms and conditions of this Section 9.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register:  (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.9) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (C) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

(h)Participations.

(i)Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Loans or in any other Obligation.  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.  Company agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.6(c); provided, that a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless, at the time such participant is claiming such benefits, Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.19 as though it were a Lender.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

(ii)In the event that any Lender sells participations in its Loans or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name of all participants in the Loans or Obligations held  by  it  and  the  principal amount (and  stated interest thereon) of  the  portion of  such Loans or Obligations which are the subject of the participation (the “Participant Register”).  A Loan or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide).   The Participant Register shall be available for inspection by Company at any reasonable time upon reasonable prior notice.

(i)Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 9.6, any Lender or Agent may assign, pledge and/or grant a security interest in, all or any portion of its Loans, Notes, if any and the other Obligations owed by or to such Lender, to secure obligations of such Lender, Agent or any of their Affiliates to any Person providing any loan, other extension of credit or financial arrangement to or for the account of such Lender, Agent or any of their Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, that no Lender or Agent, as between Company and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.

Section 9.7Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.8Agency Provisions. Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 9.8 and set forth on Appendix C are solely for the benefit of Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof other than, in each of the foregoing instances, insofar as Company has consent rights under Section 1.7 of Appendix C.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

Section 9.9Survival of Representations, Warranties and Agreements.   All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of the Loans.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.17(c), 2.18, 2.19, 9.2, 9.3, 9.4, and 9.11 and the agreements of Lenders set forth in Sections 2.16, .3(b) of Appendix C and .6 of Appendix C shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 9.10No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 9.11Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.12Headings and Severability.   Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.  In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.13Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 1.8 of Appendix C, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 9.14APPLICABLE  LAW.     THIS  AGREEMENT  AND  THE  RIGHTS  AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 9.15CONSENT   TO   JURISDICTION.(a) ALL   JUDICIAL   PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS  GENERALLY  AND  UNCONDITIONALLY THE  NON-EXCLUSIVE  JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1.   ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 9.16WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF  THIS  LOAN  TRANSACTION  OR  THE  LENDER/BORROWER RELATIONSHIP  THAT  IS BEING ESTABLISHED.    THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS

WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.17Confidentiality.  Each Agent and Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender from Company or its Subsidiaries pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, any Agent or Lender may make (i) disclosures of such information to Affiliates of such Agent or Lender and to their agents, advisors, directors and shareholders (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Loans or any participations therein, (iii) disclosure to any rating agency when required by it, provided, that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any of the Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided, that prior to any disclosure, such financing source is informed of the confidential nature of the information, (v) disclosures of such information to any investors and partners of any Lender, provided, that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, and (vi) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Agent and Lender shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.  Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent or any Lender may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties)(collectively, “Trade Announcements”).  No Loan Party shall issue any Trade Announcement except (A) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (B) with the prior approval of Administrative Agent.

Section 9.18Usury  Savings  Clause.     Notwithstanding  any  other  provision  herein,  the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.   Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.   In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 9.19Counterparts and Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and each Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 9.20Patriot Act Notice.  Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MODEL N, INC.,
as the Borrower

By:	/s/Mark Tisdel
Name:	Mark Tisdel
Title:	Senior Vice President and Chief Financial Officer

SAPPHIRE STRIPE HOLDINGS, INC.,
as a Guarantor

By:	/s/Mark Tisdel
Name:	Mark Tisdel
Title:	President and Treasurer

REVITAS, INC.,
as a Guarantor

By:	/s/Mark Tisdel
Name:	Mark Tisdel
Title:	President and Treasurer

NEXUS ACQUISITION SUB, INC.,
as a Guarantor

By:	/s/Mark Tisdel
Name:	Mark Tisdel
Title:	President and Treasurer

TC LENDING, LLC,
as Administrative Agent, Collateral Agent, Sole
Lead Arranger and a Lender

By:	/s/Michael Fishman
Name:	Michael Fishman
Title:	Co-Chief Executive Officer

CRYSTAL FINANCIAL SPV, LLC,
as a Lender

By:	/s/Evren Ozargun
Name:	Evren Ozargun
Title:	Managing Director

[Signature Page to Financing Agreement]

		APPENDIX A TO FINANCING AGREEMENT
	Commitments
Lender	Commitment	Pro Rata Share
TC Lending, LLC	$30,000,000	60%
Crystal Financial SPV, LLC	$20,000,000	40%
Total	$50,000,000	100%

Appendix A - 1

APPENDIX B

TO FINANCING AGREEMENT

Notice Addresses

Model N, Inc.

Pacific Shores Center

1600 Seaport Boulevard, Suite 400

Redwood City, CA 94064

Attention: Chief Financial Officer

in each case, with a copy to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: David K. Michaels

TC Lending, LLC,

as Administrative Agent, Collateral Agent, Sole Lead Arranger and a Lender

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention:	Shari Withem
Telephone:	(212) 430-4115

with a copy to:

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111-6538

Attention:	Haim Zaltzman, Esq.
Facsimile:	(415) 395-9095

Crystal Financial SPV, LLC, as a Lender

Crystal Financial, LLC

Two International Place, 17th Floor

Boston, MA 02110

Attention:	Evren Ozargun, Managing Director
Telephone:	(617) 428-8700
Facsimile:	(617) 428-8701

with a copy to:

Morgan, Lewis & Bockius LLP

One Federal Street, 32"ct Floor Boston, MA  02110

Attention:	Sandra Vrejan, Esq.
Facsimile:	(617) 341-7701

Appendix B - 1

APPENDIX C

TO FINANCING AGREEMENT

Agency Provisions

Section 1.1.Appointment of Agents.

(a)TC Lending, LLC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes TC Lending, LLC, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.

(b)TC Lending, LLC is hereby appointed Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes TC Lending, LLC, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.

Section 1.2.Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.   Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Documents by or through any trustee, co-agent, sub-agent, employee or attorney-in-fact. Any such Person shall benefit from Appendix C to this Agreement to the extent provided by the Administrative Agent. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

Section 1.3.General Immunity.

(a)No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained

Appendix C - 1

in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.   Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence, willful misconduct or bad faith, as determined by a court of competent jurisdiction in a final, non-appealable order.   Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.   Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.5).

(c)Notice of Default.   Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless  Administrative Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with this Appendix C; provided, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 1.4.Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

Appendix C - 2

Section 1.5.Lenders’ Representations, Warranties and Acknowledgment.

(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the Loans made hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c)Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor  its  Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Loan Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of Administrative Agent.

Section 1.6.Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY EACH AGENT, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF EACH AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE  IN  ITS  CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S  GROSS  NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON- APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO  ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR  ADDITIONAL INDEMNITY AND CEASE, OR NOT  COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, THAT IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; AND PROVIDED, FURTHER, THAT THIS SENTENCE SHALL NOT BE DEEMED TO

Appendix C - 3

REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 1.7.Successor Administrative Agent and Collateral Agent.

(a)Any Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders, Company and the other Agent; provided, however, that Crystal Financial LLC is hereby granted a right of first offer to become the successor Administrative Agent and/or Collateral Agent upon the resignation of any Agent or upon the sale, transfer or assignment of all the remaining Commitments and Loans of TC Lending, LLC.  Upon any such notice of resignation, in the event that Crystal Financial LLC or one of its Affiliates shall not have accepted such right of first offer within five (5) Business Days of Agent’s written notice of resignation, Required Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Agent with, so long as no Default or Event of Default then exists, the prior written consent of Company (which consent shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, from among the Lenders. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, that successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent, as applicable, all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with  the performance of the duties of the successor Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent, as applicable, such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent, as applicable, of the security interests created under the Collateral Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Appendix C shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, hereunder.

(b)Notwithstanding anything herein to the contrary, any Agent may assign their rights and duties as Administrative Agent or Collateral Agent, as applicable, hereunder to an Affiliate of TC Lending, LLC without the prior written consent of, or prior written notice to, Company or the Lenders; provided, that Company and the Lenders may deem and treat such assigning Agent as Administrative Agent or Collateral Agent, as applicable, for all purposes hereof, unless and until such assigning Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents.

(c)Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory, indemnification and other provisions of Section 1.3 of Appendix C, Section 1.6 of Appendix C and of this Section 1.7 shall apply to any of the Affiliates of each Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as

Appendix C - 4

applicable.  All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 1.3 of Appendix C, Section 1.6 of Appendix C and of this Section 1.7 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 1.8.Collateral Documents and Guaranty.

(a)Agents  under  Collateral  Documents  and  Guaranty.     Each  Lender  hereby  further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 9.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented.

(b)Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

Section 1.9.Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party.  Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral

Appendix C - 5

Agent’s request therefore shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 1.10.Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender and other Agent:

(a)is deemed to have requested that Administrative Agent furnish such Lender or Agent, promptly after it becomes available, a copy of each field audit or examination report with respect to Company or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender and Agent with such Reports,

(b)expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Company and its Subsidiaries and will rely significantly upon Company’ and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d)agrees to keep all Reports and other material, non-public information regarding Company and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 9.17, and

(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Administrative Agent and any other Lender or Agent preparing a Report harmless from any action the indemnifying Lender or Agent may take or fail to take or any conclusion the indemnifying Lender or Agent may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender or Agent has made or may make to Company, or the indemnifying Lender’s or Agent’s participation in, or the indemnifying Lender’s or Agent’s purchase of, a loan or loans of Company, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender or Agent preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorney’s fees and costs) incurred by Administrative Agent and any such other Lender or Agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Agent.

In addition to the foregoing:  (x) any Lender or other Agent may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender or other Agent a copy of any report or document provided by Company or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Company or such Subsidiary to such Lender or other Agent, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Company or its Subsidiaries, any Lender or other Agent may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such  Lender’s  or  other  Agent’s  notice  to  Administrative  Agent,  whereupon  Administrative  Agent promptly shall request of Company the additional reports or information reasonably specified by such Lender or other Agent, and, upon receipt thereof from Company or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender or other Agent, and (z) any time that Administrative Agent renders to Company a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

Appendix C - 6

Schedule 4.1 - Jurisdiction of Organization and Qualification

Model N, Inc.

Jurisdiction of Organization

Delaware

Foreign Qualifications

California

Colorado

Illinois

Massachusetts

New Jersey

Model N UK LTD

United Kingdom

Model N (Switzerland) GmbH

Switzerland

Model N India Software Private LTD

India

Model N Technology India Private LTD

India

Sapphire Stripe Holdings, Inc.

Delaware

Revitas, Inc.

Jurisdiction of Organization

Delaware

Foreign Qualifications

California

Maine

New Jersey

Pennsylvania

Revitas International Limited

United Kingdom

Revitas Technologies Private Limited

India

Nexus Acquisition Sub, Inc.

Delaware

Schedule 4.2 - Capital Stock and Ownership

Company	Record Owner	Certificate No(s).	No. Shares/Interest
Model N UK LTD	Model N, Inc.	N/A	1 share Wholly Owned
Model N (Switzerland) GmbH	Model N, Inc.	N/A	200 shares Wholly Owned
Model N India Software Private LTD	Model N, Inc.	N/A	1,000,000 shares Wholly Owned
Model N Technology India Private LTD	Model N, Inc.	N/A	50,000 shares Wholly Owned
Nexus Acquisition Sub, Inc.	Model N, Inc.	N/A	100 shares Wholly Owned
Sapphire Stripe Holdings, Inc.	Model N, Inc.	C-001	100 shares Wholly Owned
Revitas, Inc.	Sapphire Stripe Holdings, Inc.	C-1	1,000 shares Wholly Owned
Revitas International Limited	Revitas, Inc.	N/A	50,400 shares Wholly Owned
Revitas Technologies Private Limited	Revitas International Ltd.	N/A	10,000 shares Wholly Owned

2

Schedule 4.12 – Real Estate Assets

1.	Loan Party:	Model N, Inc.
	Address:	1600 Seaport Blvd., Suite 400 Pacific Shores Center – Building 6 South
Redwood City, CA 94063
	Agreement:	Sublease Agreement, between Model N, Inc. and Openwave Mobility,
Inc. dated May 12, 2014, as amended.
	Termination Date:	December 26, 2017
	Annual Rent:	$1,329,446
2.	Loan Party:	Model N, Inc.
	Address:	3000 Hillswood Dr., Hillswood Business Park
KT160RS Chertsey, United Kingdom
	Agreement:	Online Lease Agreement between Model N, Inc and Regus Management
(UK) Limited, dated March 2, 2015.
	Termination Date:	February 28, 2017
	Annual Rent:	$17,708
3.	Loan Party:	Model N, Inc.
	Address:	1432 Main Street
Waltham, MA 02451
	Agreement:	Lease, by and between the Company (as successor in interest to
LeapFrogRx, Inc.) and Main Street SPE LLC, dated August 7, 2009
	Termination Date:	February 28, 2017
	Annual Rent:	$275,441
4.	Loan Party:	Model N, Inc.
	Address:	200 South Michigan Ave., Suite 1000 (10th floor)
Chicago, IL 60604
	Agreement:	Sublease, by and between the Company and Highland Group, Inc. dated
April 30, 2015.
	Termination Date:	June 30, 2017
	Annual Rent:	$69,970
5.	Loan Party:	Model N, Inc.
	Address:	717 17th Street, #1700
Denver, CO 80202
	Agreement:	Office Lease, by and between the Company and Sri Ten DDC LLC, dated May 26, 2016.
	Termination Date:	October 25, 2021
	Annual Rent:	$246,686
6.	Loan Party:	Model N, Inc.
	Address:	500 College Road
East Princeton, New Jersey
	Agreement:	Short Form Lease, by and between the Company and College Road
Realty L.L.C., dated March 30, 2012, as amended on July 23, 2012.
	Termination Date:	July 22, 2018
	Annual Rent:	$131,874

3

7.	Loan Party:	Model N, Inc.
	Address:	19100 Von Karman Avenue
Irvine, CA 92612
	Agreement:	Office Lease, by and between the Company and Atrium Irvine. LLC, dated September 15, 2010, as amended on August 31, 2011,
September 29, 2012, April 1, 2013, November 1, 2014 and November 6, 2015.
	Termination Date:	January 5, 2017[1]
	Annual Rent:	$62,109
8.	Loan Party:	Revitas, Inc.
	Address;	Mellon Bank Center, 1735 Market Street, Suite 3700,
Philadelphia, PA 19100
	Agreement:	Office Lease, dated October 8, 2009 by and between Nine Penn Center
Associates, L.P. and I-Many, Inc.
	Termination Date:	January 31, 2017
	Annual Rent:	$431,680
9.	Loan Party:	Revitas, Inc.
	Address:	8000 Jarvis Avenue, Suite 120
Newark, CA 94560
	Agreement:	Office Lease Agreement, dated September 22, 2015 by and between
Jarvis Equities LLC, Dewit Jarvis LLC and Revitas, Inc., as amended by the Amendment Number One to the Lease, dated May 4, 2016.
	Termination Date:	July 31, 2021
	Annual Rent:	$330,442.56
10.	Loan Party:	Revitas, Inc.
	Address:	Ocean Gate Plaza
511 Congress Street, Suite 600
Portland, Maine 04101
	Agreement:	Ocean Gate Plaza Leasing Agreement, by and between Ocean Gate, LLC and Revitas, Inc. dated October 23, 2014.
	Termination Date:	October 23, 2017
	Annual Rent:	$176,507.24

1 Lease to be terminated and personnel to relocate to other offices.

4

Schedule 4.14 – Material Contracts2

Company	Description of Material Agreement
iMANY, Inc.	Software License and Support Agreement between iMANY, Inc. and Allergan Sales, LLC, dated November 17, 2011, and subsequent amendments thereto.
iMANY, Inc.	Master Services Agreement iMANY, Inc. and Allergan Sales, LLC, dated November 21, 2011, and subsequent SOWs and PCRs thereto.
I-many, Inc.

CARS®/Integrated System (IS) and CARS®/Medicaid License and Maintenance Agreement between I-many, Inc. and Allergan Sales, LLC (as successor in interest to Allergan Sales, Inc.), dated December 31, 2001, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and AstraZeneca Pharmaceuticals LP, dated June 27, 2002, and subsequent amendments thereto.
Revitas, Inc.	Master Services Agreement Revitas, Inc. and AstraZeneca Pharmaceuticals LP, dated January 7, 2015, and subsequent SOWs and PCRs thereto.
Revitas, Inc.	Baxalta US Inc. Master Software License and Maintenance & Support Agreement Revitas, Inc. and Baxalta US Inc., dated December 16, 2016, and all Schedules thereto.
Revitas, Inc.	Information Technology Managed Services Agreement Revitas, Inc. and Baxalta US Inc., dated November 3, 2015, and subsequent Ordering Documents, SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement (related to products of Edge Dynamics, Inc.) between Edge Dynamics, Inc. and Eli Lilly, dated December 22, 2004, and subsequent amendments thereto.
I-many, Inc.	Software License Agreement between I-many, Inc. and Eli Lilly, dated July 29, 2003, as subsequently amended.
I-many, Inc.	Consulting and Professional Services Agreement between I-many, Inc. and Eli Lilly, dated July 29, 2003, and subsequent Work Orders, SOWs and PCRs thereto.
iMany, Inc.	Limited Source Code License Agreement between iMANY, Inc. and Eli Lilly, dated May 16, 2011, and subsequent amendments thereto.

2 iMANY, Inc. is the prior name of Revitas, Inc. and Revitas, Inc. is now party to the contracts listed on this schedule for iMany, Inc. Edge Dynamics, Inc. was acquired by Revitas, Inc. Revitas, Inc. is now party to the Edge Dynamics, Inc. contracts.

5

Company	Description of Material Agreement
Revitas, Inc. (f/k/a I-many, Inc.)	Master License, Maintenance and Professional Services Agreement between I-Many, Inc. and Genentech, Inc., dated October 1, 2008, and subsequent amendments, SOWs, and PCRs thereto.
iMANY, Inc.	Enterprise Search Improvement License Agreement between iMANY, Inc. and Genentech, Inc., dated October 21, 2011.
Revitas, Inc.	Cloud Evaluation Agreement Revitas, Inc. and Genentech, Inc., dated November 19, 2015.
Revitas, Inc.	Custom Maintenance Agreement Revitas, Inc. and Genentech, Inc., dated December 13, 2013
Revitas, Inc. (f/k/a I-Many, Inc.)

Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-Many, Inc.) and GlaxoSmithKline LLC (f/k/a SmithKline Beecham Corporation dba GlaxoSmith Kline), dated June 30, 2002, and subsequent amendments thereto

I-many, Inc.	Services Agreement between I-many, Inc. and Glaxo Wellcome, Inc., dated July 26, 2000, and subsequent SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement between Edge Dynamics, Inc. and SmithKline Beecham Corporation dba GlaxoSmithKline, dated April 29, 2003, (related to products of Edge Dynamics, Inc.)
I-many, Inc.	Master License and Maintenance Agreement, dated as of March, 30, 2001 by and between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc.
Revitas, Inc.	Software License and Support Agreement by and among Revitas, Inc., Johnson & Johnson Health Care Systems, Inc. and Janssen Biotech, Inc. (f/k/a Centocor Ortho Biotech Inc.), dated January 24, 2013
I-many, Inc.	Services Agreement between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc., dated April 27, 2000, and subsequent SOWs and PCRs thereto
Revitas, Inc. (as successor in interest to I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Mylan Laboratories, Inc., dated September 28, 2007, and subsequent amendments thereto.
I-many, Inc.	Master Services Agreement between I-many, Inc. and Mylan, Inc., dated November 10, 2008, and subsequent SOWs and PCRs thereto.
Revitas, Inc. (as successor in interest to I-many, Inc.)	Master License and Maintenance Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Pfizer Inc., dated December 31, 2001, and subsequent amendments thereto

6

Company	Description of Material Agreement
Revitas, Inc.	Master Services Agreement between Revitas, Inc. and Pfizer Inc., dated September 7, 2007, and subsequent SOWs and PCRs thereto
Revitas, Inc.	Data License Agreement between Revitas, Inc. and Pfizer, Inc., dated December 1, 2010, and subsequent amendments thereto.
Revitas, Inc. (f/k/a I-many, Inc.)

CARS®/Integrated (IS) Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi US Services Inc. (f/k/a sanofi-aventis U.S. Inc. f/k/a Aventis, Inc.), dated March 28, 2002, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)

Master Professional Services Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi U.S. Services Inc. (f/k/a sanofi- aventis U.S. Inc.), dated March 31, 2008, and subsequent SOWs and PCRs thereto.

Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Sanofi US Services Inc., dated December 11, 2015.
Revitas, Inc.	Cloud Evaluation Agreement, dated as of May 21, 2015, by and between Revitas, Inc. and sanofi-aventis U.S. LLC, as amended by subsequent amendments thereto
Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated September 29, 2014.
Revitas, Inc.	Professional Services Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated October 23, 2014, together with Professional Services Statement of Work dated October 17, 2014.
Model N, Inc.	General Services Agreement between Model N, Inc. and Advanced Micro Devices, Inc. dated May 12, 2009, as amended.
Model N, Inc.	Master Software License and Services Agreement between Model N, Inc. and Amgen Inc. dated April 14, 2015, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Amgen Inc. dated March 1, 2005, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Astellas US LLC dated August 24, 2006.
Model N, Inc.	Professional Services Agreement between Model N, Inc. and Bristol-Myers Squibb Company dated December 17, 2008, as amended.

7

Company	Description of Material Agreement
Model N, Inc.	Software License Agreement between Model N, Inc. and Edwards Lifesciences LLC dated March 23, 2016.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Fresenius Kabi USA, LLC dated December 3, 2008.
Model N, Inc.	Master Agreement between Model N, Inc. and Hospira, Inc. dated September 18, 2009.
Model N, Inc.	Software-as-a-Service Agreement between Model N, Inc. and Integra Lifesciences Corporation dated June 16, 2016.
Model N, Inc.	Cloud Computing Services Agreement between Model N, Inc. and Intel Corporation and its Affiliates dated September 30, 2014.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ipsen Biopharmaceuticals, Inc. dated December 17, 2015.
Model N, Inc.	Master Services Agreement between Model N, Inc. and Johnson & Johnson Services, Inc. dated June 27, 2011, as amended.
Model N, Inc.	Subscription Service Terms and Conditions between Model N, Inc. and Lupin Pharmaceuticals, Inc. dated September 30, 2011.
Model N, Inc.	Master Agreement between Model N, Inc. and Merck & Co., Inc. dated February 24, 2010, as amended.
Model N, Inc.	Master Service Agreement between Model N, Inc. and Novo Nordisk Inc. dated December 27, 2011.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and NXP Semiconductors Netherlands B.V. dated September 7, 2010.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ortho-Clinical Diagnostics, Inc. dated May 26, 2015.
Model N, Inc.	Software as a Service Agreement between Model N, Inc. and Philips Electronics Nederland B.V. dated December 18, 2015, as amended.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Glenmark Pharmaceuticals Inc., USA dated June 29, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. (as successor in interest to InfoNow Corporation) and Tyco Electronics Corporation dated September 29, 2010.
Revitas, Inc.	Cigna HealthCare Financial Proposal for Revitas, Inc. dated January 1, 2015.

8

Company	Description of Material Agreement
Revitas, Inc.	Cigna Dental Plan for Revitas, Inc.
Revitas, Inc.	Master Software Development Agreement between Revitas, Inc. and EPAM Systems, Inc. dated September 28, 2004.
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Cognizant Technology Solutions U.S. Corporation dated November 29, 2012, as amended.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Configit A/S dated May 8, 2015.
Model N, Inc.	Internet Services and Co-Location Agreement between Model N, Inc. and DataPipe, Inc. (as assigned by AboveNet Communications, Inc.) dated January 25, 2000, as amended.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Documill OY dated June 9, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. and HCL America, Inc. dated April 23, 2006, as amended.
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Highpoint Solutions, LLC dated April 2, 2010, as amended.
Model N, Inc.	Technology Services Partner Agreement between Model N, Inc. and Highpoint Solutions, LLC dated December 18, 2012.
Model N, Inc.	Independent Contractor Agreement between Model N, Inc. and Highpoint Solutions, LLC dated May 20, 2010.
Model N, Inc.	General Terms between Model N, Inc. and Oracle America, Inc. dated May 30, 2014, as amended, and related Ordering Document dated May 31, 2015, as amended.
Model N, Inc.	Consulting Services Agreement between Model N, Inc. and Provectus IT Inc. dated December 2, 2015, as amended.
Model N, Inc.	OEM Agreement between Model N, Inc. and QlikTech Inc. dated December 31, 2011, as amended.
Model N, Inc.	Sublease Agreement between Model N, Inc. and Openwave Mobility, Inc. dated May 12, 2014.
Model N, Inc.	Platform Solution Reseller Agreement between Model N, Inc. and Salesforce.com, inc. dated February 28, 2014, as amended.
Model N, Inc.	Lease between Model N, Inc. (as successor in interest to LeapFrogRx, Inc.) and Main Street SPE LLC, dated August 7, 2009.
Model N, Inc.	Sublease between Model N, Inc. and Highland Group, Inc. dated April 30, 2015.
Model N, Inc.	Office Lease between Model N, Inc. and Sri Ten DDC LLC, dated May 26, 2016.

9

Company	Description of Material Agreement
Model N, Inc.	Short Form Lease between Model N, Inc. and College Road Realty L.L.C., dated March 30, 2012, as amended
Model N, Inc.	Office Lease, between Model N, Inc. and Atrium Irvine. LLC, dated September 15, 2010, as amended on August 31, 2011, September 29, 2012, April 1, 2013, November 1, 2014 and November 6, 2015.
I-many, Inc.	Office Lease between I-many, Inc. and Nine Penn Center Associates, L.P. dated October 8, 2009.
Revitas, Inc.	Office Lease Agreement between Revitas, Inc., Jarvis Equities LLC and Dewit Jarvis LLC dated September 22, 2015, as amended.
Revitas, Inc.	Ocean Gate Plaza Leasing Agreement between Revitas, Inc and Ocean Gate, LLC dated October 23, 2014.
I-Many, Inc.

IBM Application Specific License Agreement (ASL) (Base Agreement), dated June 5, 2010, by and between I-Many, Inc. and International Business Machines Corp. (IBM), together with all ASL Purchase Commitment Transaction Documents and amendments thereto.

10

Schedule 4.22 – Intellectual Property

UNITED STATES PATENTS

Patent	Owner	Application No. Application Date	Patent No. Issue Date
System and method for improving resolution of channel data	Model N, Inc.	10/670,545 9/24/2003	7,324,987 1/29/2008
System and method for improving resolution of channel data	Model N, Inc.	11/948,743 11/30/2007	7,644,070 1/5/2010
Automated channel market data extraction, validation and transformation	Model N, Inc.	12/130,582 5/30/2008	8,296,258 10/23/2012
System and method for improving resolution of channel data	Model N, Inc.	12/623,186 11/20/2009	7,921,115 4/5/2011
Systems and Methods to Formulate Business Strategies and Project and Implement Real-Time Business Operations	Model N, Inc.	13/621,368 17-Sep-2012
Simplified Product Configuration Using Table-Based Rules, Rule Conflict Resolution Through Voting, and Efficient Model Compilation	Model N, Inc.	14/069,362 10/31/2013	(20140180969)
Rule assignments and templating	Model N, Inc.	14/106,709 12/13/2013	9,466,026 10/11/2016
Efficient Product Navigation, Simplified Price Adjustment, and Product Configuration Auto-Save	Model N, Inc.	14/137,514 20-Dec-2013
Rule Assignments and Templating	Model N, Inc.	14/197,988 15-Dec-2014
Flexible Mechanism for Dynamically Including Objects in Configuration	Model N, Inc.	62/371,687 5-Aug-2016
Rule Assignments and Templating	Model N, Inc.	15/255,143 2-Sep-2016

OTHER PATENTS

Patent	Owner	Application No. Application Date	Patent No. Issue Date	Country
Rule Assignments and Templating	Model N, Inc.	EP2014197988A 12/15/2014	EP2884433A1 6/17/2015	Europe

11

UNITED STATES TRADEMARKS

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date
AZERITY	Model N, Inc.	78081971 30-AUG-2001	2571672 21-MAY-2002
MODEL N	Model N, Inc.	85744557 03-OCT-2012	4408468 24-SEP-2013
CHANNELWIZE	Revitas, Inc.	86949768 23-MAR-2016	Pending, Intent to Use
CONTRACTWIZE	Revitas, Inc.	86950287 23-MAR-2016	Pending, Intent to Use
FLEX	Revitas, Inc.	85502353 22-DEC-2011	4306386 19-MAR-2013
IMANY	Revitas, Inc.	75862465 02-DEC-1999	2459331 12-JUN-2001
	Revitas, Inc.	75915749 10-FEB-2000	2535589 05-FEB-2002
REVITAS	Revitas, Inc.	85502342 22-DEC-2011	4306385 19-MAR-2013
REVITAS CHANNELWIZE	Revitas, Inc.	86950217 23-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86950255 23-MAR-2016	Pending, Intent to Use
REVITAS CONTRACTWIZE	Revitas, Inc.	86950339 23-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86950377 23-MAR-2016	Pending, Intent to Use
REVITAS DOCXPERT	Revitas, Inc.	86927854 03-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86927874 03-MAR-2016	Pending, Intent to Use
REVITASNOW	Revitas, Inc.	86036853 13-AUG-2013	4520893 29-APR-2014

12

OTHER TRADEMARKS

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date
AZERITY	Model N, Inc.	78081971 30-AUG-2001	2571672 21-MAY-2002
MODEL N	Model N, Inc.	85744557 03-OCT-2012	4408468 24-SEP-2013
CHANNELWIZE	Revitas, Inc.	86949768 23-MAR-2016	Pending, Intent to Use
CONTRACTWIZE	Revitas, Inc.	86950287 23-MAR-2016	Pending, Intent to Use
FLEX	Revitas, Inc.	85502353 22-DEC-2011	4306386 19-MAR-2013
IMANY	Revitas, Inc.	75862465 02-DEC-1999	2459331 12-JUN-2001
	Revitas, Inc.	75915749 10-FEB-2000	2535589 05-FEB-2002
REVITAS	Revitas, Inc.	85502342 22-DEC-2011	4306385 19-MAR-2013
REVITAS CHANNELWIZE	Revitas, Inc.	86950217 23-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86950255 23-MAR-2016	Pending, Intent to Use
REVITAS CONTRACTWIZE	Revitas, Inc.	86950339 23-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86950377 23-MAR-2016	Pending, Intent to Use
REVITAS DOCXPERT	Revitas, Inc.	86927854 03-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86927874 03-MAR-2016	Pending, Intent to Use
REVITASNOW	Revitas, Inc.	86036853 13-AUG-2013	4520893 29-APR-2014

13

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date	Country
2000
MODEL N	Model N, Inc.	823462676 07-DEC- 2000	823462676 31-JUL-2007	Brazil
MODEL N	Model N, Inc.	1085124 4-DEC-2000	TMA636641 1-APR-2005	Canada
MODEL N	Model N, Inc.	1730270 07-DEC- 2000	1730270 14-MAR- 2002	China
MODEL N	Model N, Inc.	1987015 06-DEC- 2000	1987015 07-JUN-2002	European Union
MODEL N	Model N, Inc.	2000-131251 06-DEC- 2000	4630730 20-DEC- 2002	Japan
MODEL N	Model N, Inc.	089076026 28-DEC- 2000	00980865 16-JAN-2002	Taiwan
MODEL N	Model N, Inc.	089076027 28-DEC- 2000	00157329 16-JAN-2002	Taiwan

UNITED STATES COPYRIGHTS

Copyright	Owner	Application No.	Application Date
Vintage Software business plan	Revitas, Inc.	TXu000793449	03/03/1997

14

DOMAIN NAMES AND WEBSITES

Company	Domain Name/Web Sites	Registrars
Model N, Inc.	Quoteforce.com	Network Solutions
Model N, Inc.	Revvy.com	Network Solutions
Model N, Inc.	Leapfrogrx.com	Network Solutions
Model N, Inc.	Rainmakermodeln.com	Go Daddy
Model N, Inc.	CPQ-sap.com	Go Daddy
Model N, Inc.	Modeln-cpq-sap.com	Go Daddy
Model N, Inc.	Modeln-sap-cpq.com	Go Daddy
Model N, Inc.	ModelN.com	Network Solutions
Model N, Inc.	Rainmaker-modeln.com	GoDaddy
Model N, Inc.	optimizingthechannel.com	GoDaddy
Model N, Inc.	optimizingthechannel.net	GoDaddy
Model N, Inc.	optimizingthechannel.org	GoDaddy
Model N, Inc.	thechannelcloud.com	GoDaddy
Model N, Inc.	thechannelcloud.org	GoDaddy
Model N, Inc.	channelinsight.com	GoDaddy
Model N, Inc.	channelinsight.biz	GoDaddy
Model N, Inc.	channelinsight.us	GoDaddy
Model N, Inc.	channelinsight.info	GoDaddy
Model N, Inc.	channelinsight.net	GoDaddy
Model N, Inc.	lead2ship.com	GoDaddy
Model N, Inc.	lead2ship.net	GoDaddy
Model N, Inc.	lead2ship.org	GoDaddy
Model N, Inc.	leadtoship.com	GoDaddy
Model N, Inc.	leadtoship.net	GoDaddy
Model N, Inc.	leadtoship.org	GoDaddy
Model N, Inc.	leadtoshipment.com	GoDaddy
Model N, Inc.	Leadtoshipment.net	GoDaddy
Model N, Inc.	leadtoshipment.org	GoDaddy
Model N, Inc.	findnow.com	Network Solutions
Model N, Inc.	infonow.com	Network Solutions
Model N, Inc.	Modeln-test.com	GoDaddy

15

Company	Domain Name/Web Sites	Registrars
Revitas, Inc.	contractanalyzer.com	Network Solutions
Revitas, Inc.	contractanalyzer.info	Network Solutions
Revitas, Inc.	contractanalyzer.net	Network Solutions
Revitas, Inc.	contractmodeler.com	Network Solutions
Revitas, Inc.	contractmodeler.net	Network Solutions
Revitas, Inc.	contractsphere.org	Network Solutions
Revitas, Inc.	contractsphere.us	Network Solutions
Revitas, Inc.	devrevitasinc.com	Network Solutions
Revitas, Inc.	devrevitasinc.net	Network Solutions
Revitas, Inc.	imany.com	Network Solutions
Revitas, Inc.	revenueanalyzer.com	Network Solutions
Revitas, Inc.	revenueanalyzer.net	Network Solutions
Revitas, Inc.	revenuemodeler.com	Network Solutions
Revitas, Inc.	revenuemodeler.net	Network Solutions
Revitas, Inc.	revitas-now.com	Network Solutions
Revitas, Inc.	revitas-now.net	Network Solutions
Revitas, Inc.	revitas.solutions	Network Solutions
Revitas, Inc.	revitasinc.asia	Network Solutions
Revitas, Inc.	revitasinc.biz	Network Solutions
Revitas, Inc.	revitasinc.cn.com	Network Solutions
Revitas, Inc.	revitasinc.com	Network Solutions
Revitas, Inc.	revitasinc.in	Network Solutions
Revitas, Inc.	revitasinc.info	Network Solutions
Revitas, Inc.	revitasinc.net	Network Solutions
Revitas, Inc.	revitasinc.org	Network Solutions
Revitas, Inc.	revitasinc.us	Network Solutions
Revitas, Inc.	revitasinc.us.com	Network Solutions
Revitas, Inc.	revitasnow.com	Network Solutions
Revitas, Inc.	revitasnow.net	Network Solutions
Revitas, Inc.	revitassolutions.com	Network Solutions
Revitas, Inc.	revitassolutions.net	Network Solutions
Revitas, Inc.	revitasu.com	Network Solutions

16

Company	Domain Name/Web Sites	Registrars
Revitas, Inc.	revitasu.net	Network Solutions
Revitas, Inc.	revitasu2.com	Network Solutions
Revitas, Inc.	revitasu4.com	Network Solutions
Revitas, Inc.	revitasu6.com	Network Solutions
Revitas, Inc.	revitasu8.com	Network Solutions
Revitas, Inc.	revitasuniversity.com	Network Solutions
Revitas, Inc.	revitasuniversity.net	Network Solutions
Revitas, Inc.	revitassummit.com	Network Solutions
Revitas, Inc.	revitascloud.co	GoDaddy
Revitas, Inc.	revitas.cloud	GoDaddy
Revitas, Inc.	revitascloud.com	GoDaddy
Revitas, Inc.	revitascloud.info	GoDaddy
Revitas, Inc.	revitascloud.net	GoDaddy
Revitas, Inc.	revitascloud.org	GoDaddy

17

LICENSES3

Company	Description of License
iMANY, Inc.	Software License and Support Agreement between iMANY, Inc. and Allergan Sales, LLC, dated November 17, 2011, and subsequent amendments thereto.
iMANY, Inc.	Master Services Agreement iMANY, Inc. and Allergan Sales, LLC, dated November 21, 2011, and subsequent SOWs and PCRs thereto.
I-many, Inc.

CARS®/Integrated System (IS) and CARS®/Medicaid License and Maintenance Agreement between I-many, Inc. and Allergan Sales, LLC (as successor in interest to Allergan Sales, Inc.), dated December 31, 2001, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and AstraZeneca Pharmaceuticals LP, dated June 27, 2002, and subsequent amendments thereto.
Revitas, Inc.	Master Services Agreement Revitas, Inc. and AstraZeneca Pharmaceuticals LP, dated January 7, 2015, and subsequent SOWs and PCRs thereto.
Revitas, Inc.	Baxalta US Inc. Master Software License and Maintenance & Support Agreement Revitas, Inc. and Baxalta US Inc., dated December 16, 2016, and all Schedules thereto.
Revitas, Inc.	Information Technology Managed Services Agreement Revitas, Inc. and Baxalta US Inc., dated November 3, 2015, and subsequent Ordering Documents, SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement (related to products of Edge Dynamics, Inc.) between Edge Dynamics, Inc. and Eli Lilly, dated December 22, 2004, and subsequent amendments thereto.
I-many, Inc.	Software License Agreement between I-many, Inc. and Eli Lilly, dated July 29, 2003, as subsequently amended.
I-many, Inc.	Consulting and Professional Services Agreement between I- many, Inc. and Eli Lilly, dated July 29, 2003, and subsequent Work Orders, SOWs and PCRs thereto.
iMany, Inc.	Limited Source Code License Agreement between iMANY, Inc. and Eli Lilly, dated May 16, 2011, and subsequent amendments thereto.

3 iMANY, Inc. is the prior name of Revitas, Inc. and Revitas, Inc. is now party to the contracts listed on this schedule for iMany, Inc. Edge Dynamics, Inc. was acquired by Revitas, Inc. Revitas, Inc. is now party to the Edge Dynamics, Inc. contracts.

18

Company	Description of License
Revitas, Inc. (f/k/a I-many, Inc.)	Master License, Maintenance and Professional Services Agreement between I-Many, Inc. and Genentech, Inc., dated October 1, 2008, and subsequent amendments, SOWs, and PCRs thereto.
iMANY, Inc.	Enterprise Search Improvement License Agreement between iMANY, Inc. and Genentech, Inc., dated October 21, 2011.
Revitas, Inc.	Cloud Evaluation Agreement Revitas, Inc. and Genentech, Inc., dated November 19, 2015.
Revitas, Inc.	Custom Maintenance Agreement Revitas, Inc. and Genentech, Inc., dated December 13, 2013
Revitas, Inc. (f/k/a I-Many, Inc.)

Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-Many, Inc.) and GlaxoSmithKline LLC (f/k/a SmithKline Beecham Corporation dba GlaxoSmith Kline), dated June 30, 2002, and subsequent amendments thereto

I-many, Inc.	Services Agreement between I-many, Inc. and Glaxo Wellcome, Inc., dated July 26, 2000, and subsequent SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement between Edge Dynamics, Inc. and SmithKline Beecham Corporation dba GlaxoSmithKline, dated April 29, 2003, (related to products of Edge Dynamics, Inc.)
I-many, Inc.	Master License and Maintenance Agreement, dated as of March, 30, 2001 by and between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc.
Revitas, Inc.	Software License and Support Agreement by and among Revitas, Inc., Johnson & Johnson Health Care Systems, Inc. and Janssen Biotech, Inc. (f/k/a Centocor Ortho Biotech Inc.), dated January 24, 2013
I-many, Inc.	Services Agreement between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc., dated April 27, 2000, and subsequent SOWs and PCRs thereto
Revitas, Inc. (as successor in interest to I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Mylan Laboratories, Inc., dated September 28, 2007, and subsequent amendments thereto.
I-many, Inc.	Master Services Agreement between I-many, Inc. and Mylan, Inc., dated November 10, 2008, and subsequent SOWs and PCRs thereto.
Revitas, Inc. (as successor in interest to I-many, Inc.)	Master License and Maintenance Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Pfizer Inc., dated December 31, 2001, and subsequent amendments thereto

19

Company	Description of License
Revitas, Inc.	Master Services Agreement between Revitas, Inc. and Pfizer Inc., dated September 7, 2007, and subsequent SOWs and PCRs thereto
Revitas, Inc.	Data License Agreement between Revitas, Inc. and Pfizer, Inc., dated December 1, 2010, and subsequent amendments thereto.
Revitas, Inc. (f/k/a I-many, Inc.)

CARS®/Integrated (IS) Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi US Services Inc. (f/k/a sanofi-aventis U.S. Inc. f/k/a Aventis, Inc.), dated March 28, 2002, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)

Master Professional Services Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi U.S. Services Inc. (f/k/a sanofi- aventis U.S. Inc.), dated March 31, 2008, and subsequent SOWs and PCRs thereto.

Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Sanofi US Services Inc., dated December 11, 2015.
Revitas, Inc.	Cloud Evaluation Agreement, dated as of May 21, 2015, by and between Revitas, Inc. and sanofi-aventis U.S. LLC, as amended by subsequent amendments thereto
Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated September 29, 2014.
Revitas, Inc.	Professional Services Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated October 23, 2014, together with Professional Services Statement of Work dated October 17, 2014.
Model N, Inc.	General Services Agreement between Model N, Inc. and Advanced Micro Devices, Inc. dated May 12, 2009, as amended.
Model N, Inc.	Master Software License and Services Agreement between Model N, Inc. and Amgen Inc. dated April 14, 2015, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Amgen Inc. dated March 1, 2005, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Astellas US LLC dated August 24, 2006.
Model N, Inc.	Professional Services Agreement between Model N, Inc. and Bristol-Myers Squibb Company dated December 17, 2008, as amended.

20

Company	Description of License
Model N, Inc.	Software License Agreement between Model N, Inc. and Edwards Lifesciences LLC dated March 23, 2016.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Fresenius Kabi USA, LLC dated December 3, 2008.
Model N, Inc.	Master Agreement between Model N, Inc. and Hospira, Inc. dated September 18, 2009.
Model N, Inc.	Software-as-a-Service Agreement between Model N, Inc. and Integra Lifesciences Corporation dated June 16, 2016.
Model N, Inc.	Cloud Computing Services Agreement between Model N, Inc. and Intel Corporation and its Affiliates dated September 30, 2014.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ipsen Biopharmaceuticals, Inc. dated December 17, 2015.
Model N, Inc.	Master Services Agreement between Model N, Inc. and Johnson & Johnson Services, Inc. dated June 27, 2011, as amended.
Model N, Inc.	Subscription Service Terms and Conditions between Model N, Inc. and Lupin Pharmaceuticals, Inc. dated September 30, 2011.
Model N, Inc.	Master Agreement between Model N, Inc. and Merck & Co., Inc. dated February 24, 2010, as amended.
Model N, Inc.	Master Service Agreement between Model N, Inc. and Novo Nordisk Inc. dated December 27, 2011.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and NXP Semiconductors Netherlands B.V. dated September 7, 2010.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ortho-Clinical Diagnostics, Inc. dated May 26, 2015.
Model N, Inc.	Software as a Service Agreement between Model N, Inc. and Philips Electronics Nederland B.V. dated December 18, 2015, as amended.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Glenmark Pharmaceuticals Inc., USA dated June 29, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. (as successor in interest to InfoNow Corporation) and Tyco Electronics Corporation dated September 29, 2010.
Revitas, Inc.	Master Software Development Agreement between Revitas, Inc. and EPAM Systems, Inc. dated September 28, 2004.

21

Company	Description of License
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Cognizant Technology Solutions U.S. Corporation dated November 29, 2012, as amended.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Configit A/S dated May 8, 2015.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Documill OY dated June 9, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. and HCL America, Inc. dated April 23, 2006, as amended.
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Highpoint Solutions, LLC dated April 2, 2010, as amended.
Model N, Inc.	Technology Services Partner Agreement between Model N, Inc. and Highpoint Solutions, LLC dated December 18, 2012.
Model N, Inc.	Independent Contractor Agreement between Model N, Inc. and Highpoint Solutions, LLC dated May 20, 2010.
Model N, Inc.	General Terms between Model N, Inc. and Oracle America, Inc. dated May 30, 2014, as amended, and related Ordering Document dated May 31, 2015, as amended..
Model N, Inc.	Consulting Services Agreement between Model N, Inc. and Provectus IT Inc. dated December 2, 2015, as amended.
Model N, Inc.	OEM Agreement between Model N, Inc. and QlikTech Inc. dated December 31, 2011, as amended.
Model N, Inc.	Platform Solution Reseller Agreement between Model N, Inc. and Salesforce.com, inc. dated February 28, 2014, as amended.
I-Many, Inc.

IBM Application Specific License Agreement (ASL) (Base Agreement), dated June 5, 2010, by and between I-Many, Inc. and International Business Machines Corp. (IBM), together with all ASL Purchase Commitment Transaction Documents and amendments thereto.

Revitas, Inc.	Partner Network Agreement, dated July 17, 2009, by and between Oracle and Revitas, Inc., together with all partner network policies/general terms and ordering documents.
Revitas, Inc.	Order Form dated April 8, 2014, between Revitas Inc. and Red Hat Inc., and related License Agreement available at: www.redhat.com/licenses/us.html.

22

Schedule 4.23 – Inventory and Equipment

1.	Reference is made to Schedule 4.12.
2.	Block-3, 8th Floor, DLF Cyber City

Gachibowli, Hyderabad- 500019

3.	777 Central Blvd

Carlstadt, NJ 07072

4.	Baarerstrasse 14 6300 Zug, Switzerland
5.	Block-3, Office-1, 8th Floor, BLF Cyber City Plot No. 129-132, APHB Colony7, Gachibowli

Hyderabad, Andhra Pradesh 500019, India

6.	Office No. 52 situated at Titanium, located at Prahaladnagar Corporate Road, Satellite, Ahmedabad- 380 051
7.	Office No. 51 situated at Titanium, located at Prahaladnagar Corporate Road, Satellite, Ahmedabad- 380 051

23

Schedule  4.25- Insurance

Please see attached.

Model N	2016 Insurance Summary

Domestic Package		Domestic Commercial Package
Zurich American Insurance Company		…continued
Policy No. CPO582164203, Eff. 3/01/16-17
Property:		Crime
Scheduled Locations:		Computer Fraud	$25,000
1. 600 Seaport Blvd., Redwood City, CA 94063		Employee Theft	$25,000
2. 500 College Road East, Princeton, NJ 08540		Employee Theft – ERISA	$250,000
3. 250 Parkway Dr., Suite 164 & 166, Lincolnshire, IL 60069		Plan Name	Model N 401(K) Retirement Plan
4. 19100 Von Karman Ave., Suite 480, Irvine CA 92612		Forgery or Alteration	$25,000
5. 1432 Main Street, Waltham MA 02451		Funds Transfer Fraud	$25,000
6. 200 S. Michigan Ave, Chicago, IL 60604		Money & Securities - Inside/Outside	$25,000
7. 1875 Lawrence St., Denver, CO 80202		Marine Coverage
Blanket Personal Property	$11,426,478	Accounts Receivable	$250,000
Blanket Business Income & Extra Expense	$20,760,120	Fine Arts	$25,000
Earthquake Sprinkler Leakage	Policy Limits	Original Information	$250,000
Additional Coverages:		Property
Civil Authority	30 Days	Transit	$100,000
Consequential Loss-Net Leasehold Interest	$25,000	Deductibles:	Property Damage: $1,000
Consequential Loss-Tenant’s Improvements	$250,000		Crime: $5,000
Consequential Loss-Undamaged Stock	$250,000		$0 ERISA Theft
Contractual Penalties-Business Income	$25,000	Business Income: 24 Hours Waiting Period
Debris Removal
*Covered Property	Covered	Property Premium:	$19,846 + $1.30 Tax
*Supplemental Limit	$250,000	Business Automobile - Hired and Non-Owned Auto Only
*Uncovered Property	$2,500	Auto Symbols 8,9
Deferred Payments	$50,000	Liability – Bodily Injury/Property Damage Combined	$1,000,000
Dependent Business Income-Unscheduled	$250,000	Hired Auto Physical Damage	Lesser of ACV or Cost to Repair
Locations		Deductible – Comprehensive	$1,000
Electronic Vandalism	$25,000	Deductible – Collision	$1,000
Expediting Expense	$25,000	Business Auto Premium:	$3,347
Extended Period of Indemnity-Business Income	Unlimited days	General Liability
Extra Expense	$25,000	General Aggregate	$2,000,000
Fairs or Exhibitions		Products/Completed Operations Aggregate	$2,000,000
*Personal Property	$50,000	Each Occurrence	$1,000,000
*Business Income	$25,000	Personal and Advertising Injury	$1,000,000
Fire Department Service Charge	$250,000	Premises Damage	$1,000,000
Fire Protective Equipment Refills	Covered	Medical Payments	$10,000
Ingress/Egress	30 Days	Employee Benefits Liability (Claims-Made):
Newly Acquired Premises for 180 Days		Aggregate Limit	$1,000,000
*Real Property	$2,000,000	Each Claim	$1,000,000
*Personal Property	$1,000,000	Deductible – Each Employee	$1,000
*Business Income	$250,000	Retro Date	6/22/1998
*Extra Expense	$25,000	Premium/Exposure Basis:	$106,000,000 Domestics Sales
Off Premises Service Interruption-Direct Damage	$500,000	Subject to Annual Audit
Outdoor Trees/Shrubs/Plants	$250,000	General Liability Premium, subject :	$8,496
Pollutant Clean Up & Removal	$25,000
Preservation of Property	180 Days	Total Domestic Package Premium:	$31,690.30
Professional Fees	$25,000	TRIA Excluded
Salespersons Samples	$25,000
Spoilage – Equipment Breakdown	$100,000
Theft Damage to Buildings	Covered
Unreported Premises
*Real Property	$100,000
*Personal Property	$250,000
*Business Income	$10,000
*Extra Expense	$10,000

IMPORTANT: This is a summary only. It does not include all the terms, coverages, exclusions, limitations and conditions in the actual insurance contract. You must read the policies for those details.

Arthur J. Gallagher & Co. Ins Brokers of CA, Inc.

License No. 0726293

1255 Battery Street, # 450 | San Francisco, CA 94111

1 of 5

Model N	2016 Insurance Summary

Foreign Package - Master Policy		Foreign Package - Master Policy
Zurich American Insurance Company		…continued
Policy No. ZE9172722-03, Effective 3/01/16-17
Property		Tenants and Neighbors	$2,500,000
1. Block-3, 8th Floor, DLF Cyber City, Gachibowli, Hyderabad, India:		Theft Damage to Building	Covered
Business Personal Property	$5,425,505	Unreported Premises
Business Income/Gross Profits:	$3,154,410	*Real Property	$100,000
Extra Expense	$200,000	*Personal Property	$100,000
2. Rue du Rhone 14, Geneva, 1204, Switzerland		*Business Income	$10,000
Business Personal Property	$3,000	*Extra Expense	$10,000
3. 3000 Hillswood Dr., Hillswood Business Park; Chertsey, UK :		Crime
Business Personal Property	$3,000	Computer Fraud	$25,000
Business Income/Gross Profits:	$1,051,470	Employee Theft	$25,000
Additional Coverages		Forgery or Alteration	$25,000
Civil Authority	30 Days	Funds Transfer Fraud	$25,000
Coinsurance Deficiency	$100,000	Money & Securities - Inside/Outside	$25,000
Consequential Loss-Net Leasehold Interest	$25,000	Marine Coverage
Consequential Loss-Tenant’s Improvements	$250,000	Accounts Receivable	$250,000
Consequential Loss-Undamaged Stock	$250,000	Fine Arts	$25,000
Contractual Penalties-Business Income	$25,000	Original Information Property	$250,000
Crisis Event Management-Per Occurrence	$50,000	Transit	$25,000
Crisis Event Management-Aggregate	$100,000	Deductibles:	Property Damage: $5,000
Debris Removal		Business Income: 24 Hours Waiting Period
*Covered Property	Covered	Property Premium:	$3,472
*Supplemental Limit	$250,000	Commercial Auto/DIC Liability
*Uncovered Property	$2,500	Covered Autos	Hired & Non-Owned only
Deferred Payments	$50,000	Combined Auto Liability Single Limit	$1,000,000
Dependent Business Income-Unscheduled Locs	$250,000	Medical Expense each Insured/Accident	$50,000
Electronic Vandalism	$25,000	Covered Pollutions Cost or Expense	$10,000
Expediting Expense	$25,000	Hired/Non Owned Auto Direct & Accidental Loss or	$50,000
Extended Period of Indemnity-Business Income	Unlimited days	Damage Aggregate
Extra Expense	$25,000	Deductible	$500
Fairs or Exhibitions		Commercial Auto/DIC Liability Premium	$410
*Personal Property	$50,000	General Liability
*Business Income	$10,000	General Aggregate Limit	$2,000,000
Fire Department Service Charge	$250,000	Products/Completed Operations Aggregate Limit	$2,000,000
Fire Protective Equipment Refills	Covered	Each Occurrence Limit	$1,000,000
Income Tax Equalization	$100,000	Personal & Advertising Injury Limit	$1,000,000
Indemnity Period	12 Month	Damage to Premises Rented to you Limit	$1,000,000
Ingress/Egress	30 Days	Medical Expense – each Person	$50,000
Newly Acquired Premises for 180 Days		Employee Benefits Liability (Claims-Made):
*Real Property	$1,000,000	Aggregate Limit	$1,000,000
*Personal Property	$1,000,000	Each Claim	$1,000,000
*Business Income	$250,000	Deductible – Each Employee	$1,000
*Extra Expense	$25,000	Retroactive Date	3/01/2013
Off Premises Service Interruption-Direct Damage	$100,000	General Liability Premium	$3,473
Outdoor Trees/Shrubs/Plants	$250,000	…continued next page
Pollutant Clean Up & Removal	$25,000
Preservation of Property	180 Days
Professional Fees	$25,000
Salespersons Samples	$25,000
Security Evacuation – per person	$25,000
Security Evacuation – per occurrence	$50,000
Spoilage – Equipment Breakdown	$100,000

IMPORTANT: This is a summary only. It does not include all the terms, coverages, exclusions, limitations and conditions in the actual insurance contract. You must read the policies for those details.

Arthur J. Gallagher & Co. Ins Brokers of CA, Inc.

License No. 0726293

1255 Battery Street, # 450 | San Francisco, CA 94111

2 of 5

Model N	2016 Insurance Summary

Foreign Package - Master Policy			Workers’ Compensation
…continued			Zurich American Insurance Company
			Policy No. WC582164603, Eff. 3/01/16-17
Foreign Voluntary Workers’ Compensation			Workers’ Compensation	Statutory
Covered Employees: All employees excluded Local Nationals			Scheduled States AZ, CA, CO, DC, DE, FL, GA, IL, IN, MA, MD,
Employers’ Liability Limits			MI, MO, NC, NH, NJ, NM, NV, NY, OR, PA, RI, TX, VA, WI
Covered Employees: All Employees			Employers’ Liability Insurance
Bodily Injury By Accident	$1,000,000	Each Accident	Bodily Injury By Accident	$1,000,000	Each Accident
Bodily Injury By Disease	$1,000,000	Policy Limit	Bodily Injury By Disease	$1,000,000	Policy Limit
Bodily Injury By Disease	$1,000,000	Each Employee	Bodily Injury By Disease	$1,000,000	Each Employee
Relocation and Repatriation Expense			Stop Gap Employers Liab.		OH, WA
Repatriation Expense	$500,000	Policy Limit	Estimated Payroll – Subject to Annual Audit		$59,883,209
Repatriation Expense	$250,000	Any One Employee
Exposure Payroll		$14,594,590	Annual Premium:	$75,392 + $3,308 Tax/Surch.
Foreign Voluntary Workers’		$4,018	Total Cost:		$78,700.00
Compensation Premium
Business Travel Accident			United Kingdom Employers Liability & General Liability
Class I: Active Employees Working on behalf of the Policyholder			Zurich Insurance plc, UK Branch
Class II: Dependents of Active Employees			Policy No. 7066584, Effective 3/01/16-2/29/17
24 hours accident protection business & pleasure
Employee Principal Sum		$100,000	Employers Liability
Spouse/Domestic Partner		$25,000	Employers’ Liability Limit		£10,000,000
Children		$10,000	Terrorism Limitation Clause		£5,000,000
Aggregate		$1,000,000	Corporate Manslaughter & Corporate Homicide		£5,000,000
Travel Assistance:			Act 2007
Medical Evacuation		$100,000	General Liability
Medical Repatriation		$100,000	Bodily Injury & Property Damage Limit		$1,000,000
Business Travel Accident Premium		$250	Aggregate		$2,000,000

Non Admitted DIC/DIL (Difference in Conditions)			Local Premium:	US $6,318 + Local Tax/Fee, Broker Fee
*General Liability: India, Switzerland, United Kingdom
*Property: India, Switzerland, United Kingdom
			India Public & Products Liability
Total Foreign Package Master Policy Premium:		$11,623.00	Bajaj Allianz General Insurance Company Ltd
			Policy No. OG14190133830000015, Effective 3/01/16-2/29/17
Commercial Umbrella
Travelers Property Casualty Company of America			Public & Products Liability
Policy No. ZUP-21N39806-16-NF, Eff. 3/01/16-17			Bodily Injury & Property Damage Limit		$1,000,000
			Aggregate		$2,000,000
General Aggregate		$6,000,000
Each Occurrence		$6,000,000	Local Premium:	US $3,529 + Local Tax/Fee, Broker Fee
Products/Completed Operations Aggregate		$6,000,000
Casualty Business Crisis Aggregate Limit		$250,000
Retention		$10,000	Switzerland General Liability & Employers Liability
Underlying Coverages:			Zurich Insurance Company Switzerland
Domestic: General Liability, Auto, Employers Liability, Employee Benefits			Policy No. 15248869, Effective 3/01/16-2/29/17
Foreign: General Liability, Auto, Employers Liability, Employee Benefits
			General Liability
Umbrella Premium: (TRIA excluded)		$8,100.00	Bodily Injury & Property Damage Limit		$1,000,000
			Aggregate		$2,000,000
			Employers Liability		Included

			Local Premium:	US $1,500 + Local Tax/Fee, Broker Fee

IMPORTANT: This is a summary only. It does not include all the terms, coverages, exclusions, limitations and conditions in the actual insurance contract. You must read the policies for those details.

Arthur J. Gallagher & Co. Ins Brokers of CA, Inc.

License No. 0726293

1255 Battery Street, # 450 | San Francisco, CA 94111

3 of 5

Model N	2016 Insurance Summary

Errors & Omissions (Claims-Made) Beazley/Lloyd’s		Directors & Officers - Primary
Syndicate 2623/623 (Non-Admitted) Policy No.		Hiscox/ Lloyd’s Syndicate HIS 33 and AFB2623-623
W17E1E160201, Effective 3/01/16-17		Policy No. B0621 PMODE000516, Eff. 3/20/16-17
Limits include Defense Costs		Directors & Officers Liability
Aggregate Limit for the following Insuring	$5,000,000	(Claims Made & Reported)
Agreements (with brief description):		Each Claim and Aggregate (Defense is Within Limit)	$10,000,000
A.	Professional and Technology Based Services Liability (coverage for the provision of, or failure to perform, services to others that allegedly causes a third party financial harm)	Security Holder Demands Investigatory Costs	$500,000
		Employed Lawyers Endorsement	Included
B.	Technology Products Liability (financial harm based coverage, meant to help protect Tech firms that have a combined services/product offering (software/hardware as an example))	Retentions:
C.	Information Security & Privacy Liability (coverage for network/information security incidents as well as allegations of breach of privacy (consumer or corporate based allegations))	*Each of the Insured Persons each Claim, Investigation or Inquiry	$0
D.	Privacy Notification Costs (coverage for required consumer notification/credit monitoring in the event of a Privacy Breach of the Insured’s network)	*In the aggregate each Claim, Investigation or Inquiry all Insured Persons under Insuring Clause I(A)	$0
E.	Regulatory Defense and Penalties (coverage for privacy regulatory action arising out of a Privacy Breach)	*Each Claim, Investigation or Inquiry under Insuring Clause I(B) other than Securities Claims or Corporate Takeover Objection	$500,000
F.	(Not Covered) Multimedia and Advertising Liability – coverage for defamation, right to privacy, and allegations of infringement of copyright/trademark based on the Insureds Professional Services, Media Activities, or Technology Based services	*Each Securities Claim, Investigation or Inquiry under Insuring Clause I(B) other than a Corporate Takeover Objection	$1,000,000
Privacy Notification Costs - Sublimit	$250,000	*each Security Holder Demand or Books and Records Demand under Insuring Clause I.D	$0
Regulatory Defense and Penalties - Sublimit	$250,000	*Each Corporate Takeover Objection	$1,000,000
PCI Fines, Expenses and Costs - Sublimit	$250,000
Retention, including Claims Expense	$100,000	Pending and Prior Litigation	March 20, 2013
Retroactive Date	May 17, 2006	Extended Reporting Period	125% of Annualized Premium

E&O Premium:	$28,339 + $906.85 SLTF + $250 RPS Fee	D&O Premium :	$275,000.00
Total Cost:	$29,495.85	California Surplus Lines Tax	$8,250.00
		California Stamping Fee	$550.00
		Total Cost:	$283,800.00

Errors & Omissions - Excess RSUI/Landmark		Directors & Officers – Excess Old Republic
American Insurance Company Policy No.		Insurance Company Policy
LHZ828738, Eff. 3/1/16-17		No. CUG 38283, Eff. 3/20/16-17
Errors & Omissions		Directors & Officers Liability (Claims Made)
Each Claim and Aggregate	$5,000,000	Limit of Liability (Defense is Within Limit)	$10,000,000 xs
In Excess of:	$5,000,000	$10,000,000
Claims Made and Reported		Pending and Prior Claim	March 20, 2013
Retroactive Date	March 1, 2016	Discovery Period	125% of Annualized Premium

E&O Excess Premium :	$20,000 + $640 SLTF	D&O Premium:	$165,000.00
Total Cost:	$20,640.00

IMPORTANT: This is a summary only. It does not include all the terms, coverages, exclusions, limitations and conditions in the actual insurance contract. You must read the policies for those details.

Arthur J. Gallagher & Co. Ins Brokers of CA, Inc.

License No. 0726293

1255 Battery Street, # 450 | San Francisco, CA 94111

4 of 5

Model N	2016 Insurance Summary

Directors & Officers – Excess
XL Specialty Insurance Company
Policy No. ELU143396-16, Eff. 3/20/16-17
Directors & Officers Liability (Claims Made)
Limit of Liability (Defense is Within Limit)	$10,000,000 xs
$20,000,000
Pending and Prior Claim	March 20, 2013

D&O Premium:	$92,000.00

Directors & Officers - Side A - DIC Lead
Allied World Assurance Company Inc.
Policy No. 0308-2379, Eff. 3/20/16-17
Directors & Officers Liability (Claims Made)
Limit of Liability (Defense is Within Limit)	$10,000,000 xs
$30,000,000
Pending and Prior Litigation	March 20, 2013

D&O Premium:	$45,000.00

Directors & Officers - Side A - DIC Excess
Hudson Insurance Company
Policy No. HN03033523-032016, Eff. 3/20/16-17
Directors & Officers Liability (Claims Made)
Limit of Liability (Defense is Within Limit)	$5,000,000 xs
$40,000,000
Pending and Prior Litigation	March 20, 2013

D&O Premium:	$20,000.00

IMPORTANT: This is a summary only. It does not include all the terms, coverages, exclusions, limitations and conditions in the actual insurance contract. You must read the policies for those details.

Arthur J. Gallagher & Co. Ins Brokers of CA, Inc.

License No. 0726293

1255 Battery Street, # 450 | San Francisco, CA 94111

5 of 5

Schedule 4.28 – Bank Accounts and Securities Accounts

MODEL N, INC.

Bank	Account No.	Type	Location
Silicon Valley Bank	3300659005	Checking	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054
Silicon Valley Bank	3300648499	Cash Collateral	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054
Silicon Valley Bank	3300672663	Checking	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054
Silicon Valley Bank	6600000545	Sweeping	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054
Silicon Valley Bank	19-SV1024	Investments	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054
Silicon Valley Bank	500080610	Multi-Currency Account	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054

REVITAS, INC.

Bank	Account No.	Type	Location
Comerica Bank	1894279429	Checking	Comerica Bank 333 W Santa Clara St, San Jose, CA 95113

Schedule 4.32 – Indebtedness

1.	Agreement
2.	Tranche 1 Promissory Note, dated as of January 5, 2017, in a principal amount of $4,766,307.90, issued to LLR Equity Partners III, L.P.
3.	Tranche 1 Promissory Note, dated as of January 5, 2017, in a principal amount of $210,533.62, issued to LLR Equity Partners Parallel III, L.P.
4.	Tranche 1 Promissory Note, dated as of January 5, 2017, in a principal amount of $23,158.48, issued to Windward Ventures, LLC.
5.	Tranche 2 Promissory Note, dated as of January 5, 2017, in a principal amount of $4,766,307.90, issued to LLR Equity Partners III, L.P.
6.	Tranche 2 Promissory Note, dated as of January 5, 2017, in a principal amount of $210,533.62, issued to LLR Equity Partners Parallel III, L.P.
7.	Tranche 2 Promissory Note, dated as of January 5, 2017, in a principal amount of $23,158.48, issued to Windward Ventures, LLC.
8.	Irrevocable Standby Letter of Credit No. OSB7399C, dated September 17, 2015, in the amount of $110,147.52, for the benefit of Jarvis Equities LLC.
9.

Irrevocable Standby Letter of Credit No. 5131-30, dated March 19, 2010 and as amended December 20, 2013 and November 26, 2016, in the amount of $69,160.85, for the benefit of Nine Penn Center Associates, L.P.

Schedule 5.15 – Post-Closing Matters

1.On or prior to the date that is thirty (30) days after the Closing Date, the Borrower shall deliver or cause to be delivered the original stock certificate and stock power evidencing the (a) 21,719 shares owned by Revitas, Inc. in Tibersoft Corporation and (b) 50,400 shares owned by Revitas, Inc. in Revitas International Limited.

2.On or prior to the date that is fourteen (14) days after the Closing Date, the Borrower shall deliver or cause to be delivered the CA FTB good standing certificate for Revitas, Inc.

3.After the Closing Date, the Borrower shall use commercially reasonable efforts to deliver or cause to be delivered Collateral Access Agreements with respect to the leased real properties located at (a) 1600 Seaport Blvd., Suite 400, Redwood City, CA 94063 and (b) 8000 Jarvis Avenue, Suite 120, Newark, CA 94560.

4.On or prior to January 20, 2017, the Borrower shall deliver or cause to be delivered a Control Agreement for the deposit account of Revitas, Inc. at Comerica Bank, account number ending x429.

5.On or prior to January 13, 2017, the Borrower shall deliver or cause to be delivered a Control Agreement for the securities account of the Borrower at Silicon Valley Bank, account number ending x024; it being understood that no Control Agreement is required to be delivered if the balance in such account does not exceed $10,000.

6.On or prior to the date that is fourteen (14) days after the Closing Date, the Borrower shall deliver or cause to be delivered endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee under the property and E&O insurance policies of the Loan Parties.

EXHIBIT A TO
FINANCING AGREEMENT

FUNDING NOTICE

Date:  January 5, 2017

To:TC Lending, LLC, as Administrative Agent

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Shari Withem

Telephone No.: (212) 430-4115

Ladies and Gentlemen:

Reference is made to the Financing Agreement, dated as of January 5, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MODEL N, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC LENDING, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”).

Pursuant to Section 2.1(b) of the Financing Agreement, the undersigned hereby requests a [LIBOR Rate Loan][Base Rate Loan] to be made on January 5, 2017 in the principal amount of $50,000,000.

[The remainder of this page is intentionally left blank]

A-1

MODEL N, INC.

By:
Name:
Title:

A-2

EXHIBIT B TO
FINANCING AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Financing Agreement, dated as of January 5, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MODEL N, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC LENDING, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”).

Pursuant to Section 2.8 of the Financing Agreement, the Company desires to convert or to continue [all or the following portion of] the Loan, each such conversion and/or continuation to be effective as of [mm/dd/yy]:1

$[ , , ]	LIBOR Rate Loans to be continued

$[ , , ]	Base Rate Loans to be converted to LIBOR Rate Loans

$[ , , ]	LIBOR Rate Loans to be converted to Base Rate Loans

The Company hereby certifies that as of the date hereof, no Default or Event of Default has occurred and is continuing, or would result from the consummation of the conversion and/or continuation contemplated hereby.

[signature page follows]

[1]

Shall be a Business Day at least (i) one Business Day after the date hereof in the case of a conversion to a Base Rate Loan or (ii) three Business Days after the date hereof in the case of a conversion to, or continuation of, a LIBOR Rate Loan.

B-1

Date:	[mm/dd/yy]

MODEL N, INC.

By:
Name:
Title:

B-2

EXHIBIT C TO
FINANCING AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.I am the Chief Financial Officer of MODEL N, INC. (“Company”).

2.I have reviewed the terms of that certain Financing Agreement, dated as of January 5, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC Lending, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

3.The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the month covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

4.Attached hereto as Exhibit A are the consolidated balance sheet of Company and its Subsidiaries as at the end of [mm/dd/yy] and the related consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period).  The financial statements attached hereto as Exhibit A fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

The foregoing certifications, together with the computations set forth in the Annex A attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered on [mm/dd/yy] pursuant to Section 5.1(d) of the Financing Agreement.

5.Attached hereto as Exhibit B is a schedule of customer retentions of Company and its Subsidiaries for the month ended [mm/dd/yy].

6.Attached hereto as Exhibit C is a schedule of the bookings of Company and its Subsidiaries for the month ended [mm/dd/yy].

[Use following paragraph 7 if updates are needed to Schedule 4.22 of the Financing Agreement]

7.Attached  hereto  as  Exhibit  D  are  updates  to  Schedule  4.22  of  the  Financing Agreement, listing all registered trademarks, registered trade names, registered copyrights, registered patents and exclusive licenses as to which Company or one of its Subsidiaries have become the owner since the delivery of [Schedule 4.22 on the Closing Date][the prior update to Schedule 4.22, delivered on [●]].

MODEL N, INC.

By:
Name:
	Title:	Chief Financial Officer

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL MONTH ENDING [mm/dd/yy]

1. Consolidated EBITDA:		(i) - (ii) =	$[ , , ]

(i)	(a)	Consolidated Net Income:	$[ , , ]

	(b)	Consolidated Interest Expense:	$[ , , ]

	(c)	provisions for taxes based on income:	$[ , , ]

	(d)	total depreciation expense:	$[ , , ]

	(e)	total amortization expense:	$[ , , ]

	(f)	other non-Cash items reducing Consolidated Net Income[1]:	$[ , , ]

(ii)	(a)	other non-Cash items increasing Consolidated Net Income[2]:	$[ , , ]

	(b)	interest income:	$[ , , ]

	(c)	capitalized software costs	$[ , , ]

2. Consolidated Excess Cash Flow:		(i) - (ii) =	$[ , , ]

(i)	(a)	Consolidated EBITDA:	$[ , , ]

	(b)	interest income:	$[ , , ]

	(c)	other non-ordinary course income[3]:	$[ , , ]

	(d)	Consolidated Working Capital Adjustment:	$[ , , ]

	(e)	increases in long-term deferred revenue during such fiscal year:	$[ , , ]

1 Excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

2 Excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential

Cash item in any prior period.

3 Excluding any gains or losses attributable to Asset Sales.

(ii)	(a)	voluntary and scheduled repayments (but not mandatory prepayments) of Consolidated Total Debt:	$[ , , ]

	(b)	Consolidated Capital Expenditures[4]:	$[ , , ]

	(c)	Consolidated Cash Interest Expense:	$[ , , ]

	(d)	provisions for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period:	$[ , , ]

3. Consolidated Net Income:		(i) - (ii) =	$[ , , ]

(i)	the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:		$[ , , ]

(ii)	(a)	the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest:	$[ , , ]

(b)

the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries:

$[ , , ]

(c)

the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:

$[ , , ]

	(d)	any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$[ , , ]

	(e)	to the extent not included in clauses (ii)(a) through (d) above, any net extraordinary gains or net extraordinary losses:	$[ , , ]

4 Net of any proceeds of (A) Net Asset Sale Proceeds to the extent reinvested in accordance with Section

2.13(a) of the Financing Agreement, (B) Net Proceeds to the extent reinvested in accordance with Section

2.13(b) of the Financing Agreement, and (C) any proceeds of related financings with respect to such expenditures.

4. Consolidated Working Capital:	(i) - (ii) =	$[ , , ]

(i)	Consolidated Current Assets:	$[ , , ]

(ii)	Consolidated Current Liabilities:	$[ , , ]

5. Consolidated Working Capital Adjustment:	(i) - (ii) =	$[ , , ]

(i)	Consolidated Working Capital as of the beginning of such period:	$[ , , ]

(ii)	Consolidated Working Capital as of the end of such period:	$[ , , ]

6. Leverage Ratio:	(i) - (ii) =	$[ , , ]

(i)	Consolidated Total Debt	$[ , , ]

(ii)	Consolidated EBITDA	$[ , , ]

7. Minimum Consolidated Liquidity:		$[ , , ]

(i)	Consolidated Liquidity	$[ , , ]

(ii)

the amount by which Company’s and its Subsidiaries’ (on a consolidated basis) total accounts payable (under GAAP) is not paid by the 90th day after the invoice date associated with such accounts (or, if later, the date due); provided, that accounts payable (a) up to an aggregate amount of $500,000 and (b) which are being contested in good faith and reserves required by GAAP have been made, such accounts payable shall be excluded from the foregoing calculation

$[ , , ]

	Actual: (i) + (ii) =	$[ , , ]

	Required:	$[ , , ]

8. SaaS and Maintenance Revenue:[5]

(i)	Adjusted GAAP Saas and Maintenance Revenue		$[ , , ]

(ii)	(a)	Company’s Adjusted GAAP Revenue for stand- alone SaaS implementation services that are treated as a separate unit of accounting

	(b)	Company’s training revenue

	(c)	Company’s revenue for billable expenses

		Actual: (i) - (ii) =	$[ , , ]

		Required:	$[ , , ]

5 Tested quarterly, in each case, and (i) determined in accordance with GAAP as in effect on the Closing Date, and (ii) calculated in a manner consistent with calculations reviewed and approved by the Lenders prior to the Closing Date

EXHIBIT A TO
COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

(see attached)

EXHIBITBTO
COMPLIANCE CERTIFICATE

CUSTOMER RETENTIONS SCHEDULE

EXHIBITC TO
COMPLIANCE CERTIFICATE

BOOKINGS SCHEDULE

EXHIBITDTO
COMPLIANCE CERTIFICATE

UPDATES TO SCHEDULE 4.22

EXHIBIT D TO
FINANCING AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Financing Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee,  and  the  Assignee  hereby  irrevocably  purchases  and  assumes  from  the  Assignor, subject to and in accordance with the Standard Terms and Conditions and the Financing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Financing Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Financing Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Company:	Model N, Inc., a Delaware corporation

4.	Collateral Agent:	TC Lending, LLC, as the collateral agent under the Financing Agreement

5.	Administrative Agent	TC Lending, LLC, as the administrative agent under the Financing Agreement
6.	Financing Agreement:

The Financing Agreement, dated as of January 5, 2017, by and among MODEL N, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company  from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC LENDING, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”)

7.	Assigned Interest:

Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
$	$	%
$	$	%
$	$	%

Effective Date:                , 20      [TO BE INSERTED BY ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

8.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to::	with a copy to::

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/ Loans of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

[Consented to and][2] Accepted:

TC LENDING, LLC, as
Administrative Agent

By:
Title:

[Consented to][3]:

MODEL N, INC.

By:
Title:

2 To be added only if the consent of the Administrative Agent is required by the terms of the Financing Agreement.

3 To be added only if the consent of the Company is required by the terms of the Financing Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.Representations and Warranties.

1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement  or  any  other    instrument  or  document  delivered  pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee.   The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Financing Agreement, (ii) it meets all requirements of an Eligible Assignee under the Financing Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Financing Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Financing Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (v) it has experience and expertise in the making of or investing in commitments or loans such as the Commitments or the Loans, as the case may be, (vi) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 9.6 of the Financing Agreement, the disposition of any Loan or any interests therein shall at all times remain within its exclusive control), (vii) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party, and (viii) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Financing Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their  terms  all  of  the  obligations  which  by  the  terms  of  the  Loan Documents are required to be performed by it as a Lender.

2.

Payments.  Unless  notice  to  the  contrary  is  delivered  to  the  Lender  from  the Administrative  Agent,  payment  to  the  Assignor  by  the  Assignee  in  respect  of  the Assigned Interest shall be made on the Effective Date and include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date.  On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

3.

General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

EXHIBIT E TO
FINANCING AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS

Reference is made to the Financing Agreement, dated as of January 5, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MODEL N, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC LENDING, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”).

Pursuant to Section 2.19(d)(i) of the Financing Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT F TO
FINANCING AGREEMENT

CLOSING DATE AND SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

January 5, 2017

1.We are, respectively, the chief executive officer and the chief financial officer of MODEL N, INC., a Delaware corporation (“Company”).

2.Reference  is  made  to  that  certain  Financing  Agreement,  dated  as  of January 5, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain Subsidiaries of Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC LENDING, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”).

3.We are familiar with the finances, properties, businesses and assets of the Company and its Subsidiaries.   We have reviewed the Loan Documents and such other documentation and information and have made such investigation and inquiries as we have deemed necessary and prudent therefor.  We have also reviewed the consolidated financial statements of the Company and its Subsidiaries, including projected financial statements and forecasts relating to income statements and cash flow statements of the Company and its Subsidiaries.

4.After  giving  effect  to  the  transactions  contemplated  by  the  Loan Documents and as of the Closing Date, with respect to the Company and the other Loan Parties, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

5.Since  December  12,  2016,  there  has  not  been  any  change,  event, development, condition, occurrence or effect that has had, or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement) with respect to Target and its Subsidiaries, taken as a whole.

6.Attached hereto as Exhibit A are true, complete and correct copies of (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Company and its Subsidiaries as at the Closing Date, and reflecting the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form reasonably satisfactory to Administrative Agent, and (iii) the Projections.

7.After  giving  effect  to  the  borrowing  of  the  Loans  and  the  other transactions contemplated by the Loan Documents on the Closing Date, the sum of the Company’s Consolidated Liquidity is at least $50,000,000 plus the amount by which the Company and its Subsidiaries’ accounts payable (under GAAP) is not paid by the 90th day after the invoice date associated with such accounts (or, if later, the date due); provided, that accounts payable (i) up to an aggregate amount of $500,000 and (ii) which are being contested in good faith and reserves required by GAAP have been made, shall be excluded from the foregoing calculation.

8.On the Closing Date, the SaaS and Maintenance Revenue of Company and its Subsidiaries on a consolidated basis shall be at least $90,000,000 for the three month period ending on November 30, 2016.

9.Attached  hereto  as  Exhibit  B  is  a  true  and  complete  copy  of  the Acquisition Agreement.  The Closing (as defined in the Acquisition Agreement) has occurred, or shall occur substantially simultaneously with the funding of the Loans, in all material respects in accordance with the Acquisition Agreement and without giving effect to any amendments, consents or waivers thereto that are adverse to Agents or Lenders, without the prior consent of Agents or Lenders (such consent not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that any (i) amendment to the (A) definition of “Material Adverse Effect” or “Mandatory Closing Date” or (B) Section 13.4(b), Section 13.7(b), Section 13.8, Section 13.10(b), Section 13.11(c), the second proviso in the first sentence of Section 13.13, and Section 13.16, in each case, of the Acquisition Agreement (and any provision of the Acquisition Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of such Sections), (ii) change or waiver of any condition precedent of Section 7.3(c) or Section 7.3(d) of the Acquisition Agreement, (iii) any reduction in the purchase price in connection with the Acquisition to the extent that such reduction is greater than or equal to 5% of the purchase price and (iv) any agreement by Company to a Closing Date (as defined in the Acquisition Agreement) prior to the Mandatory Closing Date (as defined in the Acquisition Agreement), shall, in the cases of each of the foregoing clauses (i) – (iv) be deemed to be adverse to the interests of the Agent and the Lenders.

10.Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

11.      The Specified Acquisition Agreement Representations shall be true and correct in all respects as are material to the interests of the Lenders except to the extent that the Company (or its Affiliate) would not have the right (taking into account any applicable cure provisions)  to  terminate  the  Company’s  (and/or  such  Affiliate’s)  obligations  under  the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties in the Acquisition  Agreement,  and  the  Specified  Representations  shall  be  true  and  correct  in  all respects.

[Remainder of page intentionally left blank.]

The foregoing certifications are made and delivered as of the date first set forth above.

MODEL N, INC.

By:
Name:
Title:	Chief Executive Officer

By:
Name:
Title:	Chief Financial Officer

Exhibit A

Exhibit B

EXHIBIT G TO
FINANCING AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated as of [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Financing Agreement, dated as of January 5, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among MODEL N, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, TC LENDING, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and collateral agent (in such capacity, “Collateral Agent”).

Section 1.Pursuant   to   Section   5.10   of  the  Financing   Agreement,   the undersigned hereby:

(a)agrees that this Counterpart Agreement may be attached to the Financing Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Financing Agreement and agrees to be bound by all of the terms thereof;

(b)represents and warrants that each of the representations and warranties set forth in the Financing Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d)agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Financing Agreement; and

(e)the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Secured Party (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned's right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement.  All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2.The  undersigned  agrees  from  time  to  time,  upon  request  of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement.   Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.   Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 9.1 of the Financing Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

TC LENDING, LLC
as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT H TO
FINANCING AGREEMENT

PLEDGE AND SECURITY AGREEMENT

dated as of January 5, 2017

between

EACH OF THE GRANTORS PARTY HERETO

and

TC LENDING, LLC,

as Collateral Agent

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 ¬— MATERIAL CONTRACTS

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — TRADEMARK SECURITY AGREEMENT

EXHIBIT C — COPYRIGHT SECURITY AGREEMENT

EXHIBIT D — PATENT SECURITY AGREEMENT

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — MATERIAL CONTRACTS

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY – EXCEPTIONS

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — TRADEMARK SECURITY AGREEMENT

EXHIBIT C — COPYRIGHT SECURITY AGREEMENT

EXHIBIT D — PATENT SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of January 5, 2017 (this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and TC LENDING, LLC, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Financing Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among MODEL N, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company from time to time party hereto, as Guarantors, the Lenders from time to time party hereto, TC Lending, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), sole lead arranger, and Collateral Agent;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Financing Agreement, each Grantor has agreed to secure such Grantor’s obligations under the Loan Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1.   DEFINITIONS; GRANT OF SECURITY.

1.1.General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting

Obligation related thereto.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

1

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Company” shall have the meaning set forth in the recitals.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Financing Agreement” shall have the meaning set forth in the recitals.

2

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Indemnitee” shall mean the Collateral Agent, and its and its Affiliates’ officers, partners, directors, trustees, employees, agents.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

3

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(B) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged

Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

4

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents and the Lenders and shall include, without limitation, all former Agents and Lenders to the extent that any Secured Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Secured Obligations have not been paid or satisfied in full.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

5

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(C) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

"Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2.Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement or, if not defined therein, in the UCC.  The rules of interpretation specified in Section 1.3 of the Financing Agreement also apply to this Agreement, mutatis mutandis. If any conflict or inconsistency exists between this Agreement and the Financing Agreement, the Financing Agreement shall govern.

SECTION 2.   GRANT OF SECURITY.

2.1.Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)Accounts;

(b)Chattel Paper;

(c)Documents;

(d)General Intangibles; (e)Goods;

6

(f)Instruments; (g)Insurance;

(h)Intellectual Property;

(i)Investment Related Property; (j)Letter of Credit Rights;

(k)Money;

(l)Receivables and Receivable Records;

(m)Commercial Tort Claims;

(n)to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(o)to the extent not covered by the preceding clauses of this Section 2.1, all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2.1 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(p)to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2.Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach (a) to any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that the Collateral shall include and such security interest shall attach immediately (x) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above and (y) to any all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing such lease, licenses, contract, property right or agreement; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign

7

Corporation; or (c) those assets as to which the Collateral Agent and the Required Lenders reasonably determines, in consultation with the Grantors, that the costs of obtaining such security interests in such assets or perfection thereof are excessive in relation to the benefit to the Agents and the Lenders of the security to be afforded thereby.

SECTION 3.   SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1.Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2.Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.   REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1.Generally.

(a)Representations and Warranties. Each Grantor hereby represents and warrants, that:

(i)it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens;

(ii)it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) its: (w) the type of organization, (x) the jurisdiction of organization, (y) organizational identification number and (z) the jurisdiction where its chief executive office or its sole place of business is;

(iii)the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

8

(iv)except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(vi)with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)(u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account and Deposit Account and, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

(viii)all actions and consents, including all filings, notices, registrations and recordings reasonably necessary or desirable, or requested by the Collateral Agent, for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix)other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

(x)no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (a) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (b) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral

(whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in

9

connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(xi)all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC); and

(xiii)it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut.

(b)	Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least twenty (20) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)if the Collateral Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a “first-in, first- out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

(v)it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

10

(vi)upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

(vii)it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral; and

(viii)it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise in accordance with the Financing Agreement.

4.2.Equipment and Inventory.

(a)Representations and Warranties. Each Grantor represents and warrants, that:

(i)all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time) other than Equipment and Inventory having a book value (at any one location) of less than $25,000 individually and $100,000 in the aggregate, and Equipment that is out for repair or in transit in the ordinary course of business;

(ii)any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii)none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b)Covenants and Agreements. Each Grantor covenants and agrees that:

(i)it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time), other than Equipment and Inventory having a book value (at any one location) of less than $25,000 individually and $100,000 in the aggregate, and Equipment that is out for repair or in transit in the ordinary course of business, unless it shall have (a) notified the Collateral Agent by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable that the Collateral Agent may reasonably request to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(ii)it shall keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail as is

11

customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(iii)it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(iv)if any Equipment or Inventory is in possession or control of any third party, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

(v)with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (a) provide information with respect to any such Equipment, (b) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (c) deliver to the Collateral Agent copies of all such applications or other documents filed and copies of all such certificates of title issued indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3.Receivables.

(a)Representations and Warranties. Each Grantor represents and warrants, on the Closing Date, that no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c); and

(b)Covenants and Agreements: Each Grantor hereby covenants and agrees that:

(i)it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(ii)it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper and Instruments (other than any delivered to the Collateral Agent as provided herein)with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

(iii)except as otherwise provided in this subsection, each Grantor shall take such actions as it determines in good faith are appropriate collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and to exercise each material right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation, and, in addition, at any time following the occurrence and during

12

the continuance of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(iv)it shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(c)Delivery and Control of Receivables. With respect to any Receivables that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

4.4.Investment Related Property.

4.4.1Investment Related Property Generally

(a)Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

13

(ii)except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions and all scheduled payments of interest, in each case as permitted under the Loan Documents; and

(iii)each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.

(b)Delivery and Control.

Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an uncertificated securities agreement in form and substance satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

In addition to the foregoing, and sub jet to the terms hereunder, if any issuer of any Investment Related Property that is included in the Collateral is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

14

(c)Voting and Distributions.

(i)So long as no Event of Default shall have occurred and be continuing:

(1)

except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Financing Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreement;; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Financing Agreement, shall be deemed inconsistent with the terms of this Agreement or the Financing Agreement within the meaning of this Section 4.4(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2)

the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(ii)Upon the occurrence and during the continuation of an Event of Default:

(1)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)

in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (a) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (b) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2Pledged Equity Interests

(a)Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i)Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock,

15

percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii)it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)except as otherwise set forth on Schedule 4.4(C), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b)Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (b) permit any Subsidiary that is an issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer other than in connection with Permitted Investments, (c) other than as permitted under the Financing Agreement, permit any Subsidiary that is an issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of Pledged Debt in any way that materially and adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest or the rights and remedies of the Collateral Agent or the Lenders under the Loan Documents and unless such default or breach would cause or result in an Event of Default, or (e) cause any Subsidiary that is an issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding

16

the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (d), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps reasonably necessary or advisable to establish the Collateral Agent's “control” thereof;

(ii)it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

(iii)without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (a) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (b) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

(iv)each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3Pledged Debt

(a)Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i)Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness;

(b)Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4Investment Accounts

(a)Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i)Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities

17

Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii)Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii)each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts); and (c) deliver all Instruments to the Collateral Agent.

(b)Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account without the prior consent of the Collateral Agent and unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).

(c)Delivery and Control

(i)With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into a control agreement in form and substance satisfactory to the Collateral Agent, pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor; provided, that with respect to that certain Securities Account owned by Model N, Inc., account number ending in x024 with Silicon Valley Bank (x) so long as the balance in such account does not exceed $20,000 at any time, Model N, Inc. shall have until January 13, 2017 (or such longer period as determined by Administrative Agent in its sole discretion) to deliver such control agreement and (y) so long as the balance in such account does not exceed $10,000 at any time, Model N, Inc. shall not be required to deliver a control agreement for such account. With respect to any Investment Related Property that is a “Deposit Account,” it shall cause the depositary institution maintaining such account to enter into an agreement, pursuant to which the Collateral Agent shall have both dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account; provided, that, with respect to that certain deposit account owned by Revitas, Inc., account number ending in x429 with Comerica

18

Bank, so long as the balance in such account does not exceed the balance in such account as of the date hereof for a period of three (3) consecutive Business Days, Revitas, Inc. shall have until January 20, 2017 (or such longer period as determined by Administrative Agent in its sole discretion) to deliver such control agreement;. The Grantors shall deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Grantor into such Deposit Accounts. At all times prior to the occurrence and continuance of an Event of Default, the Grantors shall have full access to the cash on deposit in such Deposit Accounts, and the Collateral Agent agrees not to deliver a control notice or take any other action to control such Deposit Accounts unless and until an Event of Default has occurred and is continuing.  Upon the occurrence and during the continuance of an Event of Default, with respect to any Deposit Account (other than an Excluded Account), the Collateral Agent may and shall give instructions and directions to such bank or depositary institution to wire all amounts on deposit in such Deposit Account each Business Day to the Administrative Agent’s Account. All amounts received or deposited into the Administrative Agent’s Account after the occurrence and during the continuance of an Event of Default shall be applied to the payment of the outstanding Obligations in accordance with the Financing Agreement. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

(ii)The Deposit Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Grantors are hereby deemed to have granted a Lien to Collateral Agent for the benefit of the Agents and the Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received after the occurrence and during the continuance of an Event of Default directly by any Grantor from any of its Account Debtors, as proceeds from Receivables of such Grantor or as proceeds of any other Collateral shall be held by such Grantor in trust for the Agents and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Grantor in original form and no later than the next Business Day after receipt thereof into such Deposit Accounts. Each Grantor shall not commingle such collections with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by any Agent shall constitute final payment to the any Agent unless and until such instruments have actually been collected.

(iii)Nothing herein contained shall be construed to constitute any Agent as agent of any Grantor for any purpose whatsoever, and no Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). Each Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). Each Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to such Agent and shall not

19

be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

4.5.Material Contracts.

(a)Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i)Schedule 4.5 sets forth all of the Material Contracts to which such Grantor has rights as of the Closing Date;

(ii)the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, are in full force and effect and are binding upon and enforceable against such Grantor and, to such Grantor’s knowledge, all other parties thereto in accordance with their respective terms. To the knowledge of each Grantor, there exists no default under any Material Contract by any party thereto.

(b)Covenants and Agreements. Each Grantor hereby covenants and agrees that upon the occurrence and during the continuance of an Event of Default, in addition to any rights under the Section of this Agreement relating to Receivables, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent.

4.6.Letter of Credit Rights.

(a)Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

(i)all material letters of credit to which such Grantor has rights are listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii)It has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b)Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

4.7.Intellectual Property.

(a)Representations and Warranties. Except as disclosed in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date, that:

(i)Schedule 4.7 sets forth a true and complete list of (a) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by

20

each Grantor and (b) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor (other than (i) licenses where such Grantor is the licensee of commercially available software and (ii) non-exclusive licenses to customers that are not Material Contracts);

(ii)it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.7, and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7(D); provided, that the representation in this clause (ii) is not being made with respect to any infringement of intellectual property rights of any other party which is not known to such Grantor;

(iii)all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

(iv)to such Grantor’s knowledge, all Intellectual Property is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(v)all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(D);

(vi)to such Grantor’s knowledge, the conduct of such Grantor’s business does not materially infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(vii)to such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

(viii)each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the business of such Grantor, and in particular, no portion of the source code for its Intellectual Property has been disclosed or licensed to any Person, other than end user customers and escrow agents pursuant to such Grantor’s standard form of escrow agreement;

(ix)no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property; and

(x)each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other

21

document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

(b)Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i)it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(iv)it shall take such steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, as it determines in good faith are appropriate to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (B) and (C);

(v)in the event that it obtains knowledge that any Intellectual Property owned by or exclusively licensed to any Grantor and material to the business of such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take such reasonable actions as it determines are appropriate to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property;

(vi)it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (a) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (b) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii)it shall, upon the reasonable request of the Collateral Agent, execute and deliver promptly to the Collateral Agent, and in any event within ten (10) days, any document

22

required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii)except with the prior consent of the Collateral Agent or as permitted under the Financing Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments with respect to the Intellectual Property, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for Permitted Liens and the Lien created by and under this Agreement and the other Loan Documents and non-exclusive licenses in the ordinary course of business;

(ix)it shall hereafter use reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(x)it shall take reasonable steps to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(xi)it shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking reasonable actions to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non- disclosure restrictions;

(xii)it shall not incorporate into any Intellectual Property that is necessary in the conduct of such Grantor’s business that is licensed or distributed by such Grantor any third- party code that is licensed pursuant to any open source license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License, in a manner that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of any Intellectual Property that is necessary in the conduct of such Grantor’s business that is licensed or distributed by such Grantor; and

(xiii)it shall be entitled to continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof.  In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

23

4.8.Commercial Tort Claims

(a)Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor.

(b)Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.   ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1.Access; Right of Inspection. The Collateral Agent shall, upon reasonable prior notice to the Company, have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall also have the right, during normal business hours, and upon reasonable prior notice, to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

5.2.Further Assurances.

(a)Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)at any reasonable time, upon reasonable request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

24

(iv)at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(b)Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.3.Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.   COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1.Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Financing Agreement;

(b)upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

25

(c)upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)to prepare and file any UCC financing statements against such Grantor as debtor;

(f)to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h)upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2.No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.   REMEDIES.

7.1.Generally.

(a)If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the

26

Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

27

(c)The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2.Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations as set forth in Section 2.15(g) of the Financing Agreement.

7.3.Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4.Deposit Accounts.

If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

7.5.Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales or to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

28

7.6.Intellectual Property.

(a)Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii)upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)	all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof

29

shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)	Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

(c)Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7.Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (from any Person): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

SECTION 8.   COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or

30

substitution of Collateral), solely in accordance with this Agreement, the Financing Agreement and any other Loan Document. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Required Lenders. Upon any such notice of resignation or any such removal, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9.   CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Financing Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Financing Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 10.   STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually

31

received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 9.2 of the Financing Agreement.

SECTION 11.   MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.1 of the Financing Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Financing Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.\

Upon any express requirement hereunder that any Grantor update, amend or supplement any schedule hereto, such Grantor may do so by delivery of a Pledge Supplement to the Collateral Agent (which shall become effective upon such delivery).

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

[Signature Page Follows]

32

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MODEL N, INC.

By:	/s/Mark Tisdel
Name: Mark Tisdel
Title: Senior Vice President and Chief
Financial Officer

SAPPHIRE STRIPE HOLDINGS, INC.

By:	/s/Mark Tisdel
Name: Mark Tisdel
Title: President and Treasurer

REVITAS, INC.

By:	/s/Mark Tisdel
Name: Mark Tisdel
Title: President and Treasurer

NEXUS ACQUISITION SUB, INC.

By:	/s/Mark Tisdel
Name: Mark Tisdel
Title: President and Treasurer

TC LENDING, LLC,
as Collateral Agent

By:	/s/Michael Fishman
Name: Michael Fishman
Title: Co-Chief Executive Officer

[Signature Page to Pledge and Security Agreement]

SCHEDULE 4.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office / Sole Place of Business	Organizational Number
Model N, Inc.	Corporation	Delaware	California	3142130
Nexus Acquisition Sub, Inc.	Corporation	Delaware	Delaware	6195827
Sapphire Stripe Holdings, Inc.	Corporation	Delaware	California	4681070
Revitas, Inc.	Corporation	Delaware	California	2879601
(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

On January 5, 2012, iMANY, Inc. changed its name to Revitas, Inc.

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Reference is made to Schedule 4.1(B) above.

Sapphire Stripe Holdings, Inc. changed its Chief Executive Office from Pennsylvania to California.

Revitas, Inc. changed its Chief Executive Office from Pennsylvania to California.

(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

None.

SCHEDULE 4.1-1

(E)Financing Statements:

Name of Grantor	Filing Jurisdiction
Model N, Inc.	Delaware
Nexus Acquisition Sub, Inc.	Delaware
Sapphire Stripe Holdings, Inc.	Delaware
Revitas, Inc.	Delaware

SCHEDULE 4.1-2

SCHEDULE 4.2

TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory
Model N, Inc.	1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, CA 94063
Nexus Acquisition Sub, Inc.	1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, CA 94063
Sapphire Stripe Holdings, Inc.	1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, CA 94063
Revitas, Inc.

1600 Seaport Boulevard, Suite 400

Pacific Shores Center – Building 6 South

Redwood City, CA 94063

Mellon Bank Center

1735 Market Street, Suite 3700

Philadelphia, PA 19100

777 Central Blvd

Carlstadt, NJ 07072

SCHEDULE 4.2-1

SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
Model N, Inc.	Model N UK LTD	Common	N	n/a	1 GBP	0.65	65%
Model N, Inc.	Model N (Switzerland) GmbH	Common	N	n/a	100 CHF	130	65%
Model N, Inc.	Model N India Software Private LTD	Common	N	n/a	10 INR	650,000	65%
Model N, Inc.	Model N Technology India Private LTD	Common	N	n/a	R 10	32,500	65%
Model N, Inc.	Nexus Acquisition Sub, Inc.	Common	N	n/a	$0.0001	100	100%
Model N, Inc.	Sapphire Stripe Holdings, Inc.	Common	Y	C-001	$0.0001	100	100%
Sapphire Stripe Holdings, Inc.	Revitas, Inc.	Common	Y	C-1	$0. 01	1,000	100%
Revitas, Inc.	Revitas International Limited	Common	N	n/a	n/a	32,760	65%
Revitas, Inc.	Tibersoft Corporation	Common	Y	C-36.001		21,719	< 1%

Pledged LLC Interests: None

Pledged Partnership Interests: None

Pledged Trust Interests: None

Pledged Debt: None

SCHEDULE 4.4-1

Securities Account:

Grantor	Name of Securities Intermediary	Account Number	Account Name
Model N, Inc.	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054	19-SV1024	Investments

Commodities Accounts: None

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Model N, Inc.	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054	3300659005	Checking
Model N, Inc.	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054	3300648499	Cash Collateral Acct
Model N, Inc.	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054	3300672663	Checking
Model N, Inc.	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054	6600000545	Sweeping
Model N, Inc.	Silicon Valley Bank 3003 Tasman Dr. Santa Clara, CA 95054	500080610	Multi-Currency Account
Revitas, Inc.	Comerica Bank 333 W Santa Clara St, San Jose, CA 95113	1894279429	Checking

(B)None.

(C)None.

SCHEDULE 4.4-2

SCHEDULE 4.5

TO PLEDGE AND SECURITY AGREEMENT

Grantor[1]	Description of Material Agreement
iMANY, Inc.	Software License and Support Agreement between iMANY, Inc. and Allergan Sales, LLC, dated November 17, 2011, and subsequent amendments thereto.
iMANY, Inc.	Master Services Agreement iMANY, Inc. and Allergan Sales, LLC, dated November 21, 2011, and subsequent SOWs and PCRs thereto.
I-many, Inc.

CARS®/Integrated System (IS) and CARS®/Medicaid License and Maintenance Agreement between I-many, Inc. and Allergan Sales, LLC (as successor in interest to Allergan Sales, Inc.), dated December 31, 2001, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and AstraZeneca Pharmaceuticals LP, dated June 27, 2002, and subsequent amendments thereto.
Revitas, Inc.	Master Services Agreement Revitas, Inc. and AstraZeneca Pharmaceuticals LP, dated January 7, 2015, and subsequent SOWs and PCRs thereto.
Revitas, Inc.	Baxalta US Inc. Master Software License and Maintenance & Support Agreement Revitas, Inc. and Baxalta US Inc., dated December 16, 2016, and all Schedules thereto.
Revitas, Inc.	Information Technology Managed Services Agreement Revitas, Inc. and Baxalta US Inc., dated November 3, 2015, and subsequent Ordering Documents, SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement (related to products of Edge Dynamics, Inc.) between Edge Dynamics, Inc. and Eli Lilly, dated December 22, 2004, and subsequent amendments thereto.
I-many, Inc.	Software License Agreement between I-many, Inc. and Eli Lilly, dated July 29, 2003, as subsequently amended.
I-many, Inc.	Consulting and Professional Services Agreement between I- many, Inc. and Eli Lilly, dated July 29, 2003, and subsequent Work Orders, SOWs and PCRs thereto.
iMany, Inc.	Limited Source Code License Agreement between iMANY, Inc. and Eli Lilly, dated May 16, 2011, and subsequent amendments thereto.

1 iMany, Inc. is the prior name of Revitas, Inc. and Revitas, Inc. is now party to the contracts listed on this schedule for iMany, Inc.  Edge Dynamics, Inc. was acquired by Revitas, Inc. and is now party to the contracts listed on this schedule for Edge Dynamics, Inc.

SCHEDULE 4.5-1

Grantor[1]	Description of Material Agreement
Revitas, Inc. (f/k/a I-many, Inc.)	Master License, Maintenance and Professional Services Agreement between I-Many, Inc. and Genentech, Inc., dated October 1, 2008, and subsequent amendments, SOWs, and PCRs thereto.
iMANY, Inc.	Enterprise Search Improvement License Agreement between iMANY, Inc. and Genentech, Inc., dated October 21, 2011.
Revitas, Inc.	Cloud Evaluation Agreement Revitas, Inc. and Genentech, Inc., dated November 19, 2015.
Revitas, Inc.	Custom Maintenance Agreement Revitas, Inc. and Genentech, Inc., dated December 13, 2013
Revitas, Inc. (f/k/a I-Many, Inc.)

Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-Many, Inc.) and GlaxoSmithKline LLC (f/k/a SmithKline Beecham Corporation dba GlaxoSmith Kline), dated June 30, 2002, and subsequent amendments thereto

I-many, Inc.	Services Agreement between I-many, Inc. and Glaxo Wellcome, Inc., dated July 26, 2000, and subsequent SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement between Edge Dynamics, Inc. and SmithKline Beecham Corporation dba GlaxoSmithKline, dated April 29, 2003, (related to products of Edge Dynamics, Inc.)
I-many, Inc.	Master License and Maintenance Agreement, dated as of March, 30, 2001 by and between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc.
Revitas, Inc.	Software License and Support Agreement by and among Revitas, Inc., Johnson & Johnson Health Care Systems, Inc. and Janssen Biotech, Inc. (f/k/a Centocor Ortho Biotech Inc.), dated January 24, 2013
I-many, Inc.	Services Agreement between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc., dated April 27, 2000, and subsequent SOWs and PCRs thereto
Revitas, Inc. (as successor in interest to I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Mylan Laboratories, Inc., dated September 28, 2007, and subsequent amendments thereto.
I-many, Inc.	Master Services Agreement between I-many, Inc. and Mylan, Inc., dated November 10, 2008, and subsequent SOWs and PCRs thereto.
Revitas, Inc. (as successor in interest to I-many, Inc.)	Master License and Maintenance Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Pfizer Inc., dated December 31, 2001, and subsequent amendments thereto

SCHEDULE 4.5-2

Grantor[1]	Description of Material Agreement
Revitas, Inc.	Master Services Agreement between Revitas, Inc. and Pfizer Inc., dated September 7, 2007, and subsequent SOWs and PCRs thereto
Revitas, Inc.	Data License Agreement between Revitas, Inc. and Pfizer, Inc., dated December 1, 2010, and subsequent amendments thereto.
Revitas, Inc. (f/k/a I-many, Inc.)

CARS®/Integrated (IS) Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi US Services Inc. (f/k/a sanofi-aventis U.S. Inc. f/k/a Aventis, Inc.), dated March 28, 2002, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)

Master Professional Services Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi U.S. Services Inc. (f/k/a sanofi- aventis U.S. Inc.), dated March 31, 2008, and subsequent SOWs and PCRs thereto.

Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Sanofi US Services Inc., dated December 11, 2015.
Revitas, Inc.	Cloud Evaluation Agreement, dated as of May 21, 2015, by and between Revitas, Inc. and sanofi-aventis U.S. LLC, as amended by subsequent amendments thereto
Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated September 29, 2014.
Revitas, Inc.	Professional Services Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated October 23, 2014, together with Professional Services Statement of Work dated October 17, 2014.
Model N, Inc.	General Services Agreement between Model N, Inc. and Advanced Micro Devices, Inc. dated May 12, 2009, as amended.
Model N, Inc.	Master Software License and Services Agreement between Model N, Inc. and Amgen Inc. dated April 14, 2015, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Amgen Inc. dated March 1, 2005, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Astellas US LLC dated August 24, 2006.
Model N, Inc.	Professional Services Agreement between Model N, Inc. and Bristol-Myers Squibb Company dated December 17, 2008, as amended.
Model N, Inc.	Software License Agreement between Model N, Inc. and Edwards Lifesciences LLC dated March 23, 2016.

SCHEDULE 4.5-3

Grantor[1]	Description of Material Agreement
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Fresenius Kabi USA, LLC dated December 3, 2008.
Model N, Inc.	Master Agreement between Model N, Inc. and Hospira, Inc. dated September 18, 2009.
Model N, Inc.	Software-as-a-Service Agreement between Model N, Inc. and Integra Lifesciences Corporation dated June 16, 2016.
Model N, Inc.	Cloud Computing Services Agreement between Model N, Inc. and Intel Corporation and its Affiliates dated September 30, 2014.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ipsen Biopharmaceuticals, Inc. dated December 17, 2015.
Model N, Inc.	Master Services Agreement between Model N, Inc. and Johnson & Johnson Services, Inc. dated June 27, 2011, as amended.
Model N, Inc.	Subscription Service Terms and Conditions between Model N, Inc. and Lupin Pharmaceuticals, Inc. dated September 30, 2011.
Model N, Inc.	Master Agreement between Model N, Inc. and Merck & Co., Inc. dated February 24, 2010, as amended.
Model N, Inc.	Master Service Agreement between Model N, Inc. and Novo Nordisk Inc. dated December 27, 2011.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and NXP Semiconductors Netherlands B.V. dated September 7, 2010.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ortho-Clinical Diagnostics, Inc. dated May 26, 2015.
Model N, Inc.	Software as a Service Agreement between Model N, Inc. and Philips Electronics Nederland B.V. dated December 18, 2015, as amended.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Glenmark Pharmaceuticals Inc., USA dated June 29, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. (as successor in interest to InfoNow Corporation) and Tyco Electronics Corporation dated September 29, 2010.
Revitas, Inc.	Cigna HealthCare Financial Proposal for Revitas, Inc. dated January 1, 2015.
Revitas, Inc.	Cigna Dental Plan for Revitas, Inc.
Revitas, Inc.	Master Software Development Agreement between Revitas, Inc. and EPAM Systems, Inc. dated September 28, 2004.

SCHEDULE 4.5-4

Grantor[1]	Description of Material Agreement
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Cognizant Technology Solutions U.S. Corporation dated November 29, 2012, as amended.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Configit A/S dated May 8, 2015.
Model N, Inc.	Internet Services and Co-Location Agreement between Model N, Inc. and DataPipe, Inc. (as assigned by AboveNet Communications, Inc.) dated January 25, 2000, as amended.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Documill OY dated June 9, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. and HCL America, Inc. dated April 23, 2006, as amended.
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Highpoint Solutions, LLC dated April 2, 2010, as amended.
Model N, Inc.	Technology Services Partner Agreement between Model N, Inc. and Highpoint Solutions, LLC dated December 18, 2012.
Model N, Inc.	Independent Contractor Agreement between Model N, Inc. and Highpoint Solutions, LLC dated May 20, 2010.
Model N, Inc.	General Terms between Model N, Inc. and Oracle America, Inc. dated May 30, 2014, as amended, and related Ordering Document dated May 31, 2015, as amended.
Model N, Inc.	Consulting Services Agreement between Model N, Inc. and Provectus IT Inc. dated December 2, 2015, as amended.
Model N, Inc.	OEM Agreement between Model N, Inc. and QlikTech Inc. dated December 31, 2011, as amended.
Model N, Inc.	Sublease Agreement between Model N, Inc. and Openwave Mobility, Inc. dated May 12, 2014.
Model N, Inc.	Platform Solution Reseller Agreement between Model N, Inc. and Salesforce.com, inc. dated February 28, 2014, as amended.
Model N, Inc.	Lease between Model N, Inc. (as successor in interest to LeapFrogRx, Inc.) and Main Street SPE LLC, dated August 7, 2009.
Model N, Inc.	Sublease between Model N, Inc. and Highland Group, Inc. dated April 30, 2015.
Model N, Inc.	Office Lease between Model N, Inc. and Sri Ten DDC LLC, dated May 26, 2016.
Model N, Inc.	Short Form Lease between Model N, Inc. and College Road Realty L.L.C., dated March 30, 2012, as amended

SCHEDULE 4.5-5

Grantor[1]	Description of Material Agreement
Model N, Inc.	Office Lease, between Model N, Inc. and Atrium Irvine. LLC, dated September 15, 2010, as amended on August 31, 2011, September 29, 2012, April 1, 2013, November 1, 2014 and November 6, 2015.
I-many, Inc.	Office Lease between I-many, Inc. and Nine Penn Center Associates, L.P. dated October 8, 2009.
Revitas, Inc.	Office Lease Agreement between Revitas, Inc., Jarvis Equities LLC and Dewit Jarvis LLC dated September 22, 2015, as amended.
Revitas, Inc.	Ocean Gate Plaza Leasing Agreement between Revitas, Inc. and Ocean Gate, LLC dated October 23, 2014.
I-Many, Inc.

IBM Application Specific License Agreement (ASL) (Base Agreement), dated June 5, 2010, by and between I-Many, Inc. and International Business Machines Corp. (IBM), together with all ASL Purchase Commitment Transaction Documents and amendments thereto.

SCHEDULE 4.5-6

SCHEDULE 4.6

TO PLEDGE AND SECURITY AGREEMENT

DESCRIPTION  OF LETTERS OF CREDIT

None.

SCHEDULE 4.6-1

SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)	Copyrights

Copyright	Owner	Application No.	Application Date
Vintage Software business plan	Revitas, Inc.	TXu000793449	03/03/1997
(B)	Patents

UNITED STATES PATENTS

Patent	Owner	Application No. Application Date	Patent No. Issue Date
System and method for improving resolution of channel data	Model N, Inc.	10/670,545 9/24/2003	7,324,987 1/29/2008
System and method for improving resolution of channel data	Model N, Inc.	11/948,743 11/30/2007	7,644,070 1/5/2010
Automated channel market data extraction, validation and transformation	Model N, Inc.	12/130,582 5/30/2008	8,296,258 10/23/2012
System and method for improving resolution of channel data	Model N, Inc.	12/623,186 11/20/2009	7,921,115 4/5/2011
Systems and Methods to Formulate Business Strategies and Project and Implement Real-Time Business Operations	Model N, Inc.	13/621,368 17-Sep-2012
Simplified Product Configuration Using Table-Based Rules, Rule Conflict Resolution Through Voting, and Efficient Model Compilation	Model N, Inc.	14/069,362 10/31/2013	(20140180969)
Rule assignments and templating	Model N, Inc.	14/106,709 12/13/2013	9,466,026 10/11/2016
Efficient Product Navigation, Simplified Price Adjustment, and Product Configuration Auto-Save	Model N, Inc.	14/137,514 20-Dec-2013
Rule Assignments and Templating	Model N, Inc.	14/197,988 15-Dec-2014
Flexible Mechanism for Dynamically Including Objects in Configuration	Model N, Inc.	62/371,687 5-Aug-2016
Rule Assignments and Templating	Model N, Inc.	15/255,143 2-Sep-2016

SCHEDULE 4.7-1

OTHER PATENTS

Patent	Owner	Application No. Application Date	Patent No. Issue Date	Country
Rule Assignments and Templating	Model N, Inc.	EP20141979 88A 12/15/2014	EP2884433A 1 6/17/2015	Europe
(C)	Trademarks

UNITED STATES TRADEMARKS

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date
AZERITY	Model N, Inc.	78081971 30-AUG-2001	2571672 21-MAY-2002
MODEL N	Model N, Inc.	85744557 03-OCT-2012	4408468 24-SEP-2013
CHANNELWIZE	Revitas, Inc.	86949768 23-MAR-2016	Pending, Intent to Use
CONTRACTWIZE	Revitas, Inc.	86950287 23-MAR-2016	Pending, Intent to Use
FLEX	Revitas, Inc.	85502353 22-DEC-2011	4306386 19-MAR-2013
IMANY	Revitas, Inc.	75862465 02-DEC-1999	2459331 12-JUN-2001
	Revitas, Inc.	75915749 10-FEB-2000	2535589 05-FEB-2002
REVITAS	Revitas, Inc.	85502342 22-DEC-2011	4306385 19-MAR-2013
REVITAS CHANNELWIZE	Revitas, Inc.	86950217 23-MAR-2016	Pending, Intent to Use

SCHEDULE 4.7-2

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date
	Revitas, Inc.	86950255 23-MAR-2016	Pending, Intent to Use
REVITAS CONTRACTWIZE	Revitas, Inc.	86950339 23-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86950377 23-MAR-2016	Pending, Intent to Use
REVITAS DOCXPERT	Revitas, Inc.	86927854 03-MAR-2016	Pending, Intent to Use
	Revitas, Inc.	86927874 03-MAR-2016	Pending, Intent to Use
REVITASNOW	Revitas, Inc.	86036853 13-AUG-2013	4520893 29-APR-2014

OTHER TRADEMARKS

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date	Country
IMANY	I-Many, Inc.	1136079 3-APR-2002	TMA637730 19-APR- 2005	Canada
	I-Many, Inc.	1136080 3-APR-2002	TMA637706 19-APR- 2005	Canada
IMANY VALIDATA	I-Many, Inc.	1350817 8-JUN-2007	TMA799969 14-JUN-2011	Canada
REVITAS	Revitas, Inc.	1583374 22-JUN-2012	TMA888640 23-OCT- 2014	Canada
FLEX	Revitas, Inc.	10984391 21-JUN-2012	10984391 15-NOV- 2012	European Union
I-MANY	Revitas, Inc.	2614568 12-MAR-	2614568 28-AUG-	European Union

SCHEDULE 4.7-3

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date	Country
		2002	2003
	Revitas, Inc.	2400109 28-SEP-2001	2400109 17-DEC- 2003	European Union
REVITAS	Revitas, Inc.	10984276 21-JUN-2012	10984276 16-NOV- 2012	European Union
IMANY VALIDATA	I-Many, Inc.	2458305 13-JUN-2007	2458305 04/04/2008	United Kingdom
MODEL N	Model N, Inc.	859830 07-DEC- 2000	859830 07-DEC- 2000	Australia
MODEL N	Model N, Inc.	859829 07-DEC- 2000	859829 07-DEC- 2000	Australia
MODEL N	Model N, Inc.	823462714 07-DEC- 2000	823462714 05-JUN-2007	Brazil
MODEL N	Model N, Inc.	823462676 07-DEC- 2000	823462676 31-JUL-2007	Brazil
MODEL N	Model N, Inc.	1085124 4-DEC-2000	TMA636641 1-APR-2005	Canada
MODEL N	Model N, Inc.	1730270 07-DEC- 2000	1730270 14-MAR- 2002	China
MODEL N	Model N, Inc.	1987015 06-DEC- 2000	1987015 07-JUN-2002	European Union
MODEL N	Model N, Inc.	2000-131251 06-DEC- 2000	4630730 20-DEC- 2002	Japan
MODEL N	Model N, Inc.	089076026 28-DEC-	00980865 16-JAN-2002	Taiwan

SCHEDULE 4.7-4

Trademark	Owner	Application No. Filing Date	Registration No. Registration Date	Country
2000
MODEL N	Model N, Inc.	089076027 28-DEC- 2000	00157329 16-JAN-2002	Taiwan
(D)	Licenses

Grantor[2]	Description of License
iMANY, Inc.	Software License and Support Agreement between iMANY, Inc. and Allergan Sales, LLC, dated November 17, 2011, and subsequent amendments thereto.
iMANY, Inc.	Master Services Agreement iMANY, Inc. and Allergan Sales, LLC, dated November 21, 2011, and subsequent SOWs and PCRs thereto.
I-many, Inc.

CARS®/Integrated System (IS) and CARS®/Medicaid License and Maintenance Agreement between I-many, Inc. and Allergan Sales, LLC (as successor in interest to Allergan Sales, Inc.), dated December 31, 2001, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and AstraZeneca Pharmaceuticals LP, dated June 27, 2002, and subsequent amendments thereto.
Revitas, Inc.	Master Services Agreement Revitas, Inc. and AstraZeneca Pharmaceuticals LP, dated January 7, 2015, and subsequent SOWs and PCRs thereto.
Revitas, Inc.	Baxalta US Inc. Master Software License and Maintenance & Support Agreement Revitas, Inc. and Baxalta US Inc., dated December 16, 2016, and all Schedules thereto.
Revitas, Inc.	Information Technology Managed Services Agreement Revitas, Inc. and Baxalta US Inc., dated November 3, 2015, and subsequent Ordering Documents, SOWs and PCRs thereto.

2 iMany, Inc. is the prior name of Revitas, Inc. and Revitas, Inc. is now party to the contracts listed on this schedule for iMany, Inc.  Edge Dynamics, Inc. was acquired by Revitas, Inc. and is now party to the contracts listed on this schedule for Edge Dynamics, Inc.

SCHEDULE 4.7-5

Grantor[2]	Description of License
Edge Dynamics, Inc.	Software License Agreement (related to products of Edge Dynamics, Inc.) between Edge Dynamics, Inc. and Eli Lilly, dated December 22, 2004, and subsequent amendments thereto.
I-many, Inc.	Software License Agreement between I-many, Inc. and Eli Lilly, dated July 29, 2003, as subsequently amended.
I-many, Inc.	Consulting and Professional Services Agreement between I- many, Inc. and Eli Lilly, dated July 29, 2003, and subsequent Work Orders, SOWs and PCRs thereto.
iMany, Inc.	Limited Source Code License Agreement between iMANY, Inc. and Eli Lilly, dated May 16, 2011, and subsequent amendments thereto.
Revitas, Inc. (f/k/a I-many, Inc.)	Master License, Maintenance and Professional Services Agreement between I-Many, Inc. and Genentech, Inc., dated October 1, 2008, and subsequent amendments, SOWs, and PCRs thereto.
iMANY, Inc.	Enterprise Search Improvement License Agreement between iMANY, Inc. and Genentech, Inc., dated October 21, 2011.
Revitas, Inc.	Cloud Evaluation Agreement Revitas, Inc. and Genentech, Inc., dated November 19, 2015.
Revitas, Inc.	Custom Maintenance Agreement Revitas, Inc. and Genentech, Inc., dated December 13, 2013
Revitas, Inc. (f/k/a I-Many, Inc.)

Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-Many, Inc.) and GlaxoSmithKline LLC (f/k/a SmithKline Beecham Corporation dba GlaxoSmith Kline), dated June 30, 2002, and subsequent amendments thereto

I-many, Inc.	Services Agreement between I-many, Inc. and Glaxo Wellcome, Inc., dated July 26, 2000, and subsequent SOWs and PCRs thereto.
Edge Dynamics, Inc.	Software License Agreement between Edge Dynamics, Inc. and SmithKline Beecham Corporation dba GlaxoSmithKline, dated April 29, 2003, (related to products of Edge Dynamics, Inc.)
I-many, Inc.	Master License and Maintenance Agreement, dated as of March, 30, 2001 by and between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc.
Revitas, Inc.	Software License and Support Agreement by and among Revitas, Inc., Johnson & Johnson Health Care Systems, Inc. and Janssen Biotech, Inc. (f/k/a Centocor Ortho Biotech Inc.), dated January 24, 2013

SCHEDULE 4.7-6

Grantor[2]	Description of License
I-many, Inc.	Services Agreement between I-many, Inc. and Johnson & Johnson Health Care Systems, Inc., dated April 27, 2000, and subsequent SOWs and PCRs thereto
Revitas, Inc. (as successor in interest to I-many, Inc.)	Software License and Support Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Mylan Laboratories, Inc., dated September 28, 2007, and subsequent amendments thereto.
I-many, Inc.	Master Services Agreement between I-many, Inc. and Mylan, Inc., dated November 10, 2008, and subsequent SOWs and PCRs thereto.
Revitas, Inc. (as successor in interest to I-many, Inc.)	Master License and Maintenance Agreement between Revitas, Inc. (as successor in interest to I-many, Inc.) and Pfizer Inc., dated December 31, 2001, and subsequent amendments thereto
Revitas, Inc.	Master Services Agreement between Revitas, Inc. and Pfizer Inc., dated September 7, 2007, and subsequent SOWs and PCRs thereto
Revitas, Inc.	Data License Agreement between Revitas, Inc. and Pfizer, Inc., dated December 1, 2010, and subsequent amendments thereto.
Revitas, Inc. (f/k/a I-many, Inc.)

CARS®/Integrated (IS) Master License and Maintenance Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi US Services Inc. (f/k/a sanofi-aventis U.S. Inc. f/k/a Aventis, Inc.), dated March 28, 2002, and subsequent amendments thereto.

Revitas, Inc. (f/k/a I-many, Inc.)

Master Professional Services Agreement between Revitas, Inc. (f/k/a I-many, Inc.) and Sanofi U.S. Services Inc. (f/k/a sanofi- aventis U.S. Inc.), dated March 31, 2008, and subsequent SOWs and PCRs thereto.

Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Sanofi US Services Inc., dated December 11, 2015.
Revitas, Inc.	Cloud Evaluation Agreement, dated as of May 21, 2015, by and between Revitas, Inc. and sanofi-aventis U.S. LLC, as amended by subsequent amendments thereto
Revitas, Inc.	Software License and Support Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated September 29, 2014.
Revitas, Inc.	Professional Services Agreement between Revitas, Inc. and Amneal Pharmaceuticals LLC dated October 23, 2014, together with Professional Services Statement of Work dated October 17, 2014.

SCHEDULE 4.7-7

Grantor[2]	Description of License
Model N, Inc.	General Services Agreement between Model N, Inc. and Advanced Micro Devices, Inc. dated May 12, 2009, as amended.
Model N, Inc.	Master Software License and Services Agreement between Model N, Inc. and Amgen Inc. dated April 14, 2015, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Amgen Inc. dated March 1, 2005, as amended.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Astellas US LLC dated August 24, 2006.
Model N, Inc.	Professional Services Agreement between Model N, Inc. and Bristol-Myers Squibb Company dated December 17, 2008, as amended.
Model N, Inc.	Software License Agreement between Model N, Inc. and Edwards Lifesciences LLC dated March 23, 2016.
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and Fresenius Kabi USA, LLC dated December 3, 2008.
Model N, Inc.	Master Agreement between Model N, Inc. and Hospira, Inc. dated September 18, 2009.
Model N, Inc.	Software-as-a-Service Agreement between Model N, Inc. and Integra Lifesciences Corporation dated June 16, 2016.
Model N, Inc.	Cloud Computing Services Agreement between Model N, Inc. and Intel Corporation and its Affiliates dated September 30, 2014.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ipsen Biopharmaceuticals, Inc. dated December 17, 2015.
Model N, Inc.	Master Services Agreement between Model N, Inc. and Johnson & Johnson Services, Inc. dated June 27, 2011, as amended.
Model N, Inc.	Subscription Service Terms and Conditions between Model N, Inc. and Lupin Pharmaceuticals, Inc. dated September 30, 2011.
Model N, Inc.	Master Agreement between Model N, Inc. and Merck & Co., Inc. dated February 24, 2010, as amended.
Model N, Inc.	Master Service Agreement between Model N, Inc. and Novo Nordisk Inc. dated December 27, 2011.

SCHEDULE 4.7-8

Grantor[2]	Description of License
Model N, Inc.	Software License, Maintenance, and Services Agreement between Model N, Inc. and NXP Semiconductors Netherlands B.V. dated September 7, 2010.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Ortho-Clinical Diagnostics, Inc. dated May 26, 2015.
Model N, Inc.	Software as a Service Agreement between Model N, Inc. and Philips Electronics Nederland B.V. dated December 18, 2015, as amended.
Model N, Inc.	Subscription Service Agreement between Model N, Inc. and Glenmark Pharmaceuticals Inc., USA dated June 29, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. (as successor in interest to InfoNow Corporation) and Tyco Electronics Corporation dated September 29, 2010.
Revitas, Inc.	Master Software Development Agreement between Revitas, Inc. and EPAM Systems, Inc. dated September 28, 2004.
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Cognizant Technology Solutions U.S. Corporation dated November 29, 2012, as amended.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Configit A/S dated May 8, 2015.
Model N, Inc.	Software OEM Agreement between Model N, Inc. and Documill OY dated June 9, 2015, as amended.
Model N, Inc.	Master Services Agreement between Model N, Inc. and HCL America, Inc. dated April 23, 2006, as amended.
Model N, Inc.	Subcontractor Services Agreement between Model N, Inc. and Highpoint Solutions, LLC dated April 2, 2010, as amended.
Model N, Inc.	Technology Services Partner Agreement between Model N, Inc. and Highpoint Solutions, LLC dated December 18, 2012.
Model N, Inc.	Independent Contractor Agreement between Model N, Inc. and Highpoint Solutions, LLC dated May 20, 2010.
Model N, Inc.	General Terms between Model N, Inc. and Oracle America, Inc. dated May 30, 2014, as amended, and related Ordering Document dated May 31, 2015, as amended..
Model N, Inc.	Consulting Services Agreement between Model N, Inc. and Provectus IT Inc. dated December 2, 2015, as amended.
Model N, Inc.	OEM Agreement between Model N, Inc. and QlikTech Inc. dated December 31, 2011, as amended.

SCHEDULE 4.7-9

Grantor[2]	Description of License
Model N, Inc.	Platform Solution Reseller Agreement between Model N, Inc. and Salesforce.com, inc. dated February 28, 2014, as amended.
I-Many, Inc.

IBM Application Specific License Agreement (ASL) (Base Agreement), dated June 5, 2010, by and between I-Many, Inc. and International Business Machines Corp. (IBM), together with all ASL Purchase Commitment Transaction Documents and amendments thereto.

Revitas, Inc.	Partner Network Agreement, dated July 17, 2009, by and between Oracle and Revitas, Inc., together with all partner network policies/general terms and ordering documents.
Revitas, Inc.	Order Form dated April 8, 2014, between Revitas Inc. and Red Hat Inc., and related License Agreement available at: www.redhat.com/licenses/us.html.
(E)	Intellectual Property Exceptions

None.

SCHEDULE 4.7-10

SCHEDULE 4.8

TO PLEDGE AND SECURITY AGREEMENT

COMMERCIAL  TORT CLAIMS

None.

SCHEDULE 4.8-1

EXHIBIT A TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of January 5, 2017 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among the Grantors named therein, and TC LENDING, LLC, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby agrees that by execution of this Pledge Supplement, such Grantor is a party to the Security Agreement as a Grantor. Grantor hereby further agrees that it (a) shall comply with, and be subject to, and have the benefit of, all of the terms, covenants, conditions, agreements and obligations set forth in the Security Agreement and (b) hereby makes each representation and warranty set forth in the Security Agreement (subject to the information set forth on the Supplement to Schedules attached hereto).

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “New Collateral”). Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

Grantor hereby agrees that each reference to a “Grantor” or the “Grantors” in the Security Agreement and the other Loan Documents shall include such Grantor and that each reference to “Collateral” as used in the Loan Documents shall include all New Collateral and “Security Agreement” or “Agreement” as used therein (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and any reference to the Security Agreement in any other Loan Document shall mean the Security Agreement as supplemented hereby.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive

Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)Other Names (including any Trade-Name or Fictitious Business Name) under which each

Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name
(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change Description of Change
(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement
(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.2

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.5

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Material Contract

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)	Copyrights
(B)	Patents
(C)	Trademarks
(D)	Licenses
(E)	Intellectual Property Exceptions

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.8

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-8

EXHIBIT B TO PLEDGE AND SECURITY AGREEMENT

FORM OF GRANT OF A SECURITY INTEREST --TRADEMARKS

[ ˜ ], 20[   ]

WHEREAS, [ ˜ ], a [ ˜ ] (the “Grantor”), has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”);

WHEREAS, the Grantor [and [ ˜ ]] has entered into a Pledge and Security Agreement, dated as of January 5, 2017 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of TC LENDING, LLC, as the Collateral Agent for itself  and  certain  lenders  (in  such  capacity,  together  with  its  successors  and  assigns,  if  any,  the “Grantee”); and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Security Agreement), a continuing security interest in all right, title and interest of the Grantor in, to and under the Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the date first written above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT B

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

Exhibit B-A-1

EXHIBIT C TO PLEDGE AND SECURITY AGREEMENT

FORM OF GRANT OF A SECURITY INTEREST -- COPYRIGHTS

[ ˜ ], 20[   ]

WHEREAS, [ ˜ ],  a  [ ˜ ]  (the  “Grantor”), holds all  right, title  and  interest in  the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, the Grantor [and[ ˜ ]] has entered into a Pledge and Security Agreement, dated as of January 5, 2017 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of TC LENDING, LLC, as the Collateral Agent for itself  and  certain  lenders  (in  such  capacity,  together  with  its  successors  and  assigns,  if  any,  the “Grantee”); and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Security Agreement), a continuing security interest in all right, title and interest of the Grantor in, to and under the Copyrights and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the date first written above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT C

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Copyright Registrations and Applications]

Exhibit C-A-1

EXHIBIT D TO PLEDGE AND SECURITY AGREEMENT

FORM OF GRANT OF A SECURITY INTEREST -- PATENTS

[ ˜ ], 20[   ]

WHEREAS, [ ˜ ], a [ ˜ ] (the “Grantor”), holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”);

WHEREAS, the Grantor [and [ ˜ ]] has entered into a Pledge and Security Agreement, dated as of January 5, 2017 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of TC LENDING, LLC, as the Collateral Agent for itself  and  certain  lenders  (in  such  capacity,  together  with  its  successors  and  assigns,  if  any,  the “Grantee”); and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Security Agreement), a continuing security interest in all right, title and interest of the Grantor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the date first written above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT D

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Patents and Patent Applications]

Exhibit D-A-1